Exhibit 4.20

Master Definitions and Framework Deed

THIS DEED was made on 27 September 2000 and amended and restated on 28 September 2001 and on 18 July 2002

Between:

(1)                                 BUHRMANN N.V., a company incorporated in The Netherlands (registered number 33250021) whose registered office is at Hoogoorddreef 62, 1101 BE Amsterdam Zuidoost, The Netherlands (the Parent);

(2)                                 BUHRMANN US INC., a company incorporated in Delaware (registered number 99 94 582) whose registered office is at Corporation Trust Centre, 1209 Orange Street, Wilmington, County of New Castle, Delaware, United States (Buhrmann US);

(3)                                 BUHRMANN STAFDIENSTEN B.V., a limited liability company incorporated in The Netherlands (registered number BV243180) whose registered office is at Hoogoorddreef 62, 1101BE Amsterdam Zuidoost, The Netherlands (the Master Servicer);

(4)                                 SILVER SECURITISATION B.V., a limited liability company incorporated in The Netherlands (registered number 34176237) whose registered office is at Herengracht 450, 1017 CA Amsterdam, The Netherlands (the European Master Purchaser);

(5)                                 BUHRMANN SILVER US LLC, a limited liability company formed under the law of the State of Delaware having its registered office at Corporate Trust Center, 1209 Orange Street, Wilmington Delaware and having its principal place of business at 1 Environmental Way, Broomfield, Colorado 80021-3416 (the US Master Purchaser and, together with the European Master Purchaser, the Master Purchasers);

(6)                                 BUHRMANN SILVER S.A., a limited liability company incorporated in Luxembourg (registered number 75881) whose registered office is at 400 Route d’Esch, L-1471 Luxembourg (the European Receivables Warehouse Company);

(7)                                 BUHRMANN EUROPCENTER N.V., a limited liability company incorporated in Belgium (registered number 84665) whose registered office is at Bodemmstratt 11, bus 1, B-3830 Wellen, Belgium (Europcenter);

(8)                                 BUHRMANN FINED B.V., a limited liability company incorporated in The Netherlands (registered number 33149244) whose registered office is at Hoogoorddreef 62, 1101 BE Amsterdam, The Netherlands (the Initial Subordinated Buhrmann European Note Purchaser  which expression shall include any person that accedes to the terms of the European Master Purchaser Funding Deed thereunder and together with any other person that accedes to the terms of the European Master Purchaser Funding Deed, the Subordinated Buhrmann European Note Purchasers and each a Subordinated Buhrmann European Note Purchaser) and as Jersey Company Subordinated Note Purchaser under the Jersey Company Subordinated Note Purchase Facility (the Jersey Company Subordinated Note Purchaser);

(9)                                 BÜHRMANN-UBBENS B.V., a limited liability company incorporated in The Netherlands (registered number 08000089) whose registered office is at Pollaan 1, 7202 BV Zutphen and PROOST EN BRANDT B.V., a limited liability company incorporated in The Netherlands (registered number 33002333) whose registered office is at Stammerkamp 1, 1112 VE Diemen, The Netherlands, each as an Originator under the Dutch Master Receivables Purchase Agreement (in such capacity, each an Initial Dutch Originator) and as a Sub-Servicer under the Dutch Servicing Agreement (in such capacity, each an Initial Dutch Sub-Servicer);

(10)                          ROBERT HORNE GROUP PLC (formerly known as Robert Horne Paper Company Limited), a public limited liability company incorporated in England and Wales (registered number 00584756) whose registered office is at Huntsman House, Mansion Close, Moulton Park, Northampton NN3 6LA; THE HOWARD SMITH PAPER GROUP LIMITED, a limited liability company incorporated in England and Wales (registered number 01138498) whose registered office is at Sovereign House, Rhosili Road, Brackmills, Northampton NN4 0JE; and THE M6 PAPER GROUP LIMITED, a limited liability company incorporated in England and Wales (registered number 02755905) whose registered office is at Motorway House, Charter Way, Hurdsfield, Macclesfield, Cheshire SK10 2NY, each as an Originator under any English Receivable Sale Contract (in such capacity, each an Initial English Originator) and as a Sub-Servicer under the English Servicing Agreement (in such capacity, each an Initial English Sub-Servicer);

(11)                          CORPORATE EXPRESS OFFICE PRODUCTS, INC., a Delaware corporation having its principal place of business at 1 Environmental Way, Broomfield, Colorado 80021-3416 (Corporate Express), as an Originator under the US Contribution Agreement (in such capacity, an Initial US Originator) and as a Sub-Servicer under the Servicing Agreement (in such capacity, an Initial US Sub-Servicer);

(12)                          CORPORATE EXPRESS OF TEXAS, INC., a Delaware corporation having its principal place of business at 1 Environmental Way, Broomfield, Colorado 80021-3416 (Corporate Express Texas), as an Originator under the US Contribution Agreement (in such capacity an Initial US Originator, and together with the other Initial US Originator, the Initial US Originators, and the Initial US Originators together with the Initial Dutch Originators and the Initial English Originators, the Initial Originators) and as a Sub-Servicer under the Servicing Agreement (in such capacity, an Initial US Sub-Servicer, and together with the other Initial US Sub-Servicer, the Initial US Sub-Servicers, and the Initial US Sub-Servicers together with the Initial Dutch Sub-Servicers and the Initial English Sub-Servicers, the Initial Sub-Servicers)

(13)                          DEUTSCHE TRUSTEE COMPANY LIMITED (formerly known as Bankers Trustee Company Limited), a limited liability company incorporated in England and Wales (registered number 00338230) whose registered office is at Winchester House, 1 Great Winchester Street, London EC2N 2DB (as the Security Agent, which expression shall include such person and all other person or persons for the time being acting as the security agent or agents pursuant to the Master Purchaser Security Documents; as the MTN Trustee under the MTN Trust Deed, which expression shall include such person and all other person or persons for the time being acting as the trustee pursuant to the MTN Trust Deed; and as the MTN Security Trustee under the MTN Issuer Deed of Charge, which expression shall include such person and all other person or persons for the time being acting as the security trustee pursuant to the MTN Issuer Deed of Charge);

(14)                          DEUTSCHE BANK AKTIENGESELLSCHAFT, acting through its office at Große Gallusstraße 10-14, D-60272 Frankfurt am Main, Germany in its capacity as agent for the Jersey Company Liquidity Banks under the Jersey Company Liquidity Facility Agreement referred to below (the Jersey Company Liquidity Agent, which expression shall include its successors and persons deriving title under the Jersey Company Liquidity Facility Agreement as Jersey Company Liquidity Agent thereunder); as Jersey Company Overdraft Bank under the Jersey Company Overdraft Facility Agreement referred to below (the Jersey Company Overdraft Bank which expression shall include its successors and persons deriving title under it as Jersey Company Overdraft Bank thereunder); as Jersey Company L/C Bank under the Jersey Company Standby Letter of Credit Agreement referred to below (the Jersey Company L/C Bank which expression shall include its successors and persons deriving title under it as Jersey Company L/C Bank thereunder); as Jersey Company Cash Administrator under the Jersey Company Cash Administration Agreement referred to below (the Jersey Company Cash Administrator which expression shall include any person appointed as Jersey Company Cash Administrator thereunder); and, acting through its office at Taunusanlage 12, 60325

Frankfurt in its capacity as Jersey Company Account Bank under the Jersey Company Cash Administration Agreement referred to below (the Jersey Company Account Bank which expression shall include any person appointed as Jersey Company Account Bank thereunder);

(15)                          DEUTSCHE BANK AG, Amsterdam Branch, acting through its office at Herengracht 450, 1017 CA Amsterdam as European Master Purchaser Account Bank under the Cash Management Agreement referred to below (the European Master Purchaser Account Bank which expression shall include any person appointed as European Master Purchaser Account Bank thereunder) as European Receivables Warehouse Company Account Bank under the Cash Management Agreement (the European Receivables Warehouse Company Account Bank which expression shall include any person appointed as European Receivables Warehouse Company Account Bank thereunder), as MTN Issuer Account Bank under the Cash Management Agreement (the MTN Issuer Account Bank which expression shall include any person appointed as MTN Issuer Account Bank thereunder) and as MTN Issuer Liquidity Facility Provider under the MTN Issuer Liquidity Facility Agreement (the MTN Issuer Liquidity Facility Provider);

(16)                          DEUTSCHE BANK AG LONDON, acting through its office at Winchester House, 1 Great Winchester Street, London EC2N 2DB as Cash Manager under the Cash Management Agreement referred to below (the Cash Manager which expression shall include any person appointed as Cash Manager thereunder), as MTN Agent under the MTN Agency Agreement referred to below (the MTN Agent which expression shall include any person appointed as MTN Agent thereunder) and as MTN Dealer (the MTN Dealer) and MTN Arranger under the MTN Programme Agreement;

(17)                          DEUTSCHE BANK LUXEMBOURG S.A., acting through its office at 2 Boulevard Konrad Adenauer, L-115 Luxembourg as Luxembourg MTN Paying Agent under the MTN Agency Agreement (the Luxembourg MTN Paying Agent which expression shall include any person appointed as Luxembourg MTN Paying Agent thereunder);

(18)                          DEUTSCHE BANK AG, New York, acting through its office at 31 West 52nd Street, New York, New York 10019 as US Master Purchaser Account Bank under the Cash Management Agreement referred to below (the US Master Purchaser Account Bank which expression shall include any person appointed as US Master Purchaser Account Bank thereunder);

(19)                          RHEINGOLD NO. 11 LIMITED, a limited liability company incorporated in Jersey having its registered office at Whiteley Chambers, Don Street, St. Helier, Jersey, JE4 9WG, Channel Islands (as the Jersey Company and as the Initial Buhrmann Note Purchaser);

(20)                          SILVER FUNDING LIMITED, a public company incorporated with limited liability in Jersey (registered number 78721) having its registered office at Whiteley Chambers, Don Street, St. Helier, Jersey, JE4 9WG, Channel Islands (the MTN Issuer);

(21)                          RHEINGOLD SECURITISATION LIMITED, a limited liability company incorporated in Jersey having its registered office at Whiteley Chambers, Don Street, St. Helier, Jersey, JE4 9WG, Channel Islands (the CP Issuer);

(22)                          DEUTSCHE INTERNATIONAL CORPORATE SERVICES LIMITED, a limited liability company incorporated in Jersey having its registered office at St. Paul’s Gate, New Street, St. Helier, Jersey, Channel Islands (as the Jersey Company Security Trustee and the MTN Issuer Corporate Administrator); and

(23)                          PRICEWATERHOUSECOOPERS a United Kingdom partnership whose principal place of business is 1 Embankment Place, London WC2N 6RH England (the Liquidation Servicer).

Whereas:

(A)                              The Originators wish to sell from time to time and the European Receivables Warehouse Company and the US Master Purchaser wish to purchase from time to time Receivables, together with the benefit of the Ancillary Rights relating thereto, on the terms and subject to the conditions set out in the relevant European Master Receivables Purchase Agreements or the US Contribution Agreement, as the case may be.

(B)                                The European Receivables Warehouse Company wishes to on-sell from time to time and the European Master Purchaser wishes to purchase from time to time the Receivables, together with the benefit of the Ancillary Rights relating thereto, purchased by the European Receivables Warehouse Company from the Originators, on terms subject to the conditions set out in the relevant Onward European Master Receivables Purchase Agreements.

(C)                                In connection therewith each of the parties hereto will enter into the Transaction Documents (as amended and restated as of the date hereof, as the case may be) to which it is a party and each of the parties wishes to record its agreement regarding the incorporation of the definitions, and interpretation of certain words and expressions, contained in Clause 2 into the relevant Transaction Documents (as amended and restated as of the date hereof, as the case may be) to be entered into amongst themselves on or about the date of this Deed.

(D)                               Each of the parties hereto wishes to record its agreement regarding the incorporation of the provisions set out in Clauses 3 to 17 and the definitions set out in Clause 2 into the Transaction Documents (as amended and restated as of the date hereof, as the case may be) and which are to be executed among themselves on or about the same date of this Deed.

(E)                                 Each of the parties hereto wishes to record its agreement to the accession to this Deed from time to time of further Buhrmann Group companies as Originators and Sub-Servicers and to the making of certain amendments to the definitions contained within Clause 2 of this Deed to give effect to the same upon and subject to the terms of this Deed and the other Transaction Documents.

Interpretation

1.1                                 Capitalised terms in this Deed (including the Recitals) shall, except where the context otherwise requires and save where otherwise defined herein, bear the meanings ascribed to them in Clause 2.1 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) and this Deed (including the Recitals) shall be construed in accordance with the principles of construction set out in Clauses 2.2 to 2.7.

1.2                                 Where any party hereto from time to time acts in more than one capacity hereunder, the provisions of this Deed shall apply to such party as though it were a separate party in each such capacity except insofar as they may require such party in one capacity hereunder to give any notice or information to itself in another capacity.

Definitions

2.1                                 In any agreement, instrument or deed expressly and specifically incorporating by reference this Master Definitions and Framework Deed the following expressions shall, except where the context otherwise requires and save where otherwise defined therein, have the following meanings:

AA Required Reserve Amount means, on any Business Day and in respect of an Agreed Currency:

(A x B) + C + D +E

where,

A                                      is the AA Reserve Percentage in respect of such Agreed Currency as at the immediately preceding Calculation Date;

B                                        is (i) (in the case of Securitised European Receivables) the aggregate of the Face Amounts of Securitised Receivables (including any Receivables which are to be purchased by the European Master Purchaser on such Business Day) denominated in that Agreed Currency on each Business Day less any Defaulted Receivables and Written-off Receivables denominated in that Agreed Currency less                           in that Agreed Currency, the sum of (a) Dilutions; (b) items C and E set out below; (c) Excess Concentrations; and (d) Unallocated Cash Proceeds and (ii) (in the case of Securitised US Receivables) the US Net Pool Balance;

C                                        is in the case of each Agreed Currency (other than US Dollars) the sum of (i) the Rebate Dilutions in respect of such Agreed Currency on that Business Day and (ii) the product of (a) the highest of the Rebate Dilution Monthly Accruals in respect of such Agreed Currency as at the twelve previous Calculation Dates and (b) 110  per cent.;

D                                       is, in the case of US Dollar the sum of (i) the Rebate Dilutions on that Business Day and (ii) the product of (a) the product of the highest of the Average Rebate Dilution Monthly Accruals as at the twelve previous Calculation Dates and 110 per cent; and (b) the Loss Horizon; and

E                                         is, in the case of each Agreed Currency the product of (a) the highest of the Discount Dilution Monthly Accruals in respect of such Agreed Currency as at the twelve previous Calculation Dates and (b) 110 per cent.;

AA Reserve Percentage means, on any Business Day and in respect of an Agreed Currency:

(i)                                     if A is greater than or equal to either B or C, then A; or

(ii)                                  if A is less than either B or C, then the greater of B or C,

where:

A                                      is the Reserve Floor Percentage on that Business Day in the relevant Agreed Currency;

B                                        is the Reserve Floor in respect of the such Agreed Currency as at the immediately preceding Calculation Date; and

C                                        is the sum of the Default Reserve Percentage and the Dilution Reserve Percentage in respect of such Agreed Currency as at the immediately preceding Calculation Date save that in component ‘D’ of the definition of Default Reserve Percentage, for these purposes, the relevant multiplier shall be 2.25 and in component ‘B’ of the definition of Dilution Reserve Percentage, for these purposes, the relevant multiplier shall be 2.25;

ABN AMRO Dutch Collection Accounts means the accounts in the name of Bührmann-Ubbens B.V. (account no. 48-63-85-221, 50-05-22-111 and 58-81-42-573) with ABN AMRO Bank N.V.;

ABN AMRO Dutch Collection Account Agreement means the collection account agreement dated the European Closing Date, as amended and restated on 26 November 2001 and on or before the MTN Closing Date, between Bührmann-Ubbens B.V., the Master Servicer, the European Receivables Warehouse Company, the Security Agent and ABN AMRO Bank N.V.;

ABN AMRO Dutch Collection Claims Pledge Agreement means the collection claims pledge agreement dated the European Closing Date, as amended and restated on 26 November 2001 and on or before the MTN Closing Date, between the European Receivables Warehouse Company, the Security Agent and ABN AMRO Bank N.V.;

Accreted Value means, in respect of the Buhrmann US Notes on any date, the sum of (A) the aggregate Subscription Prices of all Buhrmann US Notes outstanding on such date plus (B) the Buhrmann US Note Discount accreted thereon at the US Funding Rate;

Accumulation Period means with respect to any Series of MTNs the period commencing 45 days (in the case of euro), 75 days (in the case of Sterling) and 30 days (in the case of US Dollars) prior to the Interest Payment Date specified in the applicable Supplement as the MTN Expected Maturity Date and ending on the earlier to occur of (a) the date on which 100 per cent. of the aggregate nominal amount of the MTNs of such Series has been reserved, (b) an Early European Amortisation Event with respect to such Agreed Currency (in the case of MTNs denominated in euros or Sterling) or an Early US Amortisation Event (in the case of MTNs denominated in US Dollars), (c) a Buhrmann Termination Event and (d) the MTN Maturity Date for such Series specified in the applicable Supplement; provided that (i) the Master Servicer on behalf of the relevant Master Purchaser shall have absolute discretion to commence any Accumulation Period on an earlier date and (ii) the Master Servicer on behalf of the relevant Master Purchaser shall be permitted to delay the commencement of any Accumulation Period, subject to the consent of the MTN Trustee and satisfaction of the Rating Condition;

Action means any judicial or administrative proceeding, or threatened proceeding, including any government investigation, whether civil, criminal or otherwise;

Additional Dutch Originator means any company within the Buhrmann Group incorporated in The Netherlands which, with the consent of the European Master Purchaser, the Buhrmann European Note Purchasers and the Security Agent, and upon satisfaction of the Rating Condition, accedes to the Transaction Documents to which the Initial Dutch Originators are a party pursuant to Clause 4 of this Deed;

Additional English Originator means any company within the Buhrmann Group incorporated in England and Wales which, with the consent of the European Master Purchaser, the Buhrmann European Note Purchasers and the Security Agent, and upon satisfaction of the Rating Condition, accedes to the Transaction Documents to which the Initial English Originators are a party pursuant to Clause 4 of this Deed;

Additional Jurisdiction Originator means any company within the Buhrmann Group incorporated in an Eligible Originator Country (other than The Netherlands, England or the United States) which, with the consent of the Master Purchasers, the Buhrmann Note Purchasers and the Security Agent, and upon satisfaction of the Rating Condition, accedes to the Transaction Documents pursuant to Clause 4 of this Deed following the entry into by it of a Further European Master Receivables Purchase Agreement or US Contribution Agreement in respect of receivables originated in the jurisdiction in which it is incorporated;

Additional Member means any Person who becomes a Member under the LLC Agreement pursuant to Section 9.7 of that agreement;

Additional Originator means any Additional Dutch Originator and/or any Additional English Originator and/or any Additional US Originator and/or any Additional Jurisdiction Originator, in each case as the context requires;

Additional Payment means any additional amount (i) paid by an Originator to the European Receivables Warehouse Company  or the US Master Purchaser in accordance with Clause 4.4 of the English Originator Warranty and Indemnity Deed, Clause 7.4 of the Dutch Master Receivables Purchase Agreement or Clause 7.5 of the US Contribution Agreement or (ii) paid by the European Receivables Warehouse Company to the European Master Purchaser in accordance with Clause 4.4 of the European Receivables Warehouse Company English Warranty and Indemnity Deed or Clause 7.4 of the Onward Dutch Master Receivables Purchase Agreement;

Additional Sub-Servicer means any company within the Buhrmann Group incorporated in an Eligible Originator Country which accedes to the Transaction Documents to which the Initial Sub-Servicers are a party;

Additional US Originator means any company within the Buhrmann Group incorporated in the United States which, with the consent of the US Master Purchaser, the Buhrmann US Note Purchasers and the Security Agent, and upon satisfaction of the Rating Condition, accedes to the Transaction Documents to which the Initial US Originators are a party pursuant to Clause 4 of this Deed;

Affiliate means, with reference to the US Master Purchaser: (a) any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the US Master Purchaser or (b) any Person (i) that is a Manager, Member, officer or trustee of, or serves in a similar capacity with respect to the US Master Purchaser, or (ii) for or of which the US Master Purchaser is a shareholder or other owner of equity, director, officer, employee, agent, attorney or trustee, or serves in a similar capacity. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; and “controlled” has a correlative meaning.

Aggregate Available US Collection Account L/C Amount means on any Business Day the aggregate undrawn face amount of all Eligible US Collection Account Letters of Credit;

Aggregate Nominal Amount with respect to each Series of MTNs has the meaning specified in the applicable Supplement;

Agreed Currencies means euro, sterling, US dollars and/or such other currencies as may be agreed from time to time between the Master Purchasers, the Buhrmann Note Purchasers, the Security Agent and the Rating Agencies, and Agreed Currency shall mean any one of them;

Ancillary Rights means, in respect of each Receivable, all right, benefit and interest of the relevant Originators in and to any insurance policy and proceeds therefrom and/or any trade indemnity protection scheme and any covenant for payment in relation thereto;

Assigned Accounts means, in connection with the US Lock Box and Assigned Account Agreement, the deposit accounts at Harris No.232-776-5, No.232-808-6 and No.209-708-7, each in the name of the US Master Purchaser;

Available Euro Securitisation CP Funded Facility Amount means, on any Business Day during the European Securitisation CP Availability Period, the difference between the Euro Securitisation CP Funded Facility Amount and the aggregate of the Face Values of all euro denominated Buhrmann European Notes then outstanding held by or on behalf of the Initial Buhrmann Note Purchaser (adjusted, in the case of any proposed issue of euro denominated Buhrmann European Notes to the Initial Buhrmann Note Purchaser, to take account of any euro denominated Buhrmann European Notes due to be issued to the Initial Buhrmann Note Purchaser or held by or on behalf of the Initial Buhrmann Note Purchaser due to be redeemed on that Business Day);

Available L/C Portion has the meaning specified in the Jersey Company Standby Letter of Credit Agreement;

Available Securitisation CP Funded Facility Amount means the aggregate of the Available Euro Securitisation CP Funded Facility Amount, the Available Sterling Securitisation CP Funded Facility Amount and the Available US Dollar Securitisation CP Funded Facility Amount;

Available Sterling Securitisation CP Funded Facility Amount means, on any Business Day during the European Securitisation CP Availability Period, the difference between the Sterling Securitisation CP Funded Facility Amount and the aggregate of the Face Values of all sterling denominated Buhrmann European Notes then outstanding held by or on behalf of the Initial Buhrmann Note Purchaser

(adjusted, in the case of any proposed issue of sterling denominated Buhrmann European Notes to the Initial Buhrmann Note Purchaser, to take account of any sterling denominated Buhrmann European Notes due to be issued to the Initial Buhrmann Note Purchaser or held by or on behalf of the Initial Buhrmann Note Purchaser due to be redeemed on that Business Day);

Available US Dollar Securitisation CP Funded Facility Amount means on any Business Day during the US Securitisation CP Availability Period, the difference between the US Dollar Securitisation CP Funded Facility Amount and the aggregate of the Face Values of all US dollar denominated Buhrmann US Notes then outstanding held by or on behalf of the Initial Buhrmann Note Purchaser (adjusted, in the case of any proposed issue of US dollar denominated Buhrmann US Notes to the Initial Buhrmann Note Purchaser, to take account of any US dollar denominated Buhrmann US Notes due to be issued to the Initial Buhrmann Note Purchaser or held by or on behalf of the Initial Buhrmann Note Purchaser due to be redeemed on that Business Day);

Average Collection Period means, on any Calculation Date and in respect of an Agreed Currency, a period of days equal to:

(A)                              the greater of (i) one and (ii) the fraction, the numerator of which is the aggregate of the Face Amounts of all Securitised Receivables denominated in that Agreed Currency as at that Calculation Date and the denominator of which is the total amount received by the relevant Master Purchaser in that Agreed Currency in respect of Securitised Receivables during the 30 days preceding ending on such Calculation Date; multiplied by

(B)

where:

A                                      is 2; and

B                                         is 365 (with respect to Securitised English Receivables) or 360 (with respect to Securitised Dutch Receivables and Securitised US Receivables);

Average Credit Terms means on any Calculation Date and in respect of an Agreed Currency, the arithmetical average number of days (rounded to the nearest whole day) between the date on which Securitised Receivables denominated in that same Agreed Currency are invoiced and their Due Dates;

Average Default Ratio means, on any Calculation Date and in respect of an Agreed Currency, the fraction expressed as a percentage obtained by dividing (A) the aggregate of the Default Ratios in respect of such Agreed Currency on that Calculation Date and the preceding two Calculation Dates by (B) three;

Average Dilution Ratio means, on any Calculation Date and in respect of an Agreed Currency, the fraction expressed as a percentage obtained by dividing (A) the aggregate Dilution Ratios in respect of such Agreed Currency on that Calculation Date and the preceding two Calculation Dates by (B) three;

Average Dutch Days Sales Outstanding means the average of the Days Sales Outstanding in respect of euro on the most recent Calculation Date (or on such Business Day if such Business Day is a Calculation Date) and the preceding two Calculation Dates;

Average English Days Sales Outstanding means the average of the Days Sales Outstanding in respect of Sterling on the most recent Calculation Date (or on such Business Day if such Business Day is a Calculation Date) and the preceding two Calculation Dates;

Average Payment Period means the number of days which the Master Servicer (acting as a prudent servicer) may from time to time determine (and notify to the relevant Master Purchaser) as a reasonable estimate of the average number of days between the date on which a Receivable is invoiced and the date on which it is collected;

Average Rebate Dilution Monthly Accruals means, the average of the Rebate Dilutions Monthly Accruals on the most recent Calculation Date (or on such Business Day if such Business Day is a Calculation Date) and the preceding five Calculation Dates;

Average US Days Sales Outstanding means the average of the Days Sales Outstanding in respect of US Dollars on the most recent Calculation Date (or on such Business Day if such Business Day is a Calculation Date) and the preceding two Calculation Dates;

BACs Collection Accounts means the accounts in which payments are effected by way of direct debit as collected by each English Originator specified for that purpose in accordance with the English Collection Account Deed;

Bankruptcy means, for the purposes of the LLC Agreement and with respect to any Person, if such Person:

(a)                                   makes an assignment for the benefit of creditors,

(b)                                  files a voluntary petition in bankruptcy,

(c)                                   is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings,

(d)                                  files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation,

(e)                                   files an answer or other pleading admitting to or failing to contest the material allegations of a petition filed against it in any proceeding of this nature,

(f)                                     seeks, contests to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or

(g)                                  if 120 days after the commencement of any proceeding against the Person seeking reorganisation, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or all of any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Delaware Limited Liability Company Act, 6 Del. C.;

Beneficiaries means:

(a)                                  for the purposes of the Jersey Company Operating Account Security Assignment Agreement each of:

(i)                       the Jersey Company L/C Bank under the Jersey Company Standby Letter of Credit Agreement;

(ii)                    the Jersey Company Liquidity Agent and the Jersey Company Liquidity Banks under the Jersey Company Liquidity Facility Agreement;

(iii)                 the Jersey Company Overdraft Bank under the Jersey Company Overdraft Facility Agreement;

(iv)                the Counterparties under the Jersey Company Foreign Exchange Agreement and the Jersey Company Hedging Transactions;

(v)                   the Jersey Company Cash Administrator and the Jersey Company Account Bank under the Jersey Company Cash Administration Agreement;

(vi)                the CP Issuer under the CP Commissioning Agreement;

(vii)             Standard & Poor’s;

(viii)          Moody’s;

(ix)                  the Jersey Company’s auditors;

(x)                     the CP Issuer Corporate Administrator; and

(b)                                 for the purposes of the CP Issuer Transaction Account Security Assignment Agreement each of:

(i)                       the holders of the CP Notes; and

(ii)                    the CP Issuing Agent;

Buhrmann European Note means any note issued or to be issued by the European Master Purchaser pursuant to the European Master Purchaser Funding Deed, and Buhrmann European Notes shall be construed accordingly;

Buhrmann European Note Certificate means in respect of any Buhrmann European Note, a certificate in the form set out in Schedule 2 to the European Master Purchaser Funding Deed issued by the European Master Purchaser to the person registered as Buhrmann European Noteholder in the Register;

Buhrmann European Note Conditions means the terms and conditions of the Buhrmann European Notes, in the form set out in Schedule 3 to the European Master Purchaser Funding Deed and a reference to a particular numbered Buhrmann European Note Condition shall be construed accordingly;

Buhrmann European Note Discount means, in relation to each Buhrmann European Note, the amount which is equal to the difference between the Face Value of such Buhrmann European Note and its Subscription Price as specified in the relevant Buhrmann European Note Issue Notice relating to that Buhrmann European Note;

Buhrmann European Note Discount Rate means, in respect of a Buhrmann European Note, the percentage obtained by dividing (A) the Discounted Value of such Buhrmann European Note by (B) the Face Value of such Buhrmann European Note, expressing the resultant fraction as a percentage, and subtracting such percentage from 100;

Buhrmann European Note Issue Date means the date of issue of a Buhrmann European Note;

Buhrmann European Note Issue Notice means a notice, substantially in the form set out in Schedule 1 to the European Master Purchaser Funding Deed, issued by the European Master Purchaser in respect of the proposed issue of a Buhrmann European Note;

Buhrmann European Note Purchaser means (a) as at the MTN Closing Date, Initial Buhrmann Note Purchaser and the MTN Issuer, and (b) thereafter, any other person that accedes to the terms of the European Master Purchaser Funding Deed and, inter alia, to the European Master Purchaser Security

Documents as a provider of finance to the European Master Purchaser (with the prior written consent of the Security Agent and the Buhrmann European Note Purchasers) and which purchases from time to time Buhrmann European Notes from the European Master Purchaser;

Buhrmann European Noteholder means, in respect of any Buhrmann European Note at any time, any Buhrmann European Note Purchaser or any other person whose name is entered in the Register as the holder of such Buhrmann European Note;

Buhrmann Financial Performance Cross Default means the occurrence of any event of default in respect of a financial performance covenant in any document entered into by any of the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer relating to indebtedness for borrowed money having a maximum aggregate principal amount of borrowed money or facility limit (or the equivalent) of US$100 million or its equivalent in other currencies or more;

Buhrmann Group means the Parent and any of its consolidated subsidiaries;

Buhrmann Interest Rate means the rate of interest determined from time to time by the Cash Manager and the Master Servicer;

Buhrmann Note means the Buhrmann European Notes and the Buhrmann US Notes, and Buhrmann Notes shall be construed accordingly;

Buhrmann Note Discount means the Buhrmann European Note Discount and/or the Buhrmann US Note Discount, as the context requires;

Buhrmann Note Issue Notice means a Buhrmann European Note Issue Notice or a Buhrmann US Note Issue Notice, as the context requires;

Buhrmann Note Purchaser means the Buhrmann European Note Purchaser and/or, as the context requires, the Buhrmann US Note Purchaser, and the Buhrmann Note Purchasers shall be construed accordingly;

Buhrmann Operating Procedures means the standard operating, underwriting, credit and collection criteria, procedures and policies employed by the Originators at the date hereof and such other procedures as would be carried out by a reasonably prudent Originator carrying on the same business as the Originator;

Buhrmann Termination Event means the occurrence of any of the events set out in Schedule 1;

Buhrmann US means Buhrmann US Inc.;

Buhrmann US Note means any note issued or to be issued by the US Master Purchaser pursuant to the US Master Purchaser Funding Agreement and Buhrmann US Notes shall be construed accordingly;

Buhrmann US Note Certificate means in respect of a Buhrmann US Note, a certificate in the form set out in Schedule 2 to the US Master Purchaser Funding Agreement issued by the US Master Purchaser to the person registered as Buhrmann US Noteholder in the Register;

Buhrmann US Note Conditions means the terms and conditions of the Buhrmann US Notes, in the form set out in Schedule 3 to the US Master Purchaser Funding Agreement and a reference to a particular numbered Buhrmann US Note Condition shall be construed accordingly;

Buhrmann US Note Discount means, in relation to each Buhrmann US Note, the amount which is equal to the difference between the Face Value of such Buhrmann US Note and its Subscription Price as specified in the relevant Buhrmann US Note Issue Notice relating to that Buhrmann US Note;

Buhrmann US Note Discount Rate means, in respect of a Buhrmann US Note, the percentage obtained by dividing (A) the Discounted Value of such Buhrmann US Note by (B) the Face Value of such Buhrmann US Note, expressing the resultant fraction as a percentage, and subtracting such percentage from 100;

Buhrmann US Note Issue Date means the date of issue of a Buhrmann US Note;

Buhrmann US Note Issue Notice means a notice, substantially in the form set out in Schedule 1 to the US Master Purchase Agreement issued by the US Master Purchaser in respect of the proposed issue of a Buhrmann US Note;

Buhrmann US Note Purchaser means, (a) as at the US Closing Date, the Initial Buhrmann Note Purchaser, (b) as at the MTN Closing Date, the Initial Buhrmann Note Purchaser and the MTN Issuer and (c) thereafter, any other person that accedes to the terms of the US Master Purchaser Funding Agreement and, inter alia, to the US Master Purchaser Security Agreement as a provider of finance to the US Master Purchaser (with the prior written consent of the Security Agent and the Buhrmann US Note Purchasers, and upon satisfaction of the Rating Condition) and which purchases from time to time Buhrmann US Notes from the US Master Purchaser;

Buhrmann US Noteholder means, in respect of any Buhrmann US Note at any time, any Buhrmann US Note Purchaser or any other person whose name is entered in the Register as the holder of such Buhrmann US Note;

Business Day means a day (other than a Saturday or a Sunday) on which banks are generally open for business in each of Amsterdam, Brussels, London, Luxembourg, Jersey and New York, and which is a TARGET Day;

Calculation Date means the third Thursday of each calendar month or, if such day is not a Business Day, the next following Business Day;

Calculation Period means the period commencing on the European Closing Date (in the case of European Receivables) or the US Closing Date (in the case of US Receivables) and ending on (and including) the next following Calculation Date and each successive period commencing on (but excluding) a Calculation Date ending on (and including) the next following Calculation Date;

Capital Account means the capital account maintained for a Member pursuant to Section 4.3 of the LLC Agreement;

Capital Contribution means, with respect to any Member, any contribution (as defined in Section 18-101(3) of the Delaware Limited Liability Company Act, 6 Del. C.) which such Member makes (or is deemed to make) to the US Master Purchaser pursuant to Section 4 of the LLC Agreement and under the US Contribution Agreement;

Cash Management Agreement means the cash management agreement dated 27 September 2000, as amended and restated on 28 September 2001 and on or before the MTN Closing Date, between the European Receivables Warehouse Company , the Master Purchasers, the Security Agent, the Cash Manager, the MTN Issuer, European Receivables Warehouse Company Account Bank and the Master Purchaser Account Banks;

Cash Manager means Deutsche Bank AG London in its capacity as cash manager for the European Receivables Warehouse Company, the Master Purchasers and the MTN Issuer under the Cash Management Agreement;

Certificate means the certificate of formation of the US Master Purchaser, together with any and all amendments, corrections, supplements and restatements thereof, filed in the Office of the Secretary of State of the State of Delaware;

Charges means, in respect of the US Lock Box and Assigned Account Agreement, all fees and charges due from the US Master Purchaser to Harris in connection with the Lock Boxes and the Assigned Accounts and all returned items and chargebacks for uncollected checks deposited in the Assigned Accounts;

Cheque Collection Account means the account set up for payments which are effected by way of cheque paid into that account in accordance with the English Collection Account Deed;

Class means MTN Class A, MTN Class B, MTN Class C, MTN Class D, MTN Class E, MTN Class F or any of them;

Clearstream, Luxembourg means Clearstream Banking, société anonyme;

Code means the United States Internal Revenue Code of 1986, as amended from time to time.  Any reference to any specific provision of the Code or any regulations thereunder shall be deemed to refer to any successor provisions thereto;

Collection Accounts means the Dutch Collection Accounts, the English Collection Accounts and/or the US Collection Account, as the context requires;

Collection Account Banks means the Dutch Collection Account Banks, the English Collection Account Bank and the US Collection Account Bank;

Collection Date means, in respect of each Receivable, the Business Day on which (i) in the case of payments by cheque, such cheque is presented to a Collection Account Bank by or on behalf of the relevant Originator, and (ii) in respect of payments made by any other means, such amounts received in respect of such Receivable are credited to a Collection Account and accounted for by the relevant Originators following payment by or on behalf of the relevant Obligor to or on behalf of (x) the European Receivables Warehouse Company for the account of the European Master Purchaser or (y) the US Master Purchaser;

Collections means, with respect to any Receivable, all cash collections, finance, interest, late payment or similar charges and other cash proceeds of such Receivable or other amounts received or recovered in respect thereof, including without limitation, all cash proceeds of any Ancillary Rights with respect thereto and any Deemed Collections of such Receivable, and all recoveries of value added tax from any relevant tax authority relating to any Defaulted Receivable;

Commitment Fee means any commitment fee due to any Buhrmann Note Purchaser;

Common Depositary means Deutsche Bank AG, London;

Company Distributions means cash or other property that is distributed pursuant to Section 5.3 or Section 11.2 of the LLC Agreement;

Concentration Limits means the Maximum Country Limit and the Maximum Obligor Limit;

Conditions Precedent means the conditions precedent set out in Clause 4 of the European Master Purchaser Funding Deed and Clause 4 of the US Master Purchaser Funding Agreement;

Confirmation means a written confirmation (including telex, facsimile or other electronic means from which it is possible to produce a hard copy) evidencing a Jersey Company Foreign Exchange Transaction pursuant to the Jersey Company Foreign Exchange Agreement;

Contract means the contract for the sale of goods (whether or not written) concluded between an Originator and an Obligor pursuant to which an Invoice is generated and a Receivable is derived;

Contribution Date means the date on which any Offer to Contribute is accepted;

Controlling Class means, at any time, the then most senior Class of MTNs outstanding;

Corporate Express of Texas means Corporate Express of Texas, Inc.;

Corporate Express means Corporate Express Office Products, Inc.;

Counterparty File means the data file produced by or on behalf of each Originator in the form set out in Schedule 3 to the Servicing Agreement;

Coupon means an interest coupon appertaining to a definitive MTN, such coupon being:

(a)                                  if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Part IVA of the Second Schedule of the MTN Trust Deed or in such other form, having regard to the terms of issue of the MTNs of the relevant Series, as may be agreed between the MTN Issuer, the MTN Agent, the MTN Trustee and the relevant MTN Dealer(s); or

(b)                                 if appertaining to a Floating Rate Note, in the form or substantially in the form set out in Part IVB of the Second Schedule to the MTN Trust Deed or in such other form, having regard to the terms of issue of the MTNs of the relevant Series, as may be agreed between the MTN Issuer, the MTN Agent, the MTN Trustee and the relevant MTN Dealer(s); or

(c)                                  if appertaining to a definitive MTN which is neither a Fixed Rate Note nor a Floating Rate Note, in such form as may be agreed between the MTN Issuer, the MTN Agent, the MTN Trustee and the relevant MTN Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to MTN Condition 12;

Couponholder means the several persons who are for the time being holders of the Coupons and includes, where applicable, the Talonholders and references to relevant Couponholders shall, in relation to the MTNs of any Series, be construed as references to the holder or holders of one or more Coupons appertaining to the MTNs of such Series;

CP Commissioning Agreement means the commissioning agreement dated 27 September 2000, as amended and restated on 28 September 2001 and on or about the MTN Closing Date, between the CP Issuer and the Jersey Company;

CP Dealer means any person designated as a dealer under the CP Dealer Agreement;

CP Dealer Agreement means the dealer agreement relating to the CP Programme dated on 19 March 1998 as renewed on 18 November 1999 between the CP Issuer, Deutsche Bank Aktiengesellschaft and the CP Dealers as amended;

CP Information Memorandum means the document giving information about the CP Programme to potential investors in the CP Notes dated 19 March 1998 as amended on 15 November 1999;

CP Issuer means Rheingold Securitisation Limited, company incorporated in Jersey, Channel Islands with limited liability, having its registered office at Whiteley Chambers, Don Street, St. Helier, Jersey, Channel Islands;

CP Issuer Corporate Administrator means Deutsche International Corporate Services Limited in its capacity as such for the purposes of the CP Programme under the CP Issuer Corporate Secretarial and Administration Agreement;

CP Issuer Corporate Secretarial and Administration Agreement means the agreement dated 19 March 1998, between the CP Issuer and the CP Issuer Corporate Administrator;

CP Issuer Transaction Account means the interest bearing account or accounts designated as such with account number 9687047 and operated by the Jersey Company Cash Administrator in the name of the CP Issuer at the Jersey Company Account Bank utilised for the purposes of the Jersey Company Cash Administration Agreement and the CP Commissioning Agreement or such other account or accounts as may for the time being be in addition thereto or substituted therefor in accordance with the terms of the Jersey Company Cash Administration Agreement and the CP Commissioning Agreement;

CP Issuer Transaction Account Security Assignment Agreement means an agreement dated 23 March 1998 between Rheingold Securitisation Limited and the Jersey Company Security Trustee;

CP Issuing Agent means Deutsche Bank Aktiengesellschaft in its capacity as issuing agent under the CP Issuing and Paying Agency Agreement;

CP Issuing and Paying Agency Agreement means the issuing and paying agency agreement dated 19 March 1998 as amended on 15 November 1999, between the CP Issuer and Deutsche Bank Aktiengesellschaft relating to the CP Programme;

CP Note means a commercial paper note issued by the CP Issuer on behalf of the Jersey Company pursuant to the instructions given by the Jersey Company to the CP Issuer in accordance with the terms of the CP Commissioning Agreement and purchased by a CP Dealer pursuant to the CP Dealer Agreement and includes the commercial paper notes represented by a CP Note in global form;

CP Paying Agent means Deutsche Bank Aktiengesellschaft in its capacity as paying agent under the CP Issuing and Paying Agency Agreement;

CP Programme means the commercial paper programme established by the CP Issuer pursuant to the CP Dealer Agreement;

CP Programme Administrator means Deutsche Bank Aktiengesellschaft in its capacity as programme administrator in relation to the CP Programme;

Credit Note means any statement evidencing credit in respect of amounts owed by an Obligor to an Originator in respect of any Receivable;

Credit Note Ledger means the ledger maintained by the Master Servicer which will, in respect of each Agreed Currency:

(a)                                  be adjusted as appropriate by all the amounts denominated in such Agreed Currency in respect of which a Credit Note has been issued by an Originator to an Obligor; and

(b)                                 be adjusted as appropriate by the aggregate of the amounts denominated in such Agreed Currency in respect of which a Credit Note issued by an Originator to an Obligor has been applied or cancelled;

Cross-Billed Obligor means an Obligor in respect of Securitised US Receivables who receives a combined invoice in respect of goods and services from more than one division of the US Originator;

Currency means euro, sterling, US dollars or such other currency or currencies as may be agreed from time to time between the parties to the Jersey Company Foreign Exchange Agreement and that satisfies the Rating Condition;

Currency Obligation means, in the case of a Jersey Company Foreign Exchange Transaction under the Jersey Company Foreign Exchange Agreement, the undertaking of the Securitisation Company to deliver the Original Currency to the Jersey Company Counterparty and the undertaking of the Jersey Company Counterparty to deliver the Exchange Currency to the Securitisation Company;

Current Default Ratio means on any Calculation Date and in respect of Securitised US Receivables, the fraction, expressed as a percentage, obtained by dividing (A) the aggregate of the Face Amounts of all Securitised US Receivables which have become Defaulted Receivables and are still outstanding, on any of the preceding 30 days by (B) the aggregate of the Face Amount of all Securitised US Receivables that are Eligible US Receivables;

Day Count Fraction has the meaning as specified in MTN Condition 6(a) in relation to interest on Fixed Rate Notes, or MTN Condition 6(b) in relation to interest on Floating Rate Notes, as applicable;

Days Sales Outstanding means, on any Calculation Date the fraction, the numerator of which is the aggregate of the Face Amounts of all Securitised Receivables denominated in that Agreed Currency as at that Calculation Date and the denominator of which is the total amount received by the relevant Master Purchaser in that Agreed Currency in respect of Securitised Receivables during the 30 days preceding ending on such Calculation Date;

Deemed Collections means, on any day, (i) the aggregate amounts paid by the Originators (other than amounts representing interest) in repurchasing Receivables, and/or substituting Receivables, pursuant to Clause 11.1(b) of the Dutch Master Receivables Purchase Agreement, Clause 5.1(b) of the English Originator Warranty and Indemnity Deed or Clause 11.1(b) of the US Contribution Agreement or in respect of set-offs and Dilutions pursuant to Clause 11.1(d) of the Dutch Master Receivables Purchase Agreement, Clause 5.1(d) of the English Originator Warranty and Indemnity Deed or Clause 11.1(d) of the US Contribution Agreement or in respect of recovered VAT under Clause 11.4 of the Dutch Master Receivables Purchase Agreement or Clause 5.4 of the English Originator Warranty and Indemnity Deed and not previously applied in purchasing Receivables; or (ii) the aggregate amounts paid by the European Receivables Warehouse Company (other than amounts representing interest) in repurchasing Receivables, and/or substituting Receivables, pursuant to Clause 11.1(d) of the Onward Dutch Master Receivables Purchase Agreement or Clause 5.1(b) of the European Receivables Warehouse Company English Warranty and Indemnity Deed or in respect of set-offs and Dilutions pursuant to Clause 11.1(d) of the Onward Dutch Master Receivables Purchase Agreement or Clause 5.1(d) of the European Receivables Warehouse Company English Warranty and Indemnity Deed or in respect of recovered VAT under Clause 11.4 of the Onward Dutch Master Receivables Purchase Agreement or Clause 5.4 of the European Receivables Warehouse Company English Warranty and Indemnity Deed and not previously applied in purchasing Receivables;

Default Ratio means on any Calculation Date and in respect of an Agreed Currency, the fraction, expressed as a percentage, obtained by dividing (A) the aggregate of the Face Amounts of all Securitised Receivables denominated in that Agreed Currency and which have become Defaulted Receivables and are still outstanding, on any of the preceding 30 days by (B) , the Relevant Sales-Defaults in respect of all Securitised Receivables denominated in that Agreed Currency;

Default Receivable Maturity means, on any Business Day and in respect of an Agreed Currency:

A+B

where:

A                                      is the Average Credit Terms as at the most recent Calculation Date in respect of that Agreed Currency; and

B                                        is 60 in the case of a European Receivable and 150 in the case of a US Receivable;

Default Reserve Floor means, on any Calculation Date in respect of Securitised Receivables in an Agreed Currency, 5 times the Obligor Percentage for the largest Obligors in such Agreed Currency;

Default Reserve Percentage means, on any Calculation Date and in respect of an Agreed Currency A x B x C where:

A                                      is the Expected Defaults in respect of that Agreed Currency as at such Calculation Date;

B                                        is the Loss Horizon Ratio in respect of that Agreed Currency as at such Calculation Date; and

C                                        is 2;

Defaulted MTN has the meaning given to it in Clause 6.6 of the MTN Agency Agreement;

Defaulted English Receivables Purchase Price means the price to be paid (i) by an English Originator to the European Receivables Warehouse Company and (ii) by the European Receivables Warehouse Company to the European Master Purchaser following the exercise by the European Receivables Warehouse Company and the European Master Purchaser of the Defaulted Receivables Put Option, equal to the sum of (i) the Initial Purchase Price of such English Receivable at its Purchase Date plus (ii) interest on the Initial Purchase Price of such English Receivable to the date when the Defaulted Receivables Purchase Price in respect of the English Receivable is paid to the European Receivables Warehouse Company or the European Master Purchaser at a rate per annum equal to the highest Estimated Funding Cost of any Buhrmann European Noteholder as at the most recent Calculation Date;]

Defaulted Receivable means a Securitised Receivable (other than a Non-Funded Receivable) in respect of which:

(a)                                  (x) in the case of Securitised European Receivables, all or part of its Face Amount remains unpaid for more than 60 days, but no more than 90 days past its Due Date; and (y) in the case of Securitised US Receivables, all or part of its Face Amount remains unpaid for more than 150 days, but no more than 180 days past its Due Date; or

(b)                                 any of the events referred to in paragraphs (h) to (l) of Schedule 1 of this Deed (with relevant changes to refer to the Obligor rather than any Originator) occurs in relation to any person who is an Obligor in respect of such Securitised Receivable and (in the case of Securitised European Receivables only) such Receivable is not a Written-off Receivable; or

(c)                                  the Master Servicer, acting as a prudent servicer, has made a write-off or provision against loss in respect of any part of the Face Amount of such Securitised Receivable and such Securitised Receivable is not a Written-off Receivable;

Defaulted Receivables Put Option has the meaning given to it in Clause 3.1 of the English Originator Warranty and Indemnity Deed or Clause 3.1 of the European Receivables Warehouse Company English Warranty and Indemnity Deed;

Deferred Purchase Price means, on any Collection Date and in respect of each Receivable (the Relevant Receivable) denominated in an Agreed Currency, the amount which is the greater of (i) zero and (ii):

where:

A                                      is the aggregate amount received for the account of the relevant Master Purchaser from Obligors on the Collection Date in respect of Securitised Receivables denominated in the same currency as the Relevant Receivable (the Collections);

B                                        is the product of (x) the aggregate of the Face Amounts of all Securitised Receivables denominated in that Agreed Currency on that Collection Date and (y) the Discount Percentage as at the Collection Date;

C                                        is the aggregate of the IPP Collections in respect of Securitised Receivables denominated in that Agreed Currency as at the Collection Date;

D                                       is the Required Reserve Adjustment;

E                                         is, (x) in the case of determining the Discount Percentage for any purchase by the European Master Purchaser, zero and (y) in the case of determining the Discount Percentage for any purchase by the European Receivables Warehouse Company, the pro rata amount of the European Receivables Warehouse Company Profit;

F                                         is the Face Amount of the Relevant Receivable; and

G                                        is the aggregate of the Face Amounts of the Securitised Receivables denominated in that Agreed Currency in respect of which the Collections were received on that Collection Date;

Delaware Act means the Delaware Limited Liability Company Act, 6 Del.C. Sections 18-101 through 18-1109, as amended from time to time;

Delinquency Ratio means, on any Business Day, and in respect of an Agreed Currency, the fraction, expressed as a percentage, obtained by dividing (A) the aggregate of the Face Amounts of all Securitised Receivables denominated in that Agreed Currency which were Delinquent Receivables on the most recent Business Day which are still outstanding (except that Securitised US Receivables shall only include Securitised Receivables which become Delinquent Receivables during the preceding 30 days and which are still outstanding) in respect of which a Master Servicer’s Daily Report has been received by the relevant Master Purchaser by (B) the Relevant Sales-Delinquencies in respect of all Securitised Receivables denominated in that Agreed Currency;

Delinquent Receivable means (x) a Securitised European Receivable (other than a Non-Funded Receivable) in respect of which all or part of its Face Amount remains unpaid for more than 30 days (but no more than 60 days) past its Due Date or (y) a Securitised US Receivable (other than a Securitised US Receivable that is a Defaulted Receivable or a Non-Funded Receivable) in respect of which all or part of its Face Amount remains unpaid for more than 60 days past its Due Date;

Delinquent Receivable Maturity means, on any Business Day,

A+B

where:

A                                      is the Average Credit Terms as at the most recent Calculation Date in respect of the relevant Securitised Receivables; and

B                                        is 30 (in the case of Securitised European Receivables) or 60 (in the case of Securitised US Receivables);

Determination Date means, with respect to a Series of MTNs, the date specified in the applicable Supplement;

Determination Period means, with respect to a Series of Fixed Rate Notes, each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date);

Deutsche New York Branch means Deutsche Bank AG, acting through its New York branch;

Dilution Horizon Ratio means, on any Calculation Date and in respect of an Agreed Currency, the fraction expressed as a ratio obtained by dividing (A) the aggregate Face Amount of all sales occurring during the immediately preceding 30 days (or 45 days in the case of US Receivables) by (B) (1) in respect of an Agreed Currency other than US dollars, the aggregate of the Face Amounts of all Securitised Receivables denominated in that Agreed Currency as at such Calculation Date which are not Defaulted Receivables or Written-off Receivables in respect of that Agreed Currency or (2) in respect of US dollars, the aggregate of the Face Amount of all Securitised Receivables that are Eligible US Receivables less Excess Concentrations;

Dilution Ratio means on any Calculation Date and in respect of an Agreed Currency, the fraction, expressed as a percentage, obtained by dividing (A) the aggregate amount of Dilutions occurring during the immediately preceding 30 days in respect of Securitised Receivables denominated in that Agreed Currency by (B) the aggregate of the Face Amounts of Receivables denominated in that Agreed Currency which became Securitised Receivables during that period of 30 days;

Dilution Reserve Percentage means, on any Calculation Date and in respect of an Agreed Currency,

((A x B) + (C x D)) x E

where:

A                                      is the Expected Dilutions in respect of that Agreed Currency as at such Calculation Date;

B                                        is 2;

C                                        is the greater of (a) zero, and (b) the Dilution Spike in respect of that Agreed Currency as at such Calculation Date less the Expected Dilutions in respect of that Agreed Currency as at such Calculation Date;

D                                       is the Dilution Spike in respect of that Agreed Currency as at such Calculation Date divided by the Expected Dilutions in respect of that Agreed Currency as at such Calculation Date; and

E                                         is the Dilution Horizon Ratio in respect of that Agreed Currency as at such Calculation Date;

Dilution Spike means, on any Business Day and in respect of an Agreed Currency, the highest of the Dilution Ratios calculated in respect of such Agreed Currency on each of the immediately preceding 12 Calculation Dates;

Dilutions means the aggregate amount of delivery price adjustments, refunds, credits (including Credit Notes), rebates, discounts, disputes, allowances or reverse invoices against Securitised Receivables and other adjustments or allowances in respect of Securitised Receivables permitted or incurred by the Originators, provided that Dilutions shall not include any amount which is included within the definition of Rebate Dilutions or the definition of Discount Dilutions or any Linked Credit Notes or any Credit Note for which there is no corresponding Obligor or to the extent that the Credit Notes attributable to an Obligor outstanding exceed the amount of Securitised Receivables attributable to such Obligor;

Discount means, in respect of a Securitised Receivable denominated in an Agreed Currency, the amount calculated by multiplying the Face Amount of that Securitised Receivable by the Discount Percentage in respect of that Agreed Currency as determined by the Master Servicer pursuant to the Servicing Agreement;

Discount Dilution Accruals means, on any Business Day and in respect of an Agreed Currency, the aggregate of all amounts denominated in such Agreed Currency by each Originator in its accounts in respect of Discount Dilutions;

Discount Dilution Monthly Accruals means, on any Calculation Date and in respect of an Agreed Currency, the aggregate of the Discount Dilution Accruals in respect of such Agreed Currency which have arisen since the immediately preceding calendar month;

Discount Dilutions means the aggregate amount of discounts granted by Originators to Obligors and which are accrued by the Originator granting such discount in its accounts; provided that Discount Dilutions shall not include any amount in respect of which the relevant Master Purchaser has received a Deemed Collection;

Discount Ledger means the ledger maintained by the Master Servicer which will in respect of each Agreed Currency:

(a)                          be adjusted as appropriate with all amounts denominated in such Agreed Currency received for the account of the European Receivables Warehouse Company, the European Master Purchaser or the US Master Purchaser into a Collection Account in respect of Securitised Receivables which represent the Discount element of such Securitised Receivables; and

(b)                         be adjusted as appropriate with all amounts denominated in each Agreed Currency which have been applied on each Business Day (i) in redeeming Buhrmann European Notes, Buhrmann US Notes or Subordinated Buhrmann European Notes, (ii) in paying the European Master Purchaser Senior Expenses or the US Master Purchaser Senior Expenses, (iii) in the case of European Receivables, in paying Surplus Discount to the European Receivables Warehouse Company, and, in turn an Originator, or (iv) in the case of US Receivables, in increasing the Interest of an Originator in respect of Surplus Discount;

Discount Percentage means, on any Monthly Settlement Date and in respect of each Agreed Currency:

where:

A                                      is the sum of (i) the amounts specified in Clauses (a), (b), (d) and (h) of the definition of Estimated Funding Costs in respect of the Buhrmann Note Purchasers, the Master Purchasers and the European Receivables Warehouse Company denominated in that Agreed Currency as at the most recently Monthly Determination Date and (ii) the amounts specified in Clauses (c), (f), (g), (i), (j) and (k) of the definition of Estimated Funding costs in respect of the Buhrmann Note Purchasers, the Master Purchasers and the European Receivables Warehouse Company denominated in all Agreed Currencies as at the most recent Monthly Determination Date, but without double counting;

B                                        is the Average Collection Period in respect of such Agreed Currency as at the most recent Calculation Date; and

C                                        is 360 in the case of euro and US Dollars and 365 in the case of Sterling; and

D                                       is the sum of the amounts specified in Clause (e) of the definition of Estimated Funding Cost in respect of Buhrmann Notes denominated in that Agreed Currency as at the most recent Monthly Determination Date;

Discounted Value means (a) with respect to a Buhrmann Note, the Face Value of a Buhrmann Note less the relevant Buhrmann Note Discount applicable thereto and (b) with respect to a Subordinated Buhrmann Note, the Face Value of such Subordinated Buhrmann European Note less Subordinated Buhrmann European Note Discount;

Distribution Compliance Period has the meaning given to it in Regulation S under the Securities Act;

Dollar Equivalent means, in relation to an amount in an Agreed Currency other than US Dollars on the day on which the calculation falls to be made, the amount of US Dollars which could be purchased with that amount of the Agreed Currency using the spot rate of exchange shown on the Reuters ECB 37 for the purchase in the London foreign exchange market of euro with the Agreed Currency at or about 11.00 a.m. on the date which the calculation falls to be made;

DPP Collections means, on any Collection Date in respect of an Agreed Currency:

A-B-C

where:

A                                      is the aggregate of all amounts denominated in that Agreed Currency received for the account of the European Receivables Warehouse Company or the relevant Master Purchaser, as the case may be into a Collection Account in relation to a Securitised Receivable;

B                                        is the aggregate of all amounts denominated in that Agreed Currency received by the European Receivables Warehouse Company or the relevant Master Purchaser, as the case may be into a Collection Account in relation to Securitised Receivables which represent the Discount element of such amounts collected;

C                                        is the IPP Collections on that Collection Date in respect of that Agreed Currency;

DPP Ledger means the ledger maintained by the Master Servicer which will, in respect of each Agreed Currency:

(a)                                  be adjusted as appropriate with all amounts denominated in such Agreed Currency received for the account of the European Receivables Warehouse Company, the European Master Purchaser or the US Master Purchaser or the relevant Originator, as the case may be, into a Collection Account in respect of the Securitised Receivables which represent the Deferred Purchase Price element of the Purchase Price of such Securitised Receivables;

(b)                                 be adjusted as appropriate by (x) all amounts denominated in such Agreed Currency (other than US dollars) which have been paid by the European Master Purchaser on such Business Day to the European Receivables Warehouse Company and by the European Receivables Warehouse Company to an Originator in respect of the Deferred Purchase Price of Securitised European Receivables and (y) in the case of the DPP Ledger kept in respect of US dollars for the US Master Purchaser, all amounts by which the Interest of a US Originator has been increased in respect of the Deferred Purchase Price of Securitised US Receivables; and

(c)                                   be adjusted as appropriate by all amounts denominated in such Agreed Currency received by the European Receivables Warehouse Company, the European Master Purchaser or the US Master Purchaser on each Business Day in respect of Defaulted Receivables and (in the case of European Receivables only) Written-off Receivables;

Due Date means, in respect of any Receivable, the date on which such Receivable is expressed to be payable in the relevant Invoice for that Receivable or, if different, the date on which the Master Servicer (acting as a prudent servicer) anticipates such Receivable will be paid in the light of any variation of the terms of the Contract from which such Receivable is derived or any custom or practice pertaining to Receivables of a type similar in nature to such Receivable;

Dutch Collection Account Agreements means the Fortis Bank Dutch Collection Account Agreement, the ABN AMRO Dutch Collection Account Agreement, the ING Dutch Collection Account Agreement and the Postbank Dutch Collection Account Agreement;

Dutch Collection Account Banks means ABN-AMRO Bank N.V., Fortis Bank Nederland, ING Bank N.V. and Postbank N.V. and/or such other banks appointed from time to time in replacement thereof or in addition thereto with the consent of the Security Agent and the Buhrmann European Note Purchasers and which enter into an agreement on substantially similar terms;

Dutch Collection Account Protection Notice has the meaning specified in Clause 2.4 of each Dutch Collection Account Agreement;

Dutch Collection Accounts means, as at the European Closing Date, the Fortis Bank Dutch Collection Account, the ABN AMRO Dutch Collection Accounts, the ING Dutch Collection Account and the Postbank Dutch Collection Accounts;

Dutch Collection Claims has the meaning specified in Recital (B) of the ABN AMRO Dutch Collection Claims Pledge Agreement, the ING Dutch Collection Claims Pledge Agreement, the Fortis Bank Dutch Collection Claims Pledge Agreement and the Postbank Dutch Collection Claims Pledge Agreement;

Dutch Collection Claims Pledge has the meaning specified in Recital (C) of the ABN AMRO Dutch Collection Claims Pledge Agreement, the Fortis Bank Dutch Collection Claims Pledge Agreement, the ING Bank Dutch Collection Claims Pledge Agreement and the Postbank Dutch Collection Claims Pledge Agreement;

Dutch Collection Claims Pledge Agreements means the Fortis Bank Dutch Collection Claims Pledge Agreement, the ABN AMRO Dutch Collection Claims Pledge Agreement, the ING Dutch Collection Claims Pledge Agreement and the Postbank Dutch Collection Claims Pledge Agreement;

Dutch Eligibility Criteria means the eligibility criteria set out in Schedule 1 of the Dutch Master Receivables Purchase Agreement and Schedule 1 to the Onward Dutch Master Receivables Purchase Agreement in relation to the Dutch Receivables;

Dutch Master Receivables Purchase Agreement means the purchase agreement dated 27 September 2000, as amended and restated on or before the MTN Closing Date between the European Receivables Warehouse Company, the Security Agent, the Parent and the Dutch Originators;

Dutch Originator European Receivables Warehouse Company Power of Attorney means the power of attorney executed by each Dutch Originator on or before the European Closing Date substantially in the form set out in Schedule 6 to the Dutch Master Receivables Purchase Agreement;

Dutch Originator Offer to Sell means any offer which may be made by a Dutch Originator to the European Receivables Warehouse Company in accordance with the terms of the Dutch Master Receivables Purchase Agreement to sell the benefit of Dutch Receivables derived from Contracts;

Dutch Originator Powers of Attorney means each Dutch Originator European Receivables Warehouse Company Power of Attorney and each Dutch Originator Security Agent Power of Attorney;

Dutch Originator Security Agent Power of Attorney means the power of attorney executed by each Dutch Originator on or before the European Closing Date substantially in the form set out in Schedule 5 to the Dutch Master Receivables Purchase Agreement;

Dutch Originator Solvency Certificate means the form of solvency certificate as set out in Schedule 3 to the Dutch Master Receivables Purchase Agreement;

Dutch Originators means the Initial Dutch Originators and any Additional Dutch Originators from time to time;

Dutch Receivable means a Receivable in respect of a contract entered into between a Dutch Originator and an Obligor;

Dutch Security has the meaning specified in Clause 3.2 of the European Master Purchaser Deed of Charge and Clause 3.2 of the European Receivables Warehouse Company Deed of Charge;

Early European Amortisation Event means (with respect to an Agreed Currency (other than US Dollars)) (i) the occurrence of a Buhrmann Termination Event; or (ii) the occurrence and continuation of any other European Stop Funding Event with respect to such Agreed Currency for more than 35 days;

Early US Amortisation Event means (i) the occurrence of a Buhrmann Termination Event; or (ii) the occurrence and continuation of any US Stop Funding Event for more than 35 days;

Effective Date means the US Closing Date;

Eligibility Criteria means the US Eligibility Criteria and/or the European Eligibility Criteria, as the context may require;

Eligible Bank means a bank the short-term, unsecured, unguaranteed and unsubordinated debt obligations of which are rated at least “A-1+” or “P-1” (or its equivalent) by the Rating Agencies;

Eligible Currency means euro, Sterling and US Dollars;

Eligible Dutch Receivable means, at any time, a Dutch Receivable that satisfies the Dutch Eligibility Criteria;

Eligible English Receivable means, at any time, an English Receivable that satisfies the English Eligibility Criteria;

Eligible European Receivable means an Eligible Dutch Receivable and/or an Eligible English Receivable, as the context requires;

Eligible Investments means any of demand or time deposits, certificates of deposit and other short-term unsecured debt obligations issued by an entity the unsecured, unguaranteed and otherwise unsupported short-term obligations of which are rated at least “A-1+” by Standard & Poor’s and “P-1” by Moody’s) provided that in all cases such investments have a maturity date falling no later than the next following date on which a payment is required to be made with the monies invested therein and that amounts due can be paid without reduction or withholding on account of Tax;

Eligible Obligor Country means any of Belgium, Canada, France, Germany, Italy, Luxembourg, The Netherlands, Spain, Sweden, the United Kingdom and the United States;

Eligible Originator Country means any of The Netherlands, England, the United States and such other country or countries as may from time to time be agreed between the Master Purchasers, the Buhrmann Note Purchasers and the Security Agent and that satisfies the Rating Condition;

Eligible Receivable means an Eligible US Receivable and/or an Eligible European Receivable, as the context requires;

Eligible US Collection Account L/C Provider means a bank or other financial institution the unsecured, unguaranteed and otherwise unsupported short-term obligations of which are rated at least “P-1” by Moody’s and at least “A-1+”  by Standard and Poor’s;

Eligible US Collection Account Letter of Credit means a letter of credit issued by an Eligible US Collection Account L/C Provider payable to the Security Agent, as agent for the US Master Purchaser Secured Parties, as beneficiary thereof, in form and substance satisfactory to the Rating Agencies;

Eligible US Receivable means, at any time, a US Receivable that satisfies the US Eligibility Criteria;

Encumbrance includes any mortgage, charge (whether legal or equitable), pledge, lien, hypothecation or other encumbrance or other security interest securing any obligation of any person or any other type of agreement, trust or arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect but, for the avoidance of doubt shall not include (a) a right of counterclaim or (b) a right of set-off arising by contract or operation of law not constituting a mortgage, charge or other encumbrance under applicable law;

English Assigned Agreements has the meaning specified in Clause 3.1(b) of the European Master Purchaser Deed of Charge and Clause 3.1(b) of the European Receivables Warehouse Company Deed of Charge;

English Collection Account Bank means, as at the European Closing Date, Barclays Bank PLC or such other bank appointed from time to time in replacement thereof with the consent of the Security Agent and the Buhrmann European Note Purchasers and which has entered into a deed on substantially similar terms to the English Collection Account Deed;

English Collection Account Deed means the deed dated 27 September 2000, as amended and restated on 26 November 2001 and on or before the MTN Closing Date, between the Master Servicer, the European Receivables Warehouse Company, each Initial English Originator, the Security Agent and the English Collection Account Bank in respect of the English Collection Accounts;

English Collection Account Mandate means a mandate substantially in the form set out in the Schedule to the English Collection Account Deed in respect of each English Collection Account containing the resolutions, instructions and signature authorities relating to the English Collection Account;

English Collection Account Protection Notice has the meaning given to it in Clause 3.2 of the English Collection Account Deed;

English Collection Accounts means, as at the European Closing Date, the BACs Collection Accounts and the Cheque Collection Account, being:

(a)                                  account numbers 20364622 and 20084832 at Barclays Bank PLC in the name of Robert Horne Group plc;

(b)                                 account numbers 20621161 and 80302538 at Barclays Bank PLC in the name of The M6 Paper Group Limited; and

(c)                                  account numbers 50044334 and 10822639 at Barclays Bank PLC in the name of The Howard Smith Paper Group Limited;

English Eligibility Criteria means the eligibility criteria set out in Schedule 3 to the English Originator Warranty and Indemnity Deed and Schedule 3 to the European Receivables Warehouse Company English Warranty and Indemnity Deed in relation to the English Receivables;

English Originator European Receivables Warehouse Company Completion Power of Attorney means the power of attorney executed by each English Originator on or before the European Closing Date substantially in the form set out in Schedule 2 to the English Standard Terms and Conditions;

English Originator European Receivables Warehouse Company Powers of Attorney means the English Originator European Receivables Warehouse Company Completion Power of Attorney and the English Originator European Receivables Warehouse Company Proceedings Power of Attorney;

English Originator European Receivables Warehouse Company Proceedings Power of Attorney means the power of attorney executed by each English Originator on or before the European Closing Date substantially in the form set out in Schedule 1 to the English Standard Terms and Conditions;

English Originator Notice of Intention to Make Offers to Sell means the notice of intention to make offers to sell English Receivables to the European Receivables Warehouse Company entered into by each English Originator;

English Originator Offer to Sell means any offer which may be made by an English Originator to the European Receivables Warehouse Company in accordance with the terms of the English Originator Notice of Intention to Make Offers to Sell to sell the benefit of English Receivables derived from Contracts;

English Originator Powers of Attorney means the English Originator European Receivables Warehouse Company Powers of Attorney and the English Originator Security Agent Powers of Attorney;

English Originator Security Agent Completion Power of Attorney means the power of attorney executed by each English Originator on or before the European Closing Date substantially in the form set out in Schedule 4 to the English Standard Terms and Conditions;

English Originator Security Agent Powers of Attorney means the Security Agent Completion Power of Attorney and the Security Agent Proceedings Power of Attorney;

English Originator Security Agent Proceedings Power of Attorney means the power of attorney executed by each English Originator on or before the European Closing Date substantially in the form set out in Schedule 3 to the English Standard Terms and Conditions;

English Originator Warranty and Indemnity Deed means the warranty and indemnity deed dated 27 September 2000, as amended and restated on or before the MTN Closing Date between the Initial English Originators, the European Receivables Warehouse Company, the Security Agent and the Parent;

English Originators means the Initial English Originators and any Additional English Originators;

English Receivable means a Receivable in respect of a contract entered into between an English Originator and an Obligor;

English Receivables Sale Contract means each contract concluded for the sale of English Receivables between an English Originator and the European Receivables Warehouse Company arising from due acceptance of an English Originator Offer to Sell and incorporating the English Standard Terms and Conditions;

English Standard Terms and Conditions means the standard terms and conditions to be expressly and specifically incorporated into any contract in respect of an English Receivable concluded by acceptance of any English Originator Offer to Sell or any European Receivables Warehouse Company Offer to Sell, signed on the MTN Closing Date for the purposes of identification by Freshfields Bruckhaus Deringer and Linklaters;

English Warranties means the warranties set out in Schedules 1 and 2 to the English Originator Warranty and Indemnity Deed and Schedules 1 and 2 of the European Receivables Warehouse Company English Warranty and Indemnity Deed;

ERISA means the US Employee Retirement Income Security Act of 1974, as amended from time to time;

ERISA Affiliate means any trade or business (whether or not incorporated) that, together with a US Originator is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code;

ERISA Event means:

(a)                                  a Reportable Event with respect to a Plan,

(b)                                 the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived,

(c)                                  the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan,

(d)                                 the incurrence by a US Originator or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan,

(e)                                  the receipt by a US Originator or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan,

(f)                                    the incurrence by a US Originator or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or

(g)                                 the receipt by a US Originator or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from a US Originator or the US Master Purchaser, as the case may be, or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganisation, within the meaning of Title IV of ERISA;

Estimated Funding Costs means the sum of all amounts estimated by the Cash Manager based on information provided to it by the Master Servicer and the Jersey Company Cash Administrator as being the expected costs of the European Receivables Warehouse Company, the Master Purchasers and each Buhrmann Note Purchaser, calculated on an annualised basis, including, but not limited to the sum of:

(a)                                  the discount payable on the CP Notes (if applicable) (expressed as the difference between the face amount and the issue price thereof);

(b)                                 the market costs of entering into and/or terminating any spot and forward foreign exchange transactions in respect of the CP Notes or the MTNs (if applicable);

(c)                                  the dealer fees and commitment fees incurred in respect of the issuance of the CP Notes (if applicable);

(d)                                 the amounts payable pursuant to paragraphs (a) to (l) inclusive of the MTN Pre-Enforcement Interest Priority of Payments other than interest payable in respect of Fixed Rate Notes (if applicable);

(e)                                  the interest payable in respect of Fixed Rate Notes (if applicable);

(f)                                    the dealer fees incurred in respect of the MTNs (if applicable);

(g)                                 any amount required to be paid to the Jersey Company Overdraft Bank, the Jersey Company L/C Bank or the Jersey Company Liquidity Banks (if applicable);

(h)                                 any amount required to be paid to the MTN Issuer Liquidity Facility Provider (if applicable);

(i)                                     the fees costs and expenses and indemnity amounts, payable to the Buhrmann Note Purchasers, the European Receivables Warehouse Company, the Master Purchasers, the Master Servicer, the Cash Manager, the Jersey Company Security Trustee, the Security Agent, the Jersey Company Liquidity Agent, the CP Issuer Corporate Administrator, the European Receivables Warehouse Company Account Bank, the Master Purchaser Account Banks, the Jersey Company Cash Administrator, the MTN Issuer Liquidity Facility Provider, the Liquidation

Servicer, the MTN Trustee, the MTN Security Trustee, the MTN Paying Agents, the MTN Issuer Account Bank and the MTN Issuer Corporate Administrator pursuant to the Transaction Documents;

(j)                                     any increased costs incurred by, or withholding on any amounts due to, any of the CP Issuer, the Buhrmann Note Purchasers and the Master Purchasers; and

(k)                                  the Commitment Fee;

EURIBOR means the euro-zone inter bank offered rate;

Euro, euros or € means the currency introduced at the commencement of the third stage of the European Economic and Monetary Union on 1 January 1999 pursuant to the Treaty establishing the European Communities as amended by the Treaty on European Union;

Euro Equivalent means, in relation to an amount in an Agreed Currency other than euro on the day on which the calculation falls to be made, the amount of euro which could be purchased with that amount of the Agreed Currency using the spot rate of exchange shown on the Reuters ECB 37 for the purchase in the London foreign exchange market of euro with the Agreed Currency at or about 11.00 a.m. on the date which the calculation falls to be made;

Euro Securitisation CP Funded Facility means the facility granted to the European Master Purchaser by the Initial Buhrmann Note Purchaser in the European Master Purchaser Funding Deed to enable the European Master Purchaser to raise funds by issuing Buhrmann European Notes denominated in euros and for the Initial Buhrmann Note Purchaser to subscribe for Buhrmann European Notes denominated in euros in accordance with Clause 2 of the European Master Purchaser Funding Deed;

Euro Securitisation CP Funded Facility Amount means, at any time, the amount equal to the Jersey Company Euro Liquidity Facility Limit at that time (or such greater or lesser amount to which the euro denominated portion of the European Securitisation CP Funded Facility may be increased or reduced as a result of the operation of Clause 2.4 of the European Master Purchaser Funding Deed or as agreed between the European Master Purchaser and the Jersey Company from time to time) or following the Redenomination Date the aggregate of euro 55 million and the Euro Equivalent of the Jersey Company Sterling Liquidity Facility Limit as at that relevant time;

Euroclear means Euroclear Bank S.A./N.V. as operator of the Euroclear System;

Europcenter means Buhrmann Europcenter N.V.;

European Asset Liability Test will be satisfied in respect of an Agreed Currency if:

A– C is equal to or greater than B

where:

A                                      is the aggregate of the Face Amounts of Securitised Receivables (including any Receivables which are to be purchased by the European Receivables Warehouse Company and on-sold to the European Master Purchaser on such Business Day) denominated in that Agreed Currency on each Business Day less any Defaulted Receivables and Written-off Receivables denominated in that Agreed Currency less in that Agreed Currency, the sum of (i) Dilutions; (ii) items C and D set out in the definition of Required Reserve Amount; (iii) Excess Concentrations; and (iv) Unallocated Cash Proceeds, in each case denominated in that Agreed Currency plus (v) the cash proceeds of Subordinated Buhrmann European Notes which are outstanding on that Business Day which have not been used to purchase European Receivables but have been transferred to the relevant European Master Purchaser Transaction Account to be used as European Master Purchaser Available Funds;

B                                        is the sum of the Discounted Value of Buhrmann European Notes denominated in such Agreed Currency then outstanding at the end of such Business Day; and

C                                        is the Required Reserve Amount denominated in such Agreed Currency;

European Average Default Ratio means, on any Calculation Date and with respect to any Agreed Currency (other than US Dollars), the fraction expressed as a percentage obtained by dividing (A) the aggregate of the Default Ratios for such Agreed Currency on that Calculation Date and the preceding two Calculation Dates by (B) three;

European Average Delinquency Ratio means, on any Calculation Date and with respect to any Agreed Currency (other than US Dollars), the fraction expressed as a percentage obtained by dividing (A) the aggregate of the Delinquency Ratios for such Agreed Currency on that Calculation Date and the preceding two Calculation Dates by (B) three;

European Average Dilution Ratio means, on any Calculation Date and with respect to any Agreed Currency (other than US Dollars), the fraction expressed as a percentage obtained by dividing (A) the aggregate of the Dilution Ratios for such Agreed Currency on that Calculation Date and the preceding two Calculation Dates by (B) three;

European Average Days Sales Outstanding means, on any Calculation Date, the Average Dutch Days Sales Outstanding or the Average English Days Sales Outstanding, as the context requires;

European Closing Date means 27 September 2000;

European Eligibility Criteria means the Dutch Eligibility Criteria and/or the English Eligibility Criteria, as the context requires;

European Master Purchaser means Silver Securitisation B.V.;

European Master Purchaser Account Bank means Deutsche Bank AG, Amsterdam Branch;

European Master Purchaser Accounts means the European Master Purchaser Transaction Accounts and the European Master Purchaser MTN Principal Reserve Accounts;

European Master Purchaser Available Funds means with respect to any Business Day, and each Agreed Currency (other than US dollars):

(a)                                  all moneys standing to the credit of each European Master Purchaser Transaction Account, in such Agreed Currency, as at the opening of business on that Business Day; and

(b)                                 the proceeds of any Buhrmann European Notes or Subordinated Buhrmann European Notes denominated in such Agreed Currency issued on that Business Day or issued on any preceding Business Day and not fully utilised provided that European Master Purchaser Available Funds shall not include (i) amounts equal to 5 per cent. of the fees paid or due and payable to Deutsche International Trust Company N.V. under the European Master Purchaser Corporate Administration Agreement; and (ii) amounts due and owing by the European Master Purchaser to meet its liabilities to any taxation authority in respect of any tax (other than Netherlands corporate income tax in relation to the amount referred to in (i) above);

European Master Purchaser Charged Property means the whole of the right, title, benefit and interest of the European Master Purchaser in the property, assets and rights of the European Master Purchaser described in Clause 3 of the European Master Purchaser Deed of Charge and all other property, assets and rights whatsoever of the European Master Purchaser and wheresoever situated, present and future, including without limitation any uncalled share capital of the European Master Purchaser (but excluding always the sum of euro 1 retained by the European Master Purchaser);

European Master Purchaser Corporate Administration Agreement means the agreement dated on or before the MTN Closing Date between the European Master Purchaser and Deutsche International Trust Company N.V.;

European Master Purchaser Deed of Charge means the guarantee and deed of charge dated on or before the MTN Closing Date, between the European Master Purchaser, the Buhrmann Note Purchasers, the Cash Manager, the Master Servicer, the European Master Purchaser Account Bank, the Liquidation Servicer  and the Security Agent;

European Master Purchaser Dutch Law Pledge Agreement means the agreement dated on or before the MTN Closing Date, between the European Master Purchaser, the Buhrmann Note Purchasers, the Cash Manager and the Security Agent;

European Master Purchaser Enforcement Notice means in respect of the Buhrmann European Notes, a notice served by the Security Agent on the European Master Purchaser pursuant to Buhrmann European Note Condition 10;

European Master Purchaser Euro MTN Principal Reserve Account means the account of the European Master Purchaser (account number 265462819 0000 EUR 001) with the European Master Purchaser Account Bank;

European Master Purchaser Euro Transaction Account means the account of the European Master Purchaser (account no. 265462819 0000 EUR 000) with Deutsche Bank AG, Amsterdam;

European Master Purchaser Event of Default means the European Master Purchaser Senior Note Event of Default or the European Master Purchaser Subordinated Note Event of Default, as the context requires;

European Master Purchaser Funding Deed means the deed dated on or before the MTN Closing Date, relating to the issue by the European Master Purchaser of Buhrmann European Notes from time to time between the European Master Purchaser, the Initial Buhrmann Note Purchaser, the MTN Issuer, the Master Servicer, the Security Agent and the Parent;

European Master Purchaser Further Security Agreement means an agreement, by way of security via a first ranking pledge or other similar security interest, for the payment and discharge of the European Master Purchaser Secured Obligations, subject to Clause 4 of the European Master Purchaser Deed of Charge, granted by the European Master Purchaser and entered into from time to time by the European Master Purchaser in respect of any Securitised Receivables purchased by it from the European Receivables Warehouse Company (whether in respect of The Netherlands, England or any other Eligible Originator Country);

European Master Purchaser German Law Pledge Agreement means the pledge agreement dated on or before the MTN Closing Date, between the European Master Purchaser, the Buhrmann European Note Purchasers, the Cash Manager and the Security Agent;

European Master Purchaser Guaranteed Obligations has the meaning specified in Clause 2.1 of the US Master Purchaser Security Agreement;

European Master Purchaser Indemnities means, without double counting, all amounts due and payable by the European Master Purchaser from time to time under Clause 7.3, 8.2 or 13 of the European Master Purchaser Funding Deed, Clauses 7.6 and 8.3(f) of the Onward Dutch Receivables Purchase Agreement, Clauses 2.3(e) and 4.6 of the European Receivables Warehouse Company English Warranty and Indemnity Deed, Clause 11.10 of the Cash Management Agreement and any other indemnity or similar payments due and payable by the European Master Purchaser under the Transaction Documents;

European Master Purchaser MTN Principal Reserve Accounts means the European Master Purchaser Euro MTN Principal Reserve Account and the European Master Purchaser Sterling MTN Principal Reserve Account;

European Master Purchaser MTN Principal Reserve Amount means with respect to any Accumulation Period and with respect to any MTN denominated in an Agreed Currency other than US dollars that is specified in the applicable Supplement to be redeemable on the related MTN Expected Maturity Date, an amount equal to (a) a third of the nominal amount of any such MTN that is denominated in euros or (b) a third of the nominal amount of any such MTN that is denominated in Sterling;

European Master Purchaser Post-Enforcement Priority of Payments means the order of priorities of payments set out in Clause 8.3 of the European Master Purchaser Deed of Charge;

European Master Purchaser Power of Attorney means the power of attorney granted by the European Master Purchaser to the Security Agent substantially in the form set out in Schedule 1 of the European Master Purchaser Deed of Charge;

European Master Purchaser Pre-Enforcement Priority of Payments means the order of priorities of payments set out in Clause 7.3 of the European Master Purchaser Deed of Charge;

European Master Purchaser Priority of Payments means the European Master Purchaser Pre-Enforcement Priority of Payments and/or the European Master Purchaser Post-Enforcement Priority of Payments, as the context requires;

European Master Purchaser Reserve Accounts means the European Master Purchaser MTN Principal Reserve Accounts and/or the European Liquidation Servicer Fee Reserve Account;

European Master Purchaser Secured Creditors means each of:

(a)                                  the Security Agent;

(b)                                 the Cash Manager (in its capacity as cash manager for the European Master Purchaser);

(c)                                  the Buhrmann European Noteholders;

(d)                                 each Buhrmann European Note Purchaser;

(e)                                  the Subordinated Buhrmann European Noteholders;

(f)                                    each Subordinated Buhrmann European Note Purchaser;

(g)                                 with respect to the obligations of the European Master Purchaser under Clause 2.2 of the European Master Purchaser Deed of Charge, the US Master Purchaser Secured Parties;

(h)                                 the Liquidation Servicer; and

(i)                                     such other persons who may from time to time be acceded as a beneficiary of the European Master Purchaser Security Documents;

European Master Purchaser Secured Obligations means the aggregate of all moneys and other liabilities for the time being due or owing by the European Master Purchaser:

(a)                                  to the Security Agent, the Liquidation Servicer, any Receiver, any Manager, the US Master Purchaser Secured Parties, the Buhrmann European Noteholders and the Subordinated Buhrmann European Noteholders under or pursuant to the European Master Purchaser

Security Documents, the Buhrmann European Notes and the Subordinated Buhrmann European Notes;

(b)                                 to the Cash Manager (in its capacity as cash manager for the European Master Purchaser) under the Cash Management Agreement and the European Master Purchaser Security Documents; and

(c)                                  to any Buhrmann European Note Purchaser or any Subordinated Buhrmann European Note Purchaser under the European Master Purchaser Funding Deed and the European Master Purchaser Security Documents;

European Master Purchaser Security Documents means the European Master Purchaser Deed of Charge, the European Master Purchaser Dutch Law Pledge Agreement, the European Master Purchaser German Law Pledge Agreement and the Dutch Collection Claims Pledge Agreements;

European Master Purchaser Senior Expenses means the amounts set out in paragraphs (a) to (d) in the European Master Purchaser Pre-Enforcement Priority of Payments;

European Master Purchaser Senior Note Event of Default means the occurrence of any of the events set out in Buhrmann European Note Condition 10;

European Master Purchaser Sterling MTN Principal Reserve Account means the account of the European Master Purchaser (account number 265462819 0000 GBP 001) with the European Master Purchaser Account Bank;

European Master Purchaser Sterling Transaction Account means the account of the European Master Purchaser (account no. 265461928 0000 GBP 000) in the name of the European Master Purchaser maintained with Deutsche Bank AG, Amsterdam;

European Master Purchaser Subordinated Note Event of Default means the occurrence of any of the events set out in Subordinated Buhrmann European Note Condition 10;

European Master Purchaser Transaction Accounts means the European Master Purchaser Sterling Transaction Account and the European Master Purchaser Euro Transaction Account;

European Master Receivables Purchase Agreement means each of the Dutch Master Receivables Purchase Agreement, any English Receivables Sale Contract and any Further European Master Receivables Purchase Agreement and relevant European Master Receivables Purchase Agreement means, in relation to any European Originator, the European Master Receivables Purchase Agreement to which such European Originator is a party;

European Originator means a Dutch Originator or an English Originator, as the context requires;

European Receivable means a Dutch Receivable and/or an English Receivable, as the context requires;

European Receivables Warehouse Company means Buhrmann Silver S.A.;

European Receivables Warehouse Company Account Bank means Deutsche Bank AG, Amsterdam and any other successor bank appointed in accordance with the Cash Management Agreement;

European Receivables Warehouse Company Available Funds means with respect to any Business Day, and each Agreed Currency (other than US dollars) (but without double counting):

(a)                                  all moneys standing to the credit of the relevant European Receivables Warehouse Company Transaction Account, in such Agreed Currency, as at the opening of business on that Business Day representing the Initial Purchase Price and Deferred Purchase Price received by the European Receivables Warehouse Company from the European Master Purchaser;

(b)                                 interest on all moneys standing to the credit of the relevant European Receivables Warehouse Company Transaction Account; and

(c)                                  interest and other amounts accrued on all Eligible Investments purchased with moneys standing to the credit of the relevant European Receivables Warehouse Company Transaction Account;

European Receivables Warehouse Company Charged Property means the whole of the right, title, benefit and interest of the European Receivables Warehouse Company in the property, assets and rights of the European Receivables Warehouse Company described in Clause 3 of the European Receivables Warehouse Company Deed of Charge and all other property, assets and rights whatsoever of the European Receivables Warehouse Company and wheresoever situated, present and future, including without limitation any uncalled share capital of the European Receivables Warehouse Company (but excluding always the sum of 1 euro retained by the European Receivables Warehouse Company);

European Receivables Warehouse Company Corporate Administration Agreement means the agreement dated 1 October 2000, as amended and restated on or about the MTN Closing Date, between the European Receivables Warehouse Company and Europcenter;

European Receivables Warehouse Company Deed of Charge means the guarantee and deed of charge dated 27 September 2000, as amended and restated on 28 September 2001 and on or before the MTN Closing Date, between the European Receivables Warehouse Company, the European Master Purchaser, the Cash Manager, the Master Servicer, the European Receivables Warehouse Company Account Bank, the Liquidation Servicer and the Security Agent;

European Receivables Warehouse Company Dutch Law Pledge Agreement means the agreement dated 27 September 2000, as amended and restated on or before the MTN Closing Date, between the European Receivables Warehouse Company, the European Master Purchaser, the Cash Manager and the Security Agent;

European Receivables Warehouse Company Enforcement Notice means a notice served by the Security Agent on the European Master Purchaser in accordance with the European Receivables Warehouse Company Deed of Charge;

European Receivables Warehouse Company English Warranty and Indemnity Deed means the warranty and indemnity deed dated the MTN Closing Date between the European Receivables Warehouse Company, the Security Agent and the European Master Purchaser;

European Receivables Warehouse Company Euro Transaction Account means the account of the European Receivables Warehouse Company (account no. 26.5439.841 0000 EUR 000) with Deutsche Bank AG, Amsterdam;

European Receivables Warehouse Company Further Security Agreement means an agreement, by way of security via a first ranking pledge or other similar security interest, for the payment and discharge of the European Receivables Warehouse Company Secured Obligations, subject to Clause 4 of the European Receivables Warehouse Company Deed of Charge, granted by the European Receivables Warehouse Company and entered into from time to time by the European Receivables Warehouse Company in respect of any Securitised Receivables purchased by it from the any Additional Originators (whether in respect of The Netherlands, England or any other Eligible Originator Country);

European Receivables Warehouse Company German Law Pledge Agreement means the pledge agreement dated 27 September 2000, as amended and restated on or before the MTN Closing Date, between the European Receivables Warehouse Company, the European Master Purchaser, the Cash Manager and the Security Agent;

European Receivables Warehouse Company Indemnities means, without double counting, all amounts due and payable by the European Receivables Warehouse Company from time to time under Clauses 7.6 and 8.3(f) of the Dutch Receivables Purchase Agreement, Clauses 2.3(e) and 4.6 of the English

Originator Warranty and Indemnity Deed, Clause 11.10 of the Cash Management Agreement and any other indemnity or similar payments due and payable by the European Receivables Warehouse Company under the Transaction Documents;

European Receivables Warehouse Company Notice of Intention to Make Offers to Sell means the notice of intention to make offers to sell English Receivables to the European Master Purchaser entered into by the European Receivables Warehouse Company;

European Receivables Warehouse Company Offer to Sell means any offer which may be made by the European Receivables Warehouse Company to the European Master Purchaser in accordance with the terms of the European Receivables Warehouse Company Notice of Intention to Make Offers to Sell to sell the benefit of English Receivables derived from Contracts;

European Receivables Warehouse Company Profit means such amount as shall be determined by the European Master Purchaser, the Cash Manager and the MTN Security Trustee prior to the MTN Closing Date;

European Receivables Warehouse Company Secured Creditors means each of:

(a)                                  the Security Agent;

(b)                                 the Cash Manager (in its capacity as cash manager for the European Receivables Warehouse Company);

(c)                                  the European Master Purchaser;

(d)                                 the Liquidation Servicer; and

(e)                                  such other persons who may from time to time be acceded as a beneficiary of the European Receivables Warehouse Company Security Documents;

European Receivables Warehouse Company Secured Obligations means the aggregate of all moneys and other liabilities for the time being due or owing by the European Receivables Warehouse Company:

(a)                                  to the Security Agent, the Liquidation Servicer, any Receiver, any Manager and the European Master Purchaser under or pursuant to the European Receivables Warehouse Company Security Documents;

(b)                                 to the Cash Manager (in its capacity as cash manager for the European Receivables Warehouse Company) under the Cash Management Agreement and the European Receivables Warehouse Company Security Documents; and

(c)                                  the European Master Purchaser under any Onward European Master Receivables Purchase Agreement and the European Receivables Warehouse Company Security Documents;

European Receivables Warehouse Company Security Documents means the European Receivables Warehouse Company Deed of Charge, the European Receivables Warehouse Company Dutch Law Pledge Agreement, the European Receivables Warehouse Company German Law Pledge Agreement and the Dutch Collection Claims Pledge Agreements;

European Receivables Warehouse Company Sterling Transaction Account means the account of the European Receivables Warehouse Company (account no. 26.5439.841 0000 GBP 001) in the name of the European Receivables Warehouse Company maintained with Deutsche Bank AG, Amsterdam;

European Receivables Warehouse Company Transaction Accounts means the European Receivables Warehouse Company Sterling Transaction Account and the European Receivables Warehouse Company Euro Transaction Account;

European Registrar means, in respect of the Buhrmann European Notes, the European Master Purchaser or any successor thereto appointed in accordance with Clause 19 of the Servicing Agreement and in accordance with the Buhrmann European Note Conditions;

European Securitisation Availability Period means the European Securitisation CP Availability Period and/or, the European Securitisation MTN Availability Period, as the context requires;

European Securitisation CP Availability Period means the period from and including the MTN Closing Date to, but excluding, the earlier of (i) the Jersey Company Liquidity Termination Date, (ii) the occurrence of an Early European Amortisation Event with respect to both euros and Sterling, (iii) the occurrence of a European Master Purchaser Event of Default (which, if capable of remedy, remains unremedied) and (iv) the occurrence of a Buhrmann Termination Event;

European Securitisation CP Funded Facility means the Euro Securitisation CP Funded Facility and/or the Sterling Securitisation CP Funded Facility, as the context may require;

European Securitisation CP Funded Facility Amount means, at any time, the sum of the Euro Securitisation CP Funded Facility Amount and the Sterling Securitisation CP Funded Facility Amount at that time;

European Securitisation Facility means the committed note issuance facility granted to the European Master Purchaser to enable the European Master Purchaser to raise funds by issuing Buhrmann European Notes to one or more Buhrmann European Note Purchasers;

European Securitisation MTN Availability Period means the period from and including the MTN Closing Date to, but excluding, the earlier of (i) the occurrence of an Early European Amortisation Event with respect to both euros and Sterling, (ii) the occurrence of a European Master Purchaser Event of Default (which, if capable of remedy, remains unremedied); and (iii) the occurrence of a Buhrmann Termination Event;

European Stop Funding Event means the occurrence of any of the following on any Business Day with respect to an Agreed Currency (other than US Dollars):

(a)                                  the European Master Purchaser has insufficient availability under the European Securitisation Facility to pay the Initial Purchase Price in respect of any European Receivable denominated in that Agreed Currency;

(b)                                 a Buhrmann Termination Event has occurred;

(c)                                  to the extent it does not constitute a Buhrmann Termination Event, the Security Agent certifies that any change in any relevant applicable law or regulation has impaired the ability of the Security Agent to enforce its rights under, or to perfect any material part of the security created by, any of the European Master Purchaser Security Documents;

(d)                                 on the immediately preceding Calculation Date (or on such Business Day if such Business Day is a Calculation Date) the European Average Aggregate Dilution Ratio exceeds 7.5 per cent. (in the case of euros) or 6 per cent. (in the case of Sterling);

(e)                                  on the immediately preceding Calculation Date (or on such Business Day if such Business Day is a Calculation Date) the European Average Aggregate Default Ratio exceeds 5.5 per cent. (in the case of euros) or 4 per cent. (in the case of Sterling);

(f)                                    on the immediately preceding Calculation Date (or on such Business Day if such Business Day is a Calculation Date) the European Average Aggregate Delinquency Ratio exceeds 16.5 per cent. (in the case of euros) or 9 per cent. in the case of Sterling);

(g)                                 on the immediately preceding Calculation Date (or on such Business Day if such Business Day is a Calculation Date) the European Average Days Sales Outstanding exceeds 100 days (in the case of euros) or 100 days (in the case of Sterling);

(h)                                 to the extent it does not constitute a Buhrmann Termination Event, the Master Servicer’s Daily Report for such Agreed Currency in respect of the immediately preceding Business Day has not been received by the Cash Manager on that Business Day; or

(i)                                     after giving effect to the issue of the Buhrmann European Notes denominated in such Agreed Currency to be issued on such Business Day and the application by the European Master Purchaser of the proceeds thereof, the European Asset Liability Test would not be satisfied with respect to such Agreed Currency;

(j)                                     on the immediately preceding Monthly Determination Date (or on such Business Day if such Business Day is a Monthly Determination Date) the undrawn portion of the MTN Issuer Liquidity Facility Limit denominated in that Agreed Currency is less than 3.5 times the Estimated Funding Costs for that Agreed Currency of the MTN Issuer for that Agreed Currency on that Monthly Determination Date, provided that for these purposes Cross Currency Notes will be deemed to be denominated in the Agreed Currency in which the Buhrmann Notes purchased with the proceeds thereof are denominated;

European Termination Date means the last day of the European Securitisation Availability Period;

Excess Concentration means at any time:

(a)                                  in the case of an Agreed Currency (other than US Dollars) the amount by which the Aggregate Face Amount of Securitised Receivables, in such Agreed Currency, of any Obligor exceeds the Maximum Obligor Limit of such Obligor multiplied by the Aggregate Face Amount of all Securitised Receivables denominated in such Agreed Currency; and

(b)                                 and, in the case of US Dollars:

(i)                                           the amount by which the Aggregate Face Amount of Securitised Receivables, in such Agreed Currency, of any Obligor exceeds the Maximum Obligor Limit of such Obligor multiplied by the Aggregate Face Amount of all Securitised Receivables denominated in such Agreed Currency;

(ii)                                        the amount by which the Aggregate Face Amount of all Securitised US Receivables comprising the Receivables in respect of which the Obligor is a nation or a government, a State or any other political subdivision thereof exceeds 5 per cent.;

(iii)                                       the amount by which the Aggregate Face Amount of all Securitised US Receivables comprising Receivables in respect of any one Obligor that is a nation or a government, a State or any other political subdivision thereof exceeds 2 per cent; and

(iv)                                      the amount by which the Aggregate Face Amount of all Securitised US Receivables comprising Receivables in respect of Cross-Billed Obligors exceeds 10 per cent.;

Exchange Act means the United States Securities Exchange Act of 1934, as amended;

Exchange Currency means, in relation to a Jersey Company Foreign Exchange Transaction under the Jersey Company Foreign Exchange Agreement, the Currency which is to be sold by the Jersey Company Counterparty and purchased by the Securitisation Company and specified in the Confirmation relating thereto;

Exchange Date means the date on or after 40 days after the applicable MTN Issue Date;

Exchange Event means:

(a)                                  the MTN Trustee has given a MTN Enforcement Notice to the MTN Issuer;

(b)                                 the MTN Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system satisfactory to the MTN Trustee is available; or

(c)                                  the MTN Issuer has or will become subject to adverse tax consequences which would not be suffered were the MTNs in definitive form and a certificate to such effect from two directors of the MTN Issuer has been given to the MTN Trustee;

Expected Defaults means the highest of the Average Default Ratio calculated on such Calculation Date and calculated on the preceding 11 Calculation Dates;

Expected Dilutions means the highest of the Average Dilution Ratio calculated on such Calculation Date or calculated on any of the preceding 11 Calculation Dates;

Extended Scheduled Termination Date means the date which is one year after the Scheduled Termination Date then in effect, extended in accordance with Section 3.4 of the LLC Agreement;

Extended Scheduled Termination Date Notice means the notice provided to the Members by the Managing Member, where the Managing Member is not the only Member, to extend the Scheduled Termination Date then in effect by an additional year;

Extraordinary Resolution means:

(a)                                 a resolution passed at a meeting of the MTN Noteholders, or as the context requires, a particular Class thereof, duly convened and held in accordance with the MTN Trust Deed by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll; or

(b)                                a resolution in writing signed by or on behalf of all the MTN Noteholders, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the MTN Noteholders;

Face Amount means, in respect of each Receivable, the total amount outstanding in respect of such Receivable as shown in the most recent Invoices File delivered by the relevant Originator to the relevant Master Purchaser;

Face Value means in respect of each Buhrmann Note and each Subordinated Buhrmann European Note, the face value thereof in the relevant Agreed Currency as stated thereon;

Facility means (A) in relation to the Jersey Company Overdraft Facility Agreement, the uncommitted multi-currency overdraft facility thereunder; or (B) in relation to the Jersey Company Liquidity Facility Agreement, the Euro Jersey Company Liquidity Facility and/or as the context requires, the Sterling

Jersey Company Liquidity Facility and/or as the context requires, the US Dollar Jersey Company Liquidity Facility thereunder;

Facility Office means (A) in relation to the Jersey Company Overdraft Bank, the office identified with its signature below or such other office as it may from time to time select; or (B) in relation to a Jersey Company Liquidity Bank, the office identified with its signature below or such other office as it may from time to time select;

Final European Securitisation Discharge Date means the date on which all amounts owing by the European Master Purchaser under the Buhrmann European Notes and the Transaction Documents have been paid or discharged in full;

Final US Securitisation Discharge Date means the date on which all amounts owing by the US Master Purchaser under the Buhrmann US Notes and the Transaction Documents have been paid or discharged in full;

Fixed Interest Period means, in connection with the MTNs, the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date;

Fixed Rate Note means an MTN that will bear interest at a fixed rate payable in arrear on such date or dates as may be agreed between the MTN Issuer and the relevant MTN Dealer(s) and on redemption. Such fixed rate of interest will be calculated on the basis of such Day Count Fraction as may be agreed between the MTN Issuer and the relevant MTN Dealer(s);

Floating Rate Note means an MTN that will bear interest at a floating rate determined:

(a)                                   on the same basis as the floating rate under a notional interest-rate swap transaction in the relevant Agreed Currency governed by an agreement incorporating the 2000 ISDA Definitions (as published by ISDA and as amended and updated as at the MTN Issue Date of the first Tranche of the MTNs of the relevant Series); or

(b)                                  on the basis of a reference rate appearing on the agreed screen page of a commercial quotation service; or

(c)                                   on such other basis as may be agreed between the MTN Issuer and the relevant MTN Dealer(s),

as indicated in the applicable Supplement.  Interest on Floating Rate Notes in respect of each Interest Period, as selected prior to issue by the MTN Issuer and the relevant MTN Dealer(s), will be payable in arrear on such Interest Payment Dates specified in, or determined pursuant to, the applicable Supplement and will be calculated on the basis of such Day Count Fraction as may be agreed between the MTN Issuer and the relevant MTN Dealer(s) (as indicated in the applicable Supplement);

Fortis Bank Dutch Collection Account means the account in the name of Proost en Brandt B.V. (account no. 21-35-35-408) with Fortis Bank Nederland;

Fortis Bank Dutch Collection Account Agreement means the collection account agreement dated the European Closing Date, as amended and restated on 26 November 2001 and on or before the MTN Closing Date, between Proost en Brandt B.V., the Master Servicer, the European Receivables Warehouse Company, the Security Agent and Fortis Bank Nederland;

Fortis Bank Dutch Collection Claims Pledge Agreement means the collection claims pledge agreement dated the European Closing Date, as amended and restated on or before the MTN Closing Date, between the European Receivables Warehouse Company, the Security Agent and Fortis Bank Nederland;

FSMA means the Financial Services and Markets Act 2000;

Further European Master Receivables Purchase Agreement means any purchase agreement, in respect of Receivables originated by a member of the Buhrmann Group in any Eligible Originator Country (other than The Netherlands, the United States and England) to be entered into from time to time between the European Receivables Warehouse Company, the Security Agent, the Parent and any Additional Jurisdiction Originator(s);

Further Security has the meaning specified in Clause 3.7 of the European Receivables Warehouse Company Deed of Charge and Clause 3.7 of the European Master Purchaser Deed of Charge, as the case may be;

GAAP means, in connection with the LLC Agreement, generally accepted accounting principles in the respective jurisdiction of the relevant entity which are in effect as of the date of the LLC Agreement;

German Security has the meaning specified in Clause 3.4 of the European Receivables Warehouse Company Deed of Charge and Clause 3.4 of the European Master Purchaser Deed of Charge, as the case may be;

Harris means Harris Trust and Savings Bank of 111 West Monroe Street, Chicago, Illinois, 60690;

Indemnified Persons has the meaning specified in Section 12.1 of the LLC Agreement;

Independent Manager means, in connection with the US Master Purchaser, Kevin P. Burns, or any successor;

ING Dutch Collection Account means the account in the name of Bührmann-Ubbens B.V. (account no. 69-14-11-182) with ING Bank N.V.;

ING Dutch Collection Account Agreement means the collection account agreement dated the 29 November 2000, as amended and restated on or before the MTN Closing Date, between Bührmann-Ubbens B.V., the Master Servicer, the European Receivables Warehouse Company, the Security Agent and ING Bank N.V.;

ING Dutch Collections Claims Pledge Agreement means the collection claims pledge agreement dated the 29 November 2000, as amended and restated on or before the MTN Closing Date, between the European Receivables Warehouse Company, the Security Agent and ING Bank N.V.;

Initial Buhrmann Note Purchaser means Rheingold No. 11 Limited, a company incorporated in Jersey, Channel Islands and having its registered office at Whiteley Chambers, Don Street, St. Helier, Jersey, Channel Islands;

Initial Dutch Originators means Bührmann-Ubbens B.V. and Proost en Brandt B.V.;

Initial Dutch Sub-Servicers means Bührmann-Ubbens B.V. and Proost en Brandt B.V.;

Initial English Originators means Robert Horne Group plc, The Howard Smith Paper Group Limited and The M6 Paper Group Limited;

Initial English Sub-Servicers means Robert Horne Group plc, The Howard Smith Paper Group Limited and The M6 Paper Group Limited;

Initial Originators means the Initial Dutch Originators, the Initial English Originators and the Initial US Originators;

Initial Purchase Price means, in respect of each Receivable:

A x (1-B)

where:

A                                      is the Purchase Price of such Receivable; and

B                                         is the Reserve Percentage in respect of the Agreed Currency in which such Receivable is denominated as at the Calculation Date immediately preceding the Purchase Date in respect of such Receivable;

Initial Subordinated Buhrmann European Note Purchaser means Buhrmann Fined B.V.;

Initial Sub-Servicers means the Initial Dutch Sub-Servicers, the Initial English Sub-Servicers and the Initial US Sub-Servicers, as the case may be;

Initial US Originator means each of Corporate Express and Corporate Express of Texas;

Initial US Sub-Servicer means each of Corporate Express and Corporate Express of Texas;

Insolvency Proceeding means, in connection with the European Master Purchaser, any proceeding that occurs where the European Master Purchaser or any other guarantor or obligor of any of the European Master Purchaser Guaranteed Obligations:

(a)                                 becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due,

(b)                                makes a general assignment, arrangement or composition with or for the benefit of its creditors,

(c)                                 institutes or has instituted against it a proceeding seeking a judgement of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation,

(d)                                seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets,

(e)                                 has a secured party take possession of all or substantially all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets or,

(f)                                   causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in Clauses (a) to (e) above;

Instructing Group means a group of Jersey Company Liquidity Banks the aggregate of whose Jersey Company Liquidity Commitments exceeds 50 per cent. of the sum of the Total Euro Commitments, Total Sterling Commitments and Total US Dollar Commitments of the Jersey Company Liquidity Banks (or, if the Total Euro Commitments, Total Sterling Commitments and Total US Dollar Commitments of the Jersey Company Liquidity Banks have been reduced to zero, exceeded that percentage of the sum of the Total Euro Commitments, Total Sterling Commitments and Total US Dollar Commitments of the Jersey Company Liquidity Banks immediately prior to the reduction thereof to zero);

Interbank Rate means in relation to any Jersey Company Advance or unpaid sum, means the rate determined by the Jersey Company Liquidity Agent to be arithmetic mean (rounded up, if necessary, to the nearest whole multiple of one hundred thousandth of one per cent. per annum) of the offered quotations in euro, sterling or US dollars, as appropriate, and for the required period which appear on the Telerate

Screen page 248 for euro, page 3750 for sterling, page 3750 for US dollars (or such other page(s) as may replace such page, for the purpose of displaying interest rates comparable thereto) as at 11.00 a.m. (Brussels time for euro, London time for sterling and US dollars) on the Quotation Date for such period provided that if no such display rate is then available, the arithmetic mean (rounded up, if necessary, to the nearest whole multiple of one hundred thousandth of one per cent. per annum) of the respective rates notified to the Jersey Company Liquidity Agent by each of the Reference Banks as the rate at which it offers deposits in the required currency and for the required period by prime banks in the Euro-zone interbank market for euro, London Interbank Market for sterling and London interbank market for US dollars at or about 11.00 a.m. (Brussels time for euro, London time for sterling and US dollars) on the Quotation Date for such period and, for the purpose of this definition, required period means the Term of such Jersey Company Advance or the period in respect of which the Interbank Rate falls to be determined in relation to such unpaid sum;

Interest means, with respect to any US Originator, the interest of such US Originator in the US Master Purchaser, as determined in accordance with the LLC Agreement and the US Contribution Agreement;

Interest Amount means, with respect to the MTNs, the amount of interest payable on the Floating Rate Notes and/or the Fixed Rate Notes, as the case may be, in respect of each Specified Denomination for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction and rounding the resultant figure to the nearest sub-unit of the relevant Agreed Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention;

Interest Commencement Date means, with respect to a Series of MTNs, the date specified in the applicable Supplement;

Interest Determination Date means, with respect to a Series of Floating Rate Notes, the date specified in the applicable Supplement;

Interest Payment Date means, with respect to the MTNs and in relation to any Floating Rate Note either:

(a)                                  the date which falls the number of months or other period specified as the Specified Period in the applicable Supplement after the preceding Interest Payment Date or the Interest Commencement Date (in the case of the first Interest Payment Date); or

(b)                                 such date or dates as are indicated in the applicable Supplement;

Interest Period has the meaning specified in the applicable Supplement;

Invoice means the notice for payment sent by an Originator to an Obligor specifying the goods and/or services delivered, the amount due to be paid in respect thereof by the Obligor and the due date for such payment;

Invoices File means the data file produced by or on behalf of each Originator in the form set out in Schedule 2 to the Servicing Agreement;

IPP Collections means, on any Collection Date in respect of an Agreed Currency:

where:

A                                      is the amount standing to the credit of the IPP Ledger in respect of that Agreed Currency as at opening of business on such Collection Date;

B                                        is the aggregate of the Face Amounts of all Securitised Receivables which are not Defaulted Receivables or (in the case of Securitised European Receivables only) Written-off Receivables denominated in that Agreed Currency as at opening of business on such Collection Date; and

C                                         is the aggregate of all amounts denominated in that Agreed Currency received by the European Receivables Warehouse Company or the relevant Master Purchaser into a Collection Account in relation to Securitised Receivables which are not Defaulted Receivables or (in the case of Securitised European Receivables only) Written-off Receivables;

IPP Ledger means the ledger maintained by the Master Servicer which will, in respect of each Agreed Currency:

(a)                                  be adjusted as appropriate with all amounts denominated in such Agreed Currency received for the account of the European Receivables Warehouse Company, the European Master Purchaser or the US Master Purchaser, as the case may be, on each Business Day into a Collection Account in respect of Securitised Receivables which represent IPP Collections; and

(b)                                  be adjusted as appropriate with all amounts denominated in such Agreed Currency which have been applied on each Business Day (i) in redeeming Buhrmann European Notes, Buhrmann US Notes and Subordinated Buhrmann European Notes, as the case may be, (ii) in purchasing European Receivables, or (iii) in the case of US Receivables, in increasing the Interest of a US Originator as a result of its contribution of US Receivables;

Issue Price means, with respect to a Series of MTNs, the date specified in the applicable Supplement;

ISDA means the International Swaps and Derivatives Association Inc.;

ISDA Definitions means the 2000 ISDA definitions, which includes references to the annex to the 2000 ISDA definitions, as published by ISDA;

ISDA Rate means, for an Interest Period, a rate equal to the Floating Rate that would be determined by the MTN Agent under an interest rate swap transaction if the MTN Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2000 ISDA Definitions as amended and updated as at the MTN Issue Date of the first Tranche of the MTNs, published by ISDA and under which:

(a)                                  the Floating Rate Option is as specified in the applicable Supplement;

(b)                                 the Designated Maturity is a period specified in the applicable Supplement; and

(c)                                  the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on LIBOR or EURIBOR, the first day of that Interest Period or (ii) in any other case, as specified in the applicable Supplement.

For the purposes of this definition “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions;

Jersey Company means Rheingold No. 11 Limited, a company incorporated in Jersey, Channel Islands and having its registered office at Whiteley Chambers, Don Street, St. Helier, Jersey, Channel Islands;

Jersey Company Account Bank means Deutsche Bank Aktiengesellschaft acting through its office at Taunusanlage 12, D-60325 Frankfurt am Main, Germany and any person appointed as Jersey Company Account Bank under the Jersey Company Cash Administration Agreement;

Jersey Company Accounts means both or either of the CP Issuer Transaction Account and the Jersey Company Operating Account;

Jersey Company Advance means an advance made under the Jersey Company Liquidity Facility Agreement, the Jersey Company Overdraft Facility Agreement and/or the Jersey Company Standby Letter of Credit Agreement, as the context requires;

Jersey Company Available Euro Liquidity Facility means at any time the amount equal to the Total Euro Commitments at such time less the sum of (a) the amount of each outstanding Jersey Company Advance denominated in euro made by a Jersey Company Liquidity Bank under the Jersey Company Liquidity Facility Agreement which is due for repayment after the relevant Jersey Company Drawdown Date and (b) the amount, if any, of Jersey Company Advances denominated in euro which the Jersey Company Liquidity Banks are obliged to make under the Jersey Company Liquidity Facility Agreement, provided that such amount shall not exceed the Jersey Company Borrowing Base;

Jersey Company Available Liquidity Commitment means in relation to a Jersey Company Liquidity Bank and the allocation to it of its share of any Jersey Company Advance in an Agreed Currency requested pursuant to Clause 5 of the Jersey Company Liquidity Facility Agreement, means zero or, if greater, its Jersey Company Liquidity Commitment in that Agreed Currency less the amount of all outstanding Jersey Company Advances in such Agreed Currency falling due for repayment after the Jersey Company Drawdown Date to which such allocation relates and which are owed in whole or in part to such Jersey Company Liquidity Bank;

Jersey Company Available Sterling Liquidity Facility means at any time the amount equal to the Total Sterling Commitments at such time less the sum of (a) the amount of each outstanding Jersey Company Advance denominated in sterling made by a Jersey Company Liquidity Bank under the Jersey Company Liquidity Facility Agreement which is due for repayment after the relevant Jersey Company Drawdown Date and (b) the amount, if any, of Jersey Company Advances denominated in sterling which the Jersey Company Liquidity Banks are obliged to make under the Jersey Company Liquidity Facility Agreement, provided that such amount shall not exceed the Jersey Company Borrowing Base;

Jersey Company Available US Dollar Liquidity Facility means at any time the amount equal to the Total US Dollar Commitments at such time less the sum of (a) the amount of each outstanding Jersey Company Advance denominated in US dollars made by a Jersey Company Liquidity Bank under the Jersey Company Liquidity Facility Agreement which is due for repayment after the relevant Jersey Company Drawdown Date and (b) the amount, if any, of Jersey Company Advances denominated in US dollars which the Jersey Company Liquidity Banks are obliged to make under the Jersey Company Liquidity Facility Agreement, provided that such amount shall not exceed the Jersey Company Borrowing Base;

Jersey Company Borrowing Base means on any Business Day in respect of any Agreed Currency an amount equal to Jersey Company Principal Proportion of (i) the aggregate of the Face Amounts of all Securitised Receivables denominated in that Agreed Currency (assuming that any such Receivables which are proposed to be purchased by the European Receivables Warehouse Company and on-sold to the European Master Purchaser or proposed to be purchased by the US Master Purchaser, as the case may be, on that Business Day have been purchased) and which are not Defaulted Receivables or (other than with respect to US dollars) Written-off Receivables plus (ii) any amounts standing to the credit of the relevant Master Purchaser Transaction Accounts in that Agreed Currency plus (iii) any amounts standing to the credit of a Collection Account in that Agreed Currency other than amounts which have been received in respect of Receivables which have been determined by the Master Servicer or the Liquidation Servicer, as the case may be, to be Non-Securitised Receivables plus (iv) any amounts of interest (whether by way of discount or not) accrued or to be accrued on any CP Notes then outstanding less (v) the aggregate Face Amount of any Jersey Company Subordinated Notes then outstanding;

Jersey Company Cash Administration Agreement means the cash administration agreement dated 27 September 2000, as amended and restated on 28 September 2001 and on or about the MTN Closing Date, between the Jersey Company Cash Administrator, the Jersey Company and the CP Issuer;

Jersey Company Cash Administration Fee means the monthly fee payable to the Jersey Company Cash Administrator and determined in accordance with Clause 10.2 of the Jersey Company Cash Administration Agreement and the Jersey Company Cash Administration Fee Letter;

Jersey Company Cash Administration Services means the cash administration services to be provided by the Jersey Company Cash Administrator under the Jersey Company Cash Administration Agreement;

Jersey Company Cash Administration Fee Letter means the letter dated 27 September 2000 relating to the Jersey Company Cash Administration Agreement;

Jersey Company Cash Administrator means Deutsche Bank Aktiengesellschaft and any person appointed as cash administrator under the Jersey Company Cash Administration Agreement;

Jersey Company Cash Collateral Amount has the meaning specified in Clause 3.2 of the Jersey Company Standby Letter of Credit Agreement;

Jersey Company Cost Ledger means the ledger identified as such and maintained in respect of the Jersey Company Operating Account for the purposes of Clauses 7 and 8 of the Jersey Company Cash Administration Agreement;

Jersey Company Counterparty means Deutsche Bank Aktiengesellschaft in its capacity as such under the Jersey Company Foreign Exchange Agreement and each other counterparty under the Jersey Company Hedging Transactions;

Jersey Company Documents means the European Master Purchaser Funding Deed, the US Master Purchaser Funding Agreement, the Jersey Company Cash Administration Agreement, the Jersey Company Standby Letter of Credit Agreement, the Jersey Company Standby Letter of Credit, the Jersey Company Liquidity Facility Agreement, the Jersey Company Overdraft Facility Agreement, the CP Commissioning Agreement, the Jersey Company Foreign Exchange Agreement, the Jersey Company Operating Account Security Assignment Agreement, the CP Issuer Transaction Account Security Assignment Agreement, the CP Issuer Corporate Secretarial and Administration Agreement, this Agreement, and any other agreement, document or deed from time to time entered into or executed and delivered by any of the parties hereto or thereto pursuant to the terms hereof or thereof or otherwise in connection with the CP Programme and the issue of CP Notes;

Jersey Company Drawdown Date means, (A) in relation to any Jersey Company Overdraft Advance the date for the making thereof as specified in the Jersey Company Notice of Drawdown relating thereto; or (B) in relation to any Jersey Company Advance under the Jersey Company Liquidity Facility Agreement the date for the making thereof, as specified in the Jersey Company Notice of Drawdown relating thereto;

Jersey Company Euro Liquidity Facility means the committed euro revolving facility granted by the Jersey Company Liquidity Banks to the Jersey Company pursuant to the Jersey Company Liquidity Facility Agreement;

Jersey Company Euro Liquidity Facility Limit means, as at the MTN Closing Date, an amount equal to €55,000,000 and, thereafter, such amount as is equal to the sum of €55,000,000 less the aggregate of all principal repayments in euros made by the Jersey Company under the Euro Securitisation CP Funded Facility, until such amount equals €50,000,000 and, thereafter, €50,000,000;

Jersey Company Euro Transaction Account means the account number 9619693 maintained with the Jersey Company Account Bank;

Jersey Company Event of Default means (A) any of those events specified in Clause 12 of the Jersey Company Overdraft Facility Agreement; or (B) any of those events specified in Clause 14.1 of the Jersey Company Liquidity Facility Agreement, as the context requires;

Jersey Company Foreign Exchange Agreement means the foreign exchange agreement dated 27 September 2000, as amended and restated on or about the MTN Closing Date, between the Jersey Company and Deutsche Bank Aktiengesellschaft;

Jersey Company Foreign Exchange Transaction means an agreement for the purchase of one Currency against the sale of another Currency (each as specified in the relevant Confirmation) by the parties to the Jersey Company Foreign Exchange Agreement;

Jersey Company Foreign Exchange Transaction Date means the date on which the Jersey Company Counterparty and the Securitisation Company enter into a Jersey Company Foreign Exchange Transaction under the Jersey Company Foreign Exchange Agreement;

Jersey Company Forward Contract means a Jersey Company Foreign Exchange Transaction under the Jersey Company Foreign Exchange Agreement which has a Value Date that falls more than two Business Days after the Jersey Company Foreign Exchange Transaction Date;

Jersey Company Funding Agreement means any agreement to which Initial Buhrmann Note Purchaser is a party pursuant to which the Initial Buhrmann Note Purchaser acquires or may acquire funds for the purposes of financing the purchase of Buhrmann European Notes under the European Master Purchaser Funding Deed or Buhrmann US Notes under the US Master Purchaser Funding Agreement and includes, on the date hereof, the Jersey Company Liquidity Facility Agreement, the Jersey Company Overdraft Facility Agreement, the CP Commissioning Agreement, the Jersey Company Standby Letter of Credit Agreement and the Jersey Company Foreign Exchange Agreement, all as amended, supplemented, novated or superseded from time to time;

Jersey Company Hedging Transaction means any hedging or foreign exchange contract entered into by the Jersey Company with a Jersey Company Counterparty;

Jersey Company L/C Bank means Deutsche Bank Aktiengesellschaft in its capacity as such under the Jersey Company Standby Letter of Credit Agreement;

Jersey Company Liquidity Agent means Deutsche Bank Aktiengesellschaft and any person appointed as Jersey Company Liquidity Agent under the Jersey Company Liquidity Facility Agreement;

Jersey Company Liquidity Bank means (a) any bank or financial institution whose name is listed in Schedule 1 to the Jersey Company Liquidity Facility Agreement whose Jersey Company Liquidity Commitment has not been cancelled whether through transfer or assignment or otherwise pursuant to the terms thereof and (b) any Transferee (as defined in the Schedule to the Jersey Company Transfer Certificate), and shall be construed so as to include their respective successors and assigns in accordance with their respective interests;

Jersey Company Liquidity Commitment means in relation to a Jersey Company Liquidity Bank, subject to any cancellation of such Jersey Company Liquidity Bank’s commitment as may be made pursuant to the Jersey Company Liquidity Facility Agreement, the amount for each Agreed Currency set opposite its name in Schedule 1 thereof;

Jersey Company Liquidity Facility means the liquidity facility provided to the Jersey Company by the Jersey Company Liquidity Banks pursuant to the Jersey Company Liquidity Facility Agreement;

Jersey Company Liquidity Facility Agreement means the liquidity facility agreement dated 27 September 2000, as amended and restated on 28 September 2001 and on or about the MTN Closing Date, between the Jersey Company, the Jersey Company Liquidity Agent and the Jersey Company Liquidity Banks and any extension or renewal thereof in accordance with Clause 2.3 of the Jersey Company Liquidity Facility Agreement;

Jersey Company Liquidity Facility Fee means the fee as separately agreed between the parties to the Jersey Company Liquidity Facility Agreement as set out in a letter dated 27 September 2000;

Jersey Company Liquidity Termination Date means the day which falls 364 days after (i) the Effective Date or (ii) the date of any renewal of the Jersey Company Liquidity Facility Agreement;

Jersey Company Notice of Drawdown means (A) a request for a Jersey Company Overdraft Advance pursuant to the Jersey Company Overdraft Facility Agreement; or (B) a request for a Jersey Company Advance pursuant to the Jersey Company Liquidity Facility Agreement;

Jersey Company Operating Account means the interest bearing account or accounts designated as such with account number 9619693, 10000 for euro, 10003 for sterling and 10005 for US dollars, bank sort code 500 700 10 and operated by Deutsche Bank Aktiengesellschaft as Jersey Company Cash Administrator in the name of the Jersey Company at the Jersey Company Account Bank utilised for the time being for the purposes of the Jersey Company Cash Administration Agreement or such other account or accounts as may for the time being be in addition thereto or substituted therefor in accordance with the provisions of the Jersey Company Cash Administration Agreement;

Jersey Company Operating Account Security Assignment Agreement means the Jersey Company Operating Account security assignment agreement dated 27 September 2000, as amended and restated on 28 September 2001 and on or about the MTN Closing Date, between the Jersey Company and the Jersey Company Security Trustee;

Jersey Company Overdraft Advance means an advance (as from time to time reduced by repayment) made or to be made by the Jersey Company Overdraft Bank under Clause 5 of the Jersey Company Overdraft Facility Agreement;

Jersey Company Overdraft Bank means Deutsche Bank Aktiengesellschaft;

Jersey Company Overdraft Facility Agreement means an overdraft facility agreement dated 27 September 2000, as amended and restated on 28 September 2001 and on or about the MTN Closing Date, between the Initial Buhrmann Note Purchaser and the Jersey Company Overdraft Bank and any extension or renewal thereof in accordance with the terms of the Jersey Company Overdraft Facility Agreement;

Jersey Company Principal Proportion on any date is a fraction (expressed as a percentage) calculated as (i) Y divided by (ii) (X+Y),

Where:

X                                       is the subscription price of the relevant Buhrmann Notes held by or on behalf of the MTN Issuer on such date; and

Y                                        is the subscription price of the relevant Buhrmann Notes held by or on behalf of the Initial Buhrmann Note Purchaser on such date;

Jersey Company Rating Trigger Period means the period of 35 days commencing on the date that the Rating Agencies notify the Jersey Cash Administrator of an actual or potential downgrade of the then current rating applicable to the CP Notes issued by the CP Issuer on behalf of the Jersey Company pursuant to the CP Commissioning Agreement are result directly or indirectly of an insufficiency in the levels of credit enhancement provided to the CP Issuer to support the purchase of the Buhrmann European Notes and/or the Buhrmann US Notes, as the case maybe

Jersey Company Register means the register maintained by or on behalf of the Jersey Company in respect of the Jersey Company Subordinated Notes, as more particularly described in the relevant Jersey Company Subordinated Note Conditions;

Jersey Company Registrar means in respect of Jersey Company Subordinated Notes, the Jersey Company or any successor thereto appointed in accordance with the Jersey Company Subordinated Note Conditions;

Jersey Company Security Trustee means Deutsche International Corporate Services Limited;

Jersey Company Spot Contract means a Jersey Company Foreign Exchange Transaction under the Jersey Company Foreign Exchange Agreement which has a Value Date two Business Days after the Jersey Company Foreign Exchange Transaction Date;

Jersey Company Standby Letter of Credit means the letter of credit issued by Deutsche Bank Aktiengesellschaft under the Jersey Company Standby Letter of Credit Agreement;

Jersey Company Standby Letter of Credit Accession Notice means the standby letter of credit accession notice dated 27 September 2000 (as amended and restated on 28 September 2001 and on 18 July 2002) from the Jersey Company to the Jersey Company L/C Bank;

Jersey Company Standby Letter of Credit Agreement means the standby letter of credit agreement dated 19 March 1998 and renewed on 28 July 2000, and as amended and restated on or about the MTN Closing Date, between the Jersey Company L/C Bank, the Jersey Company and other subsidiaries of Rheingold Securitisation Holdings Limited;

Jersey Company Sterling Liquidity Facility means the committed sterling revolving facility granted by the Jersey Company Liquidity Banks to the Jersey Company pursuant to the Jersey Company Liquidity Facility Agreement;

Jersey Company Sterling Liquidity Facility Limit means, as at the MTN Closing Date, £120,000,000 and, thereafter, such amount as is equal to the sum of £120,000,000 less the aggregate of all principal repayments in sterling made by the Jersey Company under the Sterling Securitisation CP Funded Facility, until such amount equals £50,000,000 and, thereafter, £50,000,000;

Jersey Company Sterling Transaction Account means the account number 9619693 maintained with the Jersey Company Account Bank;

Jersey Company Subordinated Note means any note issued by the Jersey Company pursuant to the Jersey Company Subordinated Note Purchase Facility and denominated in euro, Sterling or US Dollar, as applicable.

Jersey Company Subordinated Note Certificate means in respect of any Jersey Company Subordinated Note, a certificate in the form set out in Schedule 2 of the Jersey Company Subordinated Note Purchase Facility issued by the Jersey Company to the person registered as the Jersey Company Subordinated Noteholder in the Jersey Company Register;

Jersey Company Subordinated Note Conditions means the terms and conditions, in the form set out in Schedule 3 to the Jersey Company Subordinated Note Purchase Facility and a reference to a particular numbered Jersey Company Subordinated Note Condition shall be construed accordingly;

Jersey Company Subordinated Note Discount means, in relation to each Jersey Company Subordinated Note, the amount in the relevant Agreed Currency of that Jersey Company Subordinated Note which is equal to the product of the following formula as determined by the Jersey Cash Administrator on or before the relevant Jersey Company Subordinated Note Issue Date of that Jersey Company Subordinated Note:

(A – B) x C

where:

A                                      is the Required Reserve Amount in the relevant Agreed Currency;

B                                        is the AA Required Reserve Amount in the relevant Agreed Currency; and

C                                        is the Jersey Company Principal Portion as determined by the Cash Manager on or before the relevant Jersey Company Subordinated Note Issue Date;

Jersey Company Subordinated Note Discounted Value means with respect to a Jersey Company Subordinated Note, the Jersey Company Subordinated Note Face Value thereof less the relevant Jersey Company Subordinated Note Discount applicable thereto;

Jersey Company Subordinated Note Event of Default means any of those events specified in the Jersey Company Subordinated Note Condition 10;

Jersey Company Subordinated Note Face Value means in respect of each Jersey Company Subordinated Note, the face value thereof in the relevant Agreed Currency as stated thereon;

Jersey Company Subordinated Noteholder means the Jersey Company Subordinated Note Purchaser or any other person whose name is entered into the Jersey Company Register as the holder of such Jersey Company Subordinated Note, with the consent of the Jersey Company;

Jersey Company Subordinated Note Issue Date means the date of issue of a Jersey Company Subordinated Note;

Jersey Company Subordinated Note Purchase Facility means the subordinated note purchase facility dated 18 July 2002 made between the Jersey Company, the Jersey Company Subordinated Note Purchaser and the Jersey Company Security Trustee;

Jersey Company Subordinated Note Purchaser means Buhrmann Fined B.V.;

Jersey Company Subordinated Note Redemption Date means in respect of a Jersey Company Subordinated Note, its stated maturity date;

Jersey Company Subordinated Note Subscription Price means (a) in respect of each Jersey Company Subordinated Note, the amount in the relevant Agreed Currency at which such Jersey Company Subordinated Note was subscribed, as set out in the Jersey Company Subordinated Note Issue Notice delivered in respect of such Jersey Company Subordinated Note;

Jersey Company Transaction Account means the Jersey Company Euro Transaction Account and/or the Jersey Company Sterling Transaction Account and/or the Jersey Company US Dollar Transaction Account, as the case may be;

Jersey Company Transfer Certificate means the transfer certificate substantially in the form set out in Schedule 5 to the Jersey Company Liquidity Facility Agreement;

Jersey Company US Dollar Liquidity Facility means the committed US dollar revolving facility granted by the Jersey Company Liquidity Banks to the Jersey Company pursuant to the Jersey Company Liquidity Facility Agreement;

Jersey Company US Dollar Liquidity Facility Limit means US$125,000,000;

Jersey Company US Dollar Transaction Account means the account number 9619693 maintained with the Jersey Company Account Bank;

Jersey Company Yield Proportion on any date is a fraction (expressed as a percentage) calculated as (i) B divided by (ii) (A+B),

Where:

A                                      is the yield on the relevant Buhrmann Notes held by or on behalf of the MTN Issuer on such date; and

B                                        is the yield on the relevant Buhrmann Notes held by or on behalf of the Initial Buhrmann Note Purchaser on such date;

L/C Fee has the meaning specified in the Jersey Company Standby Letter of Credit Agreement;

L/C Portion has the meaning specified in the Jersey Company Standby Letter of Credit Agreement;

LPA means the Law of Property Act 1925;

Ledger Accounts means the Receivables Ledger, the Discount Ledger, the IPP Ledger, the DPP Ledger, the Reserve Ledger, the Loss Ledger and the Credit Note Ledger;

Liability means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation in respect of taxes, duties, levies, imposts and other charges) and including any Value Added Tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

LIBOR means the London inter bank offered rate;

Limited Liability Company Interest Certificate means, in connection with the LLC Agreement, the certificate which records the Interests of the Members, substantially in the form of Schedule 2 to the LLC Agreement;

Linked Credit Notes means a Credit Note that is linked by an Originator to a particular Receivable;

Liquidation Servicer means PricewaterhouseCoopers and any other servicer (other than a member of the Buhrmann Group) appointed to perform the duties of the Liquidation Servicer under the Servicing Agreement;

Liquidation Servicer Annual Fee means, the annual fee of the Liquidation Servicer due pursuant Clause 23.2(a) of the Servicing Agreement;

Liquidation Servicer Collections Fee means, following the occurrence of a Buhrmann Termination Event the fee due to the Liquidation Servicer pursuant to Clause 23.2(b) of the Servicing Agreement;

Liquidation Servicer Fee Reserve Account means the European Liquidation Servicer Fee Reserve Account and the US Liquidation Servicer Fee Reserve Account;

Liquidation Servicer Reserve Percentage means one per cent.;

Liquidator means, with respect to the US Master Purchaser, the Managing Member acting as liquidating trustee or, if the Managing Member is unable or unwilling to do so, a liquidating trustee appointed by Members holding more than 50 per cent. of the Interests of all of the Members, in either case appointed upon dissolution of the US Master Purchaser in accordance with the LLC Agreement;

LLC Agreement means the limited liability company agreement as amended and restated on or before the MTN Closing Date, between the Initial US Originators and the Independent Manager;

Lock Boxes means the Post Office Lock Boxes listed on Schedule 1 to the US Lock Box and Assigned Account Agreement;

London Business Day means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets settle payments and are open for general business in London;

Long Maturity Note means a Fixed Rate Note (other than a Fixed Rate Note which on issue had a Talon attached) whose nominal amount on issue is less than the aggregate interest payable thereon provided that such MTN shall cease to be a Long Maturity Note on the Interest Payment Date on which the aggregate amount of interest remaining to be paid after that date is less than the nominal amount of such MTN;

Loss Horizon means, on any Business Day:

A + B

where:

A                                      is the Average Credit Terms as at the most recent Calculation Date in respect of the relevant Securitised Receivables over the immediately preceding 30 days; and

B                                        is 30 (in the case of Securitised European Receivables) or 45 (in the case of Securitised US Receivables);

Loss Horizon Cumulative Sales means, on any Calculation Date in respect of an Agreed Currency, the aggregate Face Amount of all sales occurring during the immediately preceding Loss Horizon in respect of the relevant Securitised Receivables denominated in that Agreed Currency;

Loss Horizon Ratio means, on any Calculation Date and in respect of an Agreed Currency:

where:

A                                      is Loss Horizon Cumulative Sales; and

B                                        is (i) in respect of Securitised European Receivables the aggregate Face Amount of Securitised European Receivables denominated in such Agreed Currency; and (ii) in respect of Securitised US Receivables the aggregate of the Face Amount of all Securitised Receivables that are Eligible Receivables less Excess Concentrations;

Loss Ledger means the ledger maintained by the Master Servicer which will, in respect of each Agreed Currency:

(a)                                  be adjusted as appropriate with any part of the Face Amount of each Securitised Receivable denominated in that Agreed Currency which has not been received by the European Receivables Warehouse Company or the relevant Master Purchaser, as the case may be, as a result of such Securitised Receivable becoming a Defaulted Receivable on such Business Day; and

(b)                                  be adjusted as appropriate with all amounts denominated in such Agreed Currency received by the European Receivables Warehouse Company or the relevant Master Purchaser on each Business Day in respect of (i) Defaulted Receivables, (ii) payments made by an English Originator pursuant to Clause 3.1 of the English Originator Warranty and Indemnity Deed and (iii) payments made by the European Receivables Warehouse Company pursuant to Clause 3.1 of the European Receivables Warehouse Company English Warranty and Indemnity Deed;

Losses means any claims, liabilities, losses, damages, judgments, settlements, costs and expenses (including, without limitation, court costs and reasonable attorney’s fees and disbursements), or in relation to the taxable loss of the US Master Purchaser, determined for Federal income tax purposes under Section 703(a) of the Code, including items separately stated pursuant to Section 703(a)(1);

LP(MP) Act means The Law of Property (Miscellaneous Provisions) Act 1994;

Luxembourg MTN Listing Agent means Deutsche Bank Luxembourg S.A. in its capacity as listing agent for the MTN Programme;

Luxembourg MTN Paying Agent means Deutsche Bank Luxembourg S.A. acting through its office at 2 Boulevard Konrad Adenauer, L-1115 Luxembourg;

Manager means any insolvency official appointed by the court under any applicable law;

Managing Member means Corporate Express, or any successor;

Mandates means the resolutions, instructions and signature authorities relating to the relevant Accounts in the form agreed by the Jersey Company Cash Administrator as they may be modified from time to time and notified as provided in Clause 4 of the Jersey Company Cash Administration Agreement;

Margin means, with respect to any Floating Rate Notes, the amount specified in the applicable Supplement;

Master Definitions and Framework Deed refers to this Deed;

Master Purchaser Account Banks means the European Master Purchaser Account Bank and/or the US Master Purchaser Account Bank, as the context requires;

Master Purchaser MTN Principal Reserve Accounts means the European Master Purchaser MTN Principal Reserve Accounts and the US Master Purchaser MTN Principal Reserve Account;

Master Purchaser Reserve Accounts means the European Master Purchaser Reserve Accounts and the US Master Purchaser Reserve Accounts;

Master Purchaser Senior Expenses means the European Master Purchaser Senior Expenses and/or the US Master Purchaser Senior Expenses, as the context requires;

Master Purchaser Transaction Accounts means the European Master Purchaser Transaction Accounts and/or the US Master Purchaser Transaction Account, as the context requires;

Master Purchasers means the European Master Purchaser and the US Master Purchaser;

Master Servicer means Buhrmann Stafdiensten B.V. in its capacity as servicer under the Servicing Agreement;

Master Servicer’s Daily Report means (i) prior to a Buhrmann Termination Event a report prepared by the Master Servicer and in the form set out in Schedule 1 to the Servicing Agreement and (ii) thereafter, a report prepared by the Liquidation Servicer in accordance with the Servicing Agreement;

Master Servicer’s Monthly Report means (i) prior to a Buhrmann Termination Event a report prepared by the Master Servicer and in the form set out in Schedule 1 to the Servicing Agreement and (ii) thereafter, a report prepared by the Liquidation Servicer in accordance with the Servicing Agreement;

Material Adverse Effect means, with respect to any person or entity, a material adverse effect on: (a) the business, operations, property, condition (financial or otherwise) or prospects of such person or entity; (b) the ability of such person or entity to perform its obligations under any Transaction Document to which it is a party or on any of the rights or remedies of any other party to such Transaction Document; (c) the validity or enforceability of any Transaction Document to which it is a party; or (d) the collectability or enforceability or the value of any Securitised Receivables;

Maturing Buhrmann European Note means a Buhrmann European Note where on any Redemption Date, any sum is due to a Buhrmann European Note Purchaser in its capacity as a Buhrmann European Noteholder in respect of the redemption of that Buhrmann European Note;

Maximum Country Limit means, in respect of each Eligible Obligor Country, the limit (as a percentage of all Securitised Receivables denominated in the relevant Agreed Currency) set out in the column entitled “Country Concentration Limit” opposite the credit rating of that Eligible Obligor Country set out in the column entitled “Country Foreign Currency Rating”:

Country Foreign Currency Rating (Fitch/Moody’s/S&P)	Country Concentration Limit
AA and above/Aa2 and above/AA and above	No limit
AA-/Aa3/AA-	10 per cent.
A+/A1/A+	10 per cent.
A, A-, BBB+/A2, A3, Baa1/A, A-, BBB+	5 per cent.
BBB, BBB-/Baa2, Baa3/BBB, BBB-	3.3 per cent.
Below BBB-/Baa3/BBB- or unrated	2 per cent;

Maximum Obligor Limit means:

(a)                                  in respect of each Obligor in respect of Securitised European Receivables, 2 per cent., provided that (i) the limit with respect to the five largest Obligors in each Agreed Currency is 3.3 per cent., (ii) the aggregate Face Amount of all Securitised Receivables of the five largest Obligors in each Agreed Currency does not exceed 10 per cent. of all Securitised Receivables denominated in such Agreed Currency as a percentage of the aggregate Face Amount of all Securitised Receivables in the relevant Agreed Currency, and (iii) for the purposes of this paragraph (a) any Obligors affiliated with each other will be considered to be one “Obligor”; or

(b)                                 in respect of each Obligor in respect of Securitised US Receivables, the limit (as a percentage of the Face Amount of the Securitised US Receivables) set out in the column entitled “Obligor Limit” opposite the credit rating of that Obligor set out in the column entitled “Obligor Short-Term Rating” or, if such Obligor does not have a short-term credit rating, “Obligor Long-Term Rating”, as applicable;

Level	Obligor Short-Term Rating (Fitch)/(Moody’s)/(S&P)	Obligor Long-Term Rating (Fitch)/(Moody’s)/(S&P)	Obligor Limit
1	F1+/P-1/A-1+	AA-/Aa3/AA- and above	10 per cent.
2	F1/P-1/A-1	A+/A1/A+	10 per cent.
3	F2/P-2/A-2	A/A-BBB+/A2-Baa1/A-BBB+	5 per cent.
4	F3/P-3/A-3	BBB,BBB-/Baa2,Baa3/BBB,BBB-	the higher of 3.3 per cent. and the Obligor Limit for Level 5
5	Below F3/P-3/A-3 or unrated	Below BBB-/Baa3/BBB- or unrated	3.5 per cent;

For the purposes of the foregoing table:

(i)                                     any Obligor which is not rated by Moody’s but which has a rating by Fitch and/or S&P (a non-Moody’s rating) shall be deemed to have a Moody’s rating to be determined by converting the lowest non-Moody’s rating into a Moody’s rating and then varying such rating downwards by one notch as illustrated as follows:

(x)                                   Rating by Fitch, or as the case may be, Standard & Poor’s, of an Obligor at AAA will be converted into the equivalent Moody’s (Aaa) and the Moody’s equivalent rating will be reduced by one notch and therefore equal to Aa1; and

(y)                                 If an Obligor has ratings (whether actual or deemed) from more than one rating agency, the lowest such rating shall be operative for the purpose of determining the Obligor Limit; and

(ii)                                  any Obligors affiliated with each other will be considered to be one “Obligor”;

Maximum Right of Set-Off Limit means, in respect of the percentage of the Face Amount of all Securitised US Receivables that arise under a Contract that allows the Obligor to set-off any amount owed to the Originator by any amount such Originator owes such Obligor, 1 per cent;

Member means, in respect to the US Master Purchaser, any Person named in the LLC Agreement as a Member and includes any Additional Member or Successor admitted as a member of the US Master Purchaser pursuant to Section 9 of the LLC Agreement;

Monthly Determination Date means the second London Business Day prior to the start of each Interest Period;

Monthly Report means (A) in relation to the Jersey Company Standby Letter of Credit, the monthly report as defined in the Jersey Company Standby Letter of Credit Agreement; (B) in relation to the other Transaction Documents, the Master Servicer’s Monthly Report or (C) in relation to the MTNs, the MTN Noteholder Monthly Report;

Monthly Settlement Date means the twenty fifth day of each calendar month or if such day is not a Business Day;

Moody’s means Moody’s Investors Service Limited or its successor;

MTN means a note issued pursuant to the MTN Programme and denominated in such currency or currencies as may be agreed between the MTN Issuer and the relevant MTN Dealer(s) which has such maturity and denomination as may be agreed between the MTN Issuer and the relevant MTN Dealer(s) and issued or to be issued by the MTN Issuer pursuant to the MTN Programme Agreement or any other agreement between the MTN Issuer and the relevant MTN Dealer(s) relating to the MTN Programme, the MTN Agency Agreement and the MTN Trust Deed and which shall initially be represented by, and comprised in an MTN Temporary Global Note which may (in accordance with the terms of such MTN Temporary Global Note) be exchanged for an MTN Permanent Global Note which MTN Permanent Global Note may (in accordance with the terms of such MTN Permanent Global Note) in turn be exchanged for definitive MTNs and includes any replacements for a note issued pursuant to MTN Condition 10;

MTN Agency Agreement means the agency agreement dated on or before the MTN Closing Date, as amended and/or supplemented and/or restated from time to time, pursuant to which the MTN Issuer has appointed the MTN Agent and the other MTN Paying Agents in relation to all or any Series of MTNs and any other agreement for the time being in force appointing further or other MTN Paying Agents or another MTN Agent in relation to all or any Series of the MTNs, or in connection with their duties, the terms of which have previously been approved in writing by the MTN Trustee, together with any agreement for the time being in force amending or modifying the prior written approval of the MTN Trustee;

MTN Agent means Deutsche Bank AG London acting through its office at 1 Great Winchester Street, London EC2N 2DB, as agent under the MTN Agency Agreement and any successor agent appointed in accordance with the MTN Agency Agreement;

MTN Agreement Date means, in respect of any MTN, the date on which agreement is reached for the issue of such MTN as contemplated in Clause 2 of the MTN Programme Agreement which, in the case of MTNs issued on a syndicated basis or otherwise in relation to which an MTN Subscription Agreement is entered into, shall be the date on which the relevant MTN Subscription Agreement is signed by or on behalf of all the parties to it;

MTN Appointee means any attorney, manager, agent, delegate or other person appointed by either MTN Trustee or the MTN Security Trustee under the MTN Issuer Deed of Charge;

MTN Arranger means Deutsche Bank AG London and any other entity appointed as an arranger for the MTN Programme or in respect of any particular issue of MTNs under the MTN Programme and references to “MTN Arranger” shall be references to the relevant MTN Arranger;

MTN Available Interest Funds means in respect of any Interest Period and for each Agreed Currency, the sum of:

(a)                                   moneys received during such Interest Period following the redemption or roll over of any Buhrmann Note held by the MTN Issuer denominated in that Agreed Currency and which represent that portion of the Estimated Funding Costs payable by the MTN Issuer for such Interest Period;

(b)                                interest on all moneys standing to the credit of the relevant MTN Issuer Transaction Account, the relevant MTN Issuer Stop Funding Account and the relevant MTN Issuer Liquidity Facility Reserve Account (if any); and

(c)                                 interest and other amounts accrued on all Eligible Investments purchased with moneys standing to the credit of the relevant MTN Issuer Transaction Account, the relevant MTN Issuer Stop Funding Account and the relevant MTN Issuer Liquidity Facility Reserve Account (if any);

MTN Available Principal Funds means, for each Agreed Currency (a) prior to the occurrence of an Early European Amortisation Event with respect to such Agreed Currency or an Early US Amortisation Event, as applicable, the sum of the redemption amounts received by the MTN Issuer following redemption of any Buhrmann Note held by the MTN Issuer denominated in that Agreed Currency (other than amounts on deposit in the relevant MTN Issuer Stop Funding Account) and which do not represent that portion of the Estimated Funding Costs allocable to the MTN Issuer in respect of that Buhrmann Note to the extent that such funds have not been utilised on the relevant redemption date to purchase a new Buhrmann Note and (b) after the occurrence of an Early European Amortisation Event with respect to such Agreed Currency or an Early US Amortisation Event, as applicable, the sum of the redemption amounts received by the MTN Issuer following redemption of any Buhrmann Note held by the MTN Issuer denominated in that Agreed Currency (including amounts on deposit in the relevant MTN Issuer Stop Funding Account) and which do not represent that portion of Estimated Funding Costs allocable to the MTN Issuer in respect of that Buhrmann Note;

MTN Calculation Agency Agreement means an agreement supplemental to the MTN Agency Agreement in or substantially in the same form set out in Schedule 1 to the MTN Agency Agreement or in such form as may be agreed to between the MTN Trustee and the MTN Security Trustee;

MTN Calculation Agent means the MTN Agent or such other person specified in the applicable Supplement;

MTN Class A means MTNs specified as MTN Class A in the applicable Supplement;

MTN Class B means MTNs specified as MTN Class B in the applicable Supplement;

MTN Class C means MTNs specified as MTN Class C in the applicable Supplement;

MTN Class D means MTNs specified as MTN Class D in the applicable Supplement;

MTN Class E means MTNs specified as MTN Class E in the applicable Supplement;

MTN Class F means MTNs specified as MTN Class F in the applicable Supplement;

MTN Closing Date means 18 July 2002 or such other date as may be agreed between the MTN Arranger, the MTN Issuer and the Master Purchasers;

MTN Conditions means the terms and conditions of the MTNs, in the form set out in Schedule 1 of the MTN Trust Deed and a reference to a particular numbered MTN Condition shall be construed accordingly;

MTN Confirmation Letter means:

(a)                                  in respect of the appointment of a third party as an MTN Dealer for the duration of the MTN Programme, the MTN Confirmation Letter substantially in the form set out in Part II of Appendix C to the MTN Programme Agreement; and

(b)                                  in respect of the appointment of a third party as an MTN Dealer for one or more particular issues of MTNs under the MTN Programme, the MTN Confirmation Letter substantially in the form set out in Part IV of Appendix C to the MTN Programme Agreement;

MTN Dealer means Deutsche Bank AG London, and any other entity which the MTN Issuer may appoint as an MTN Dealer and notice of whose appointment has been given to the MTN Agent and the MTN Trustee by the MTN Issuer in accordance with the provisions of the MTN Programme Agreement but excluding any entity whose appointment has been terminated in accordance with the provisions of the MTN Programme Agreement and notice of such termination has been given to the MTN Agent and the MTN Trustee by the MTN Issuer in accordance with the provisions of the MTN Programme Agreement and references to a relevant MTN Dealer or the relevant MTN Dealer(s) mean, in relation to any Tranche or Series of MTNs, the MTN Dealer or MTN Dealers with whom the MTN Issuer has agreed the issue of the MTNs of such Tranche or Series and MTN Dealer means any one of them;

MTN Dealer Accession Letter means:

(a)                                  in respect of the appointment of a third party as an MTN Dealer for the duration of the MTN Programme, the MTN Dealer Accession Letter substantially in the form set out in Part I of Appendix C to the MTN Programme Agreement; and

(b)                                  in respect of the appointment of a third party as an MTN Dealer for one or more particular issues of MTNs under the MTN Programme, the MTN Dealer Accession Letter substantially in the form set out in Part III of Appendix C to the MTN Programme Agreement;

MTN Definitive Note means an MTN in definitive form issued, or as the case may require, to be issued by the MTN Issuer, in accordance with the provisions of the MTN Programme Agreement, the MTN Agency Agreement and the MTN Trust Deed, or any other agreement between the MTN Issuer and the relevant MTN Dealer(s), in exchange for an MTN Permanent Global Note, such MTN in definitive form being in the form or substantially in the form set out in Part II of the Second Schedule of the MTN Trust Deed with such modifications (if any) as may be agreed between the MTN Issuer, the MTN Agent, the MTN Trustee and the relevant MTN Dealer(s) and having the MTN Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the MTN Conditions by reference as indicated in the applicable Supplement and having the relevant information supplementing, replacing or modifying the MTN Conditions appearing in the applicable Supplement endorsed thereon or attached thereto and having Coupons and, where appropriate, Talons attached thereto on issue;

MTN Expected Maturity Date means, with respect to any Series of MTNs, the date specified in the applicable Supplement;

MTN Global Note means an MTN Temporary Global Note and/or an MTN Permanent Global Note, as the context requires;

MTN Investor Presentation Materials means all materials, including slides, prepared by the MTN Arranger, the MTN Lead Manager or any MTN Dealer in connection with the marketing of the MTNs and the credit rating thereof;

MTN Issue Date means, in respect of any MTN, the date of issue and purchase of such MTN pursuant to and in accordance with the MTN Programme Agreement or any other agreement between the MTN Issuer and the relevant MTN Dealer(s) being, in the case of any definitive MTN represented initially by an MTN Global Note, the same date as the date of issue of the MTN Global Note which initially represented such MTN;

MTN Issuer means Silver Funding Limited whose registered office is at Whiteley Chambers, Don Street, St. Helier, Jersey, JE4 9WG, Channel Islands;

MTN Issuer Account Bank means Deutsche Bank AG, Amsterdam and any other successor bank appointed in accordance with the Cash Management Agreement;

MTN Issuer Accounts means the MTN Issuer Transaction Accounts and/or the MTN Issuer Stop Funding Accounts and/or the MTN Issuer Liquidity Facility Reserve Accounts (if any);

MTN Issuer Administration Agreements means the MTN Issuer Corporate Administration Agreement, the MTN Issuer Fiduciary Administration Agreement and the MTN Issuer SPV Administration Agreement;

MTN Issuer Charged Property means the whole of the right, title, benefit and interest of the MTN Issuer in the property, assets and rights of the MTN Issuer described in Clause 3 of the MTN Issuer Deed of Charge and all other property, assets and rights whatsoever of the MTN Issuer and wheresoever situated, present and future, including without limitation any uncalled share capital of the MTN Issuer;

MTN Issuer Corporate Administration Agreement means the agreement dated on or before the MTN Closing Date between the MTN Issuer and the MTN Issuer Corporate Administrator;

MTN Issuer Corporate Administrator means Deutsche International Corporate Services Limited;

MTN Issuer Deed of Charge means the deed of charge and assignment dated on or before the MTN Closing Date between the MTN Issuer, the MTN Trustee, the MTN Security Trustee, the Security Agent, the European Master Purchaser, the MTN Paying Agents, the MTN Issuer Liquidity Facility Provider, the MTN Issuer Account Bank and the Cash Manager;

MTN Issuer Dutch Law Pledge Agreement means the pledge agreement dated on or before the MTN Closing Date between the MTN Issuer, the Cash Manager, the MTN Security Trustee and the MTN Issuer Account Bank;

MTN Issuer Dutch Law Security has the meaning specified in Clause 3.2 of the MTN Issuer Deed of Charge;

MTN Issuer Enforcement Notice means a notice served in writing to the MTN Issuer provided by the MTN Security Trustee pursuant to MTN Condition 10 certifying the occurrence of an MTN Issuer Event of Default thereby declaring the MTNs immediately due and payable;

MTN Issuer English Law Assigned Agreements has the meaning specified in Clause 3.1 of the MTN Issuer Deed of Charge;

MTN Issuer Euro Liquidity Facility Reserve Account means the account of the MTN Issuer (account number 265462983 0000 EUR 002) with the MTN Issuer Account Bank;

MTN Issuer Euro Stop Funding Account means the account of the MTN Issuer (account number 265462940 0000 EUR 001) with the MTN Issuer Account Bank;

MTN Issuer Euro Transaction Account means the account of the MTN Issuer (account number 265461995 0000 EUR 000) with the MTN Issuer Account Bank;

MTN Issuer European Stop Funding Accounts means the MTN Issuer Euro Stop Funding Account and the MTN Issuer Sterling Stop Funding Account;

MTN Issuer European Transaction Accounts means the MTN Issuer Euro Transaction Account and the MTN Issuer Sterling Transaction Account;

MTN Issuer Event of Default has the meaning specified in MTN Condition 10;

MTN Issuer Fiduciary Administration Agreement means the agreement dated on or before the MTN Closing Date between the MTN Issuer and Ogier SPV Services Limited for the provision of directors to the MTN Issuer;

MTN Issuer German Law Pledge Agreement means the pledge agreement dated on or before the MTN Closing Date between the MTN Issuer, the Cash Manager, the Security Agent and the MTN Security Trustee;

MTN Issuer German Law Security has the meaning specified in Clause 3.4 of the MTN Issuer Deed of Charge;

MTN Issuer Liquidity Facility means the liquidity facility provided to the MTN Issuer by the MTN Issuer Liquidity Provider pursuant to the MTN Issuer Liquidity Facility Agreement;

MTN Issuer Liquidity Facility Agreement means the liquidity facility agreement dated on or before the MTN Closing Date between the MTN Issuer, the MTN Issuer Liquidity Facility Provider and the MTN Issuer Security Trustee;

MTN Issuer Liquidity Facility Provider means Deutsche Bank AG, Amsterdam and its successors and assigns;

MTN Issuer Liquidity Facility Reserve Accounts means the MTN Issuer Euro Liquidity Facility Reserve Account, the MTN Issuer Sterling Liquidity Facility Reserve Account and the MTN Issuer US Dollar Liquidity Facility Reserve Account;

MTN Issuer Liquidity Shortfall has the meaning specified in the MTN Issuer Liquidity Facility Agreement;

MTN Issuer Mandate means a bank mandate completed by the MTN Issuer in respect of each MTN Issuer Account;

MTN Issuer New York Law Security has the meaning specified in Clause 3.7 of the MTN Issuer Deed of Charge;

MTN Issuer Principal Proportion on any date is a fraction (expressed as a percentage) calculated as (i) X divided by (ii) (X+Y),

where:

X                                       is the subscription price of the relevant Buhrmann Notes held by or on behalf of the MTN Issuer on such date; and

Y                                        is the subscription price of the relevant Buhrmann Notes held by or on behalf of the Initial Buhrmann Note Purchaser on such date;

MTN Issuer Secured Creditors means the MTN Security Trustee (in its capacity as a creditor of the MTN Issuer), the MTN Trustee, the MTN Noteholders, any receiver of the MTN Issuer (in its capacity as a creditor of the MTN Issuer), the MTN Issuer Corporate Administrator under the MTN Issuer Corporate Administration Agreement, any additional administrators of the MTN Issuer, the MTN Paying Agents under the MTN Agency Agreement, the MTN Issuer Liquidity Facility Provider under the MTN Issuer Liquidity Facility Agreement, the Cash Manager (in its capacity as cash manager for the MTN Issuer) and the MTN Issuer Account Bank under the Cash Management Agreement and MTN Issuer Secured Creditor shall mean any one of them and shall be construed accordingly;

MTN Issuer Secured Obligations means all amounts and liabilities owing from time to time by the MTN Issuer to the MTN Issuer Secured Creditors;

MTN Issuer Security Documents means the MTN Issuer Deed of Charge, the MTN Issuer US Security Agreement, the MTN Issuer Dutch Law Pledge Agreement and the MTN Issuer German Law Pledge Agreement;

MTN Issuer SPV Administration Agreement means the agreement dated on or before the MTN Closing Date between the MTN Issuer and Ogier SPV Services Limited for the provision of a registered office of the MTN Issuer;

MTN Issuer Sterling Liquidity Facility Reserve Account means the account of the MTN Issuer (account number 265462983 0000 GBP 002) with the MTN Issuer Account Bank;

MTN Issuer Sterling Stop Funding Account means the account of the MTN Issuer (account number 265462940 0000 GBP 001) with the MTN Issuer Account Bank;

MTN Issuer Sterling Transaction Account means the account of the MTN Issuer (account number 265461995 0000 GBP 000) with the MTN Issuer Account Bank;

MTN Issuer Stop Funding Accounts means the MTN Issuer European Stop Funding Accounts and the MTN Issuer US Dollar Stop Funding Account;

MTN Issuer Swap means either a foreign exchange swap or interest rate swap which the MTN Issuer, on the advice of the Cash Manager, may enter into from time to time subject to the satisfaction of the Rating Condition;

MTN Issuer Transaction Accounts means the MTN Issuer European Transaction Accounts and the MTN Issuer US Dollar Transaction Accounts;

MTN Issuer US Dollar Liquidity Facility Reserve Account means the account of the MTN Issuer (account number 265462983 0000 USD 002) with the MTN Issuer Account Bank;

MTN Issuer US Dollar Stop Funding Account means the account of the MTN Issuer (account number 265462940 0000 USD 001) with the MTN Issuer Account Bank;

MTN Issuer US Dollar Transaction Account means the account of the MTN Issuer (account number 265461995 0000 USD 000) with the MTN Issuer Account Bank;

MTN Issuer US Security Agreement means the security agreement dated on or before the MTN Closing Date between the MTN Issuer, the MTN Issuer Account Bank, US Master Purchaser and the MTN Security Trustee;

MTN Issuer Yield Proportion on any date is a fraction (expressed as a percentage) calculated as (i) A divided by (ii) (A+B),

where:

A                                      is the yield on the relevant Buhrmann Notes held by or on behalf of the MTN Issuer on such date; and

B                                        is the yield on the relevant Buhrmann Notes held by or on behalf of the Initial Buhrmann Note Purchaser on such date;

MTN Lead Manager means, in relation to any Tranche of MTNs, the person named as MTN Lead Manager in the applicable MTN Subscription Agreement;

MTN Listing Agent means Deutsche Bank Luxembourg S.A.;

MTN Maturity Date with respect to any Series of MTNs, has the meaning specified in the applicable Supplement;

MTN Noteholder means the several persons who are for the time being holders of outstanding MTNs save that, in respect of the MTNs of any Series, for so long as such MTNs or any part thereof are represented by an MTN Global Note deposited with a common depositary for Euroclear and Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular nominal amount of the MTNs of such Series shall be deemed to be the holder of such nominal amount of such MTNs (and the holder of the relevant MTN Global Note shall be deemed not to be the holder) for all purposes of the MTN Trust Deed other than with respect to the payment of principal or interest on such nominal amount of such MTNs, the rights to which shall be vested, as against the MTN Issuer and the MTN Trustee, solely in such common depositary and for which purpose such common depositary shall be deemed to be the holder of such nominal amount of such MTNs in accordance with and subject to its terms and the provisions of the MTN Trust Deed and the expressions MTN Noteholder, MTN holder and holder of MTNs and related expressions shall be construed accordingly;

MTN Noteholder Monthly Report means, a report prepared by the Cash Manager and in the form set out in Schedule 1 to the Cash Management Agreement;

MTN Offering Circular means the offering circular relating to the MTNs prepared in connection with the MTN Programme as revised, supplemented or amended from time to time by the MTN Issuer in accordance with Clause 5.2 of the MTN Programme Agreement including any documents which are from time to time incorporated in the offering circular by reference except that:

(a)                                  in relation to each Tranche of MTNs only the applicable Supplement shall be deemed to be included in the MTN Offering Circular; and

(b)                                  for the purpose of Clause 4.5 of the MTN Programme Agreement in respect of the MTN Agreement Date and the MTN Issue Date, the MTN Offering Circular means the offering circular as at the MTN Agreement Date, but not including any subsequent revision, supplement or amendment to it or incorporation of information in it;

MTN Paying Agents means, in relation to all or any Series of the MTNs, the several institutions (including, where the context permits, the MTN Agent and the Luxembourg MTN Paying Agent) at their respective specified offices initially appointed as paying agents in relation to such MTNs by the MTN Issuer pursuant to the MTN Agency Agreement and/or if applicable, any Successor paying agents at their respective specified offices in relation to all or any Series of the MTNs;

MTN Permanent Global Note means a global note in the form or substantially in the form set out in Part II of the Second Schedule to the MTN Trust Deed with such modifications (if any) as may be agreed between the MTN Issuer, the MTN Agent, the MTN Trustee and the relevant MTN Dealer(s), together with the copy of the applicable Supplement annexed thereto, comprising some or all of the

MTNs of the same Series, issued by the MTN Issuer pursuant to the MTN Programme Agreement or any other agreement between the MTN Issuer and the relevant MTN Dealer(s) relating to the MTN Programme, the MTN Agency Agreement and the MTN Trust Deed in exchange for the whole or part of any MTN Temporary Global Note issued in respect of such MTNs;

MTN Pre-Enforcement Interest Priority of Payments means the order of priorities of payments as set out in Clause 7.2 of the MTN Issuer Deed of Charge;

MTN Pre-Enforcement Principal Priority of Payments means the order of priorities of payments as set out in Clause 7.3 of the MTN Issuer Deed of Charge;

MTN Post-Enforcement Interest Priority of Payments means the order of priorities of payments as set out in Clause 8.3 of the MTN Issuer Deed of Charge;

MTN Post-Enforcement Principal Priority of Payments means the order of priorities of payments as set out in Clause 8.4 of the MTN Issuer Deed of Charge;

MTN Procedures Memorandum means the operating and administrative procedures memorandum dated on or before the MTN Closing Date, as amended or varied from time to time including, in respect of any Tranche, by agreement between the MTN Issuer and the relevant MTN Dealer or MTN Lead Manager with the approval in writing of the MTN Agent;

MTN Programme means the Silver Funding Limited €800,000,000 asset-backed euro medium term note programme;

MTN Programme Agreement means the agreement dated on or before the MTN Closing Date between the MTN Issuer and the MTN Dealers named therein (or deemed named therein), the European Receivables Warehouse Company, the Master Purchasers and the Parent, concerning the purchase of MTNs to be issued pursuant to the MTN Programme together with any agreement for the time being in force amending, replacing, novating or modifying such agreement and any accession letters and/or agreements supplemental thereto;

MTN Programme Limit means, €800,000,000 or such other greater amount as may be agreed pursuant to Clause 12 of the MTN Programme Agreement;

MTN Relevant Party means each MTN Dealer, each of their respective affiliates and each person who controls them (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each of their respective directors, officers, employees and agents;

MTN Security Trustee means Deutsche Trustee Company Limited and all other persons or companies for the time being the security trustee under the MTN Issuer Deed of Charge;

MTN Subscription Agreement means an agreement supplemental to the MTN Programme Agreement (by whatever name called) in or substantially in the form set out in Appendix E to the MTN Programme Agreement or in such other form as may be agreed between the MTN Issuer and the MTN Lead Manager or one or more MTN Dealers (as the case may be);

MTN Temporary Global Note means a temporary global note in the form or substantially in the form set out in Part I of the Second Schedule to the MTN Trust Deed together with the copy of the applicable Supplement annexed thereto with such modifications (if any) as may be agreed between the MTN Issuer, the MTN Agent, the MTN Trustee and the relevant MTN Dealer(s), comprising some or all of the MTNs of the same Series, issued by the MTN Issuer pursuant to the MTN Programme Agreement or any other agreement between the MTN Issuer and the relevant MTN Dealer(s) relating to the MTN Programme, the MTN Agency Agreement and the MTN Trust Deed;

MTN Transaction Documents means the MTN Programme Agreement, the MTN Agency Agreement, the MTN Issuer Deed of Charge, the MTN Trust Deed, the Cash Management Agreement, the MTN

Issuer Liquidity Facility Agreement, the MTN Issuer US Security Agreement, the MTN Issuer Administration Agreements, the MTN Issuer Dutch Law Pledge Agreement, the MTN Issuer German Law Pledge Agreement, the European Master Purchaser Funding Deed, the US Master Purchaser Funding Agreement, the European Master Purchaser Security Documents, the US Master Purchaser Security Agreement and all other documents and agreements entered into in connection with the issue of the MTNs and the purchase of the Buhrmann Notes;

MTN Trust Deed means the trust deed dated on or before the MTN Closing Date between the MTN Issuer and the MTN Trustee under which MTNs will, on issue, be constituted and which sets out the terms and conditions on which the MTN Trustee has agreed to act as trustee and includes any trust deed or other document executed by the MTN Issuer and the MTN Trustee in accordance with the provisions of the MTN Trust Deed and expressed to be supplemental to the MTN Trust Deed;

MTN Trustee means Deutsche Trustee Company Limited and any other trustee or trustees for the time being for the holders of the MTNs appointed in accordance with the MTN Trust Deed;

Multiemployer Plan means a multiemployer plan as defined in Section 4001(a)(3) of ERISA;

New Buhrmann European Note means a Buhrmann European Note denominated in the same Agreed Currency as the Maturing Buhrmann European Note for which the Buhrmann European Note Purchaser is obliged upon the relevant Redemption Date to subscribe for a further Buhrmann European Note denominated in the same Agreed Currency;

New MTN Dealer means any entity appointed as an additional MTN Dealer in accordance with Clause 11 of the MTN Programme Agreement;

Nominal Amount with respect to any Series of MTNs has the meaning specified in the applicable Supplement;

Non-Conforming Dutch Receivable has the meaning specified in Clause 11.1(a) of the Dutch Master Receivables Purchase Agreement and Clause 11.1(a) of the Onward Dutch Master Receivables Purchase Agreement;

Non-Conforming English Receivable has the meaning given to it in Clause 6.1(a) of the English Originator Warranty and Indemnity Deed and Clause 5.1(a) of the European Receivables Warehouse Company English Warranty and Indemnity Deed;

Non-Conforming Receivable means a Non-Conforming Dutch Receivable, a Non-Conforming English Receivable and/or a Non-Conforming US Receivable, as the context requires;

Non-Conforming US Receivable has the meaning given to it in Clause 11.1(a) of the US Contribution Agreement;

Non-Funded Receivables means Securitised Receivables the purchase of which has been funded by the issue of Subordinated Buhrmann European Notes or additional Capital Contributions;

Non-Securitised Dutch Receivables means Dutch Receivables which have not been sold and transferred to the European Receivables Warehouse Company by a Dutch Originator;

Non-Securitised English Receivables means English Receivables which have not been sold and transferred to the European Receivables Warehouse Company by an English Originator;

Non-Securitised European Receivables means the Non-Securitised Dutch Receivables, and/or the Non-Securitised English Receivables, as the context requires;

Non-Securitised Receivables means the Non-Securitised European Receivables and/or the Non-Securitised US Receivables, as the context requires;

Non-Securitised US Receivables means US Receivables which have not been sold and transferred to the US Master Purchaser by a US Originator;

Obligor means any person who owes a payment obligation to an Originator, the European Receivables Warehouse Company or the relevant Master Purchaser in respect of a Securitised Receivable;

Obligor Percentage means, on any Business Day and in respect of an Agreed Currency, an amount expressed as percentage representing the amount which the largest Obligor by value represents of the all Securitised Receivables denominated in such Agreed Currency less the Excess Concentration in respect of such Obligor;

Offer to Contribute has the meaning specified in Clause 2 of the US Contribution Agreement;

Onward Dutch Master Receivables Purchase Agreement means the purchase agreement dated on or before the MTN Closing Date between the European Master Purchaser, the European Receivables Warehouse Company, the Parent and the Security Agent;

Onward English Receivables Sale Contract means each contract concluded for the sale of English Receivables between the European Receivables Warehouse Company and the European Master Purchaser arising from the due acceptance of a European Receivables Warehouse Company Offer to Sell and incorporating the English Standard Terms and Conditions;

Onward European Master Receivables Purchase Agreement means each of the Onward Dutch Master Receivables Purchase Agreement, any Onward English Receivables Sale Contract and any Onward Further European Master Receivables Purchase Agreement;

Onward Further European Receivables Purchase Agreement means any purchase agreement, in respect of Receivables originated by a member of the Buhrmann Group in any Eligible Originator Country (other than The Netherlands, the United States and England) to be entered into from time to time between the European Master Purchaser, the Security Agent, the Parent and the European Receivables Warehouse Company;

Optional Redemption Amount means in respect of an MTN the amount specified in the applicable Supplement;

Optional Redemption Date means in respect of an MTN the date specified in the applicable Supplement;

Original Currency means, in relation to a Jersey Company Foreign Exchange Transaction under the Jersey Company Foreign Exchange Agreement, the Currency which is to be sold by the Securitisation Company and purchased by the Jersey Company Counterparty and specified in the Confirmation relating thereto;

Originator means any Dutch Originator, any English Originator, any US Originator or any Additional Jurisdiction Originator;

Originator Accession Agreement means a duly completed agreement in the form set out in the Appendix to this Deed;

Other Securitisation Companies means other Securitisation Companies that the CP Issuer has entered or will enter into commissioning agreements with;

outstanding means, in relation to the MTNs of all or any Series, all the MTNs of such Series issued other than:

(a)                                  those MTNs which have been redeemed pursuant to the MTN Trust Deed;

(b)                                 those MTNs in respect of which the date (including, where applicable, any deferred date) for redemption in accordance with the MTN Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the MTN Trustee or to the MTN Agent in the manner provided in the MTN Agency Agreement (and where appropriate notice to that effect has been given to the relative MTN Noteholders in accordance with MTN Condition 15) and remain available for payment against presentation of the relevant MTNs and/or Coupons;

(c)                                  those MTNs which have been purchased and cancelled in accordance with MTN Conditions 8(f) and 8(g);

(d)                                 those MTNs which have become void or in respect of which claims have become prescribed, in each case under MTN Condition 11;

(e)                                  those mutilated or defaced MTNs which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to MTN Condition 12;

(f)                                    (for the purpose only of ascertaining the Nominal Amount of the MTNs outstanding and without prejudice to the status for any other purpose of the relevant MTNs) those MTNs which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to MTN Condition 12; and

(g)                                 any MTN Global Note to the extent that it shall have been exchanged for MTN Definitive Notes or another MTN Global Note pursuant to its provisions, the provisions of the MTN Trust Deed and the MTN Agency Agreement,

provided that for each of the following purposes:

(i)             the right to attend and vote at any meeting of the holders of the MTNs of any Series;

(ii)          the determination of how many and which MTNs of any Series are for the time being outstanding for the purposes of Clause 8.1 of the MTN Trust Deed and MTN Conditions 10 and 16 and paragraphs 2, 5, 6 and 9 of the Third Schedule to the MTN Trust Deed;

(iii)       any discretion, power or authority (whether contained in the MTN Trust Deed or vested by operation of law) which the MTN Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the MTNs of any Series; and

(iv)      the determination by the MTN Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the holders of the MTNs of any Series,

those MTNs of the relevant Series (if any) which are for the time being held by or on behalf of the MTN Issuer, the Parent or any subsidiary or affiliate of the Parent, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

Parallel Debt has the meaning specified in Clause 3.6 of the European Master Purchaser Deed of Charge, Clause 3.6 of the European Receivables Warehouse Company Deed of Charge or Clause 3.7 of the MTN Issuer Deed of Charge, as the context may require;

Parent means Buhrmann N.V.;

Payment Day has the meaning set out in MTN Condition 11;

PBGC means the Pension Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions;

Plan means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a US Originator or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA;

Postbank Dutch Collection Accounts means the account in the name of Bührmann-Ubbens B.V. (account no. 34570, 833612 and 10618) with Postbank N.V. at Bijlmerplein 888, 1102 MG, Amsterdam, The Netherlands;

Postbank Dutch Collection Account Agreement means the collection account agreement dated the European Closing Date, as amended and restated on 26 November 2001 and on or before the MTN Closing Date, between Bührmann-Ubbens B.V., the Master Servicer, the European Receivables Warehouse Company, the Security Agent and Postbank N.V.;

Postbank Dutch Collection Claims Pledge Agreement means the collection claims pledge agreement dated the European Closing Date, as amended and restated on 26 November 2001 and on or before the MTN Closing Date, between the European Receivables Warehouse Company, the Security Agent and Postbank N.V.;

Potential Buhrmann Termination Event means any event which with the giving of notice, lapse of time, making of any determination or any combination thereof, would constitute a Buhrmann Termination Event;

Potential European Master Purchaser Event of Default means any event which with the giving of notice, lapse of time, making of any determination or any combination thereof, would constitute a European Master Purchaser Event of Default;

Potential Jersey Company Subordinated Note Event of Default means any event which with the giving of notice, lapse of time, making of any determination or any combination thereof, would constitute a Jersey Company Subordinated Note Event of Default;

Potential MTN Issuer Event of Default means any event which with the giving of notice, lapse of time, making of any determination or any combination thereof, would constitute an MTN Issuer Event of Default;

Potential US Master Purchaser Event of Default means any event which with the giving of notice, lapse of time, making of any determination or any combination thereof, would constitute a US Master Purchaser Event of Default;

Principal Obligations has the meaning specified in Clause 3.6 of the European Receivables Warehouse Company Deed of Charge, Clause 3.6 of the European Master Purchaser Deed of Charge or Clause 3.7 of the MTN Issuer Deed of Charge, as the context requires;

Profits means the taxable income of the US Master Purchaser as determined for US federal income tax purposes under Section 703(a) of the Code, including items separately stated pursuant to Section 703(a)(1) of the Code;

Protection Notice means an English Collection Account Protection Notice, a Dutch Collection Account Protection Notice and/or a US Collection Account Protection Notice as the context requires;

Purchase Date means, (i) in the case of each European Receivable, the date on which such European Receivable becomes or is proposed to become a Securitised European Receivable in accordance with the terms of the relevant European Master Receivables Purchase Agreement and the relevant Onward European Master Receivables Purchase Agreement and (ii) in the case of a US Receivable, the Contribution Date;

Purchase Price means, in respect of each Receivable:

A x (1-B)

where:

A                                    is the Face Amount of such Receivable on its Purchase Date as specified in the Invoices File delivered by or on behalf of the relevant Originator on that Purchase Date; and

B                                       is the Discount Percentage in respect of the Agreed Currency in which such Receivable is denominated as at the Purchase Date;

Quotation Date means in relation to any period for which an interest rate is to be determined under the Jersey Company Liquidity Facility Agreement means the day on which quotations would ordinarily be given by prime banks in the interbank market for deposits in euros, sterling or US dollars, as appropriate, for delivery on the first day of that period or, if later, the date on which the Jersey Company Notice of Drawdown in respect of the Jersey Company Advance for which such interest rate is to be determined was delivered;

Rate of Interest means the rate of interest of the Floating Rate Notes and/or the Fixed Rate Notes, as the context requires;

Rating Agencies means Standard & Poor’s and Moody’s;

Rating Condition means, with respect to any action taken or to be taken, a condition that is satisfied when each Rating Agency has confirmed in writing to the relevant Master Purchaser, the Master Servicer, the Security Agent, the MTN Trustee and the MTN Security Trustee that such action will not result in the withdrawal, reduction or other adverse action with respect to any then-current rating of the CP Notes, the MTNs or the securities issued by any other Buhrmann Note Purchaser;

Rebate Dilution Accruals means, on any Business Day and in respect of an Agreed Currency, the aggregate of all amounts denominated in such Agreed Currency by each Originator in its accounts in respect of Rebate Dilutions;

Rebate Dilution Monthly Accruals means, on any Calculation Date and in respect of an Agreed Currency, the aggregate of the Rebate Dilution Accruals in respect of such Agreed Currency which have arisen since the immediately preceding calendar month;

Rebate Dilutions means the aggregate amount of discounts granted by Originators to Obligors and which are accrued by the Originator granting such discount in its accounts; provided that Rebate Dilutions shall not include any amount in respect of which the relevant Master Purchaser has received a Deemed Collection;

Receivable means all amounts payable to an Originator or either Master Purchaser by an Obligor in connection with a Contract and all rights to or to enforce payment thereof and the proceeds thereof including the following:

(a)                                  the benefit of all rights to and covenants for payment in relation thereto and whether owed by the purchaser of the goods, any guarantor, any indemnitor, any bank or person which has accepted or endorsed a bill of exchange in relation thereto, any bank which has issued or confirmed a letter of credit in relation thereto, or any other party which has incurred a payment obligation to an Originator or either Master Purchaser in relation thereto (whether under a document, instrument or agreement providing a mechanism for payment or security for payment or otherwise);

(b)                                 all rights to compensation, indemnity or payment from any compensation, guarantee or insurance scheme or policy (including the proceeds of any political risk insurance policy) to which an Originator or either Master Purchaser may be entitled in respect of any failure (of whatsoever nature) to receive timely payment in full of such amounts; and

(c)                                   all rights to demand, sue for, recover, receive and give receipts for all such amounts;

Receivables Ledger means the ledger maintained by the Master Servicer which will in respect of each Agreed Currency:

(a)                                  be adjusted as appropriate with an amount equal to the aggregate of the Face Amounts of all the Receivables denominated in such Agreed Currency which have become Securitised Receivables on that Business Day; and

(b)                                 be adjusted as appropriate with all amounts denominated in such Agreed Currency identified as representative or constitutive moneys received by the European Master Purchaser or the US Master Purchaser on such Business Day in relation to a Securitised Receivable ;

Receiver means a receiver appointed by the Security Agent pursuant to Clause 19.1 of the European Receivables Warehouse Company Deed of Charge, Clause 20.1 of the European Master Purchaser Deed of Charge, Clause 20.1 of the US Master Purchaser Security Agreement or Clause 19.1 of the MTN Issuer Deed of Charge;

Recipients means, with respect to the US Collection Account Agreement, the US Master Purchaser and the US Originators;

Record Date means the date on which payments of principal on each Buhrmann Note is made pursuant to the relevant Redemption Date to the holder (or to the first named of joint holders) of the Buhrmann Note appearing on the Register at the close of business on that date;

Records means, in respect of any Securitised Receivable, all contracts, correspondence, notes of dealings and other documents, books, books of account, registers, records and other information (including, without limitation, computer programmes, tapes, discs, punch cards, data processing software and related property and rights) maintained (and recreated in the event of destruction of the originals thereof) with respect to such Securitised Receivable and the related Obligor;

Redemption Date means in respect of a Buhrmann Note or a Subordinated Buhrmann Note, its stated maturity date;

Redenomination Date shall have the meaning specified in Buhrmann European Note Condition 8.2 or MTN Condition 5;

Reference Banks means, with respect to the Jersey Company Liquidity Facility, (i) the principal Frankfurt am Main office of Deutsche Bank Aktiengesellschaft and the principal offices of Dresdner Bank Aktiengesellschaft and Commerzbank Aktiengesellschaft in respect of euro; (ii) the principal London offices of Barclays Bank PLC, National Westminster Bank plc and HSBC plc in respect of sterling and US dollars, or any Jersey Company Liquidity Bank which replaces any of them;

Reference Rate with respect to any Series of MTNs has the meaning specified in the applicable Supplement;

Register means the register maintained by or on behalf of the relevant Master Purchaser in respect of the relevant Buhrmann Notes, as more particularly described in the relevant Buhrmann Note Conditions;

Relevant Change means the adoption after the date hereof of any applicable law, rule or regulation, or any change after the date hereof, or any officially published change after the date hereof in the interpretation or administration thereof by any court, governmental authority, revenue or taxing authority, central bank or comparable agency or regulatory authority charged with the interpretation or administration thereof, or compliance by it with any guideline, request or directive (whether or not having the force of law) or any practice of any such authority, central bank or comparable agency or regulatory authority or taxing authority which is promulgated after the date hereof and is of general application and with which the party affected thereby habitually complies;

Relevant Date shall have the meaning specified in MTN Condition 11;

Relevant Sales-Defaults means, on any Business Day and in respect of an Agreed Currency, the Face Amount as at their Purchase Date of Securitised Receivables denominated in that Agreed Currency and purchased or acquired during the Relevant Sales-Defaults Period;

Relevant Sales-Defaults Period means, on any Business Day in respect of any Agreed Currency, the period of 30 consecutive days ending with the day which is X days prior to such Business Day in each case, where X is equal to the Default Receivable Maturity;

Relevant Sales-Delinquencies means, on any Business Day and in respect of an Agreed Currency, the Face Amount as at their Purchase Date of Securitised Receivables denominated in that Agreed Currency and purchased during the Relevant Sales-Delinquencies Period;

Relevant Sales-Delinquencies Period means, on any Business Day, the period of 30 consecutive days ending with the day which is X days prior to such Business Day, where X is equal to the Delinquent Receivable Maturity;

Relevant Screen Page with respect to Floating Rate Notes where Screen Rate Determination has been specified, has the meaning specified in the applicable Supplement;

Repayment Date means (A) in relation to any Jersey Company Overdraft Advance the last day of the Term of such Jersey Company Overdraft Advance; or (B) in relation to any Jersey Company Advance under the Jersey Company Liquidity Facility Agreement the last day of the Term of such Jersey Company Advance;

Reportable Event means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code), other than an event for which the 30-day notice period is waived;

Repurchase Price has the meaning specified in Clause 11.1(b) of the Dutch Master Receivables Purchase Agreement, Clause 11.1(b) of the Onward Dutch Master Receivables Purchase Agreement, Clause 5.1(b) of the English Originator Warranty and Indemnity Deed, Clause 5.1(b) of the European Receivables Warehouse Company English Warranty and Indemnity Deed or Clause 11.1(b) of the US Contribution Agreement;

Required Ratings means in relation to short-term unsecured, unsubordinated and unguaranteed debt obligations of any entity a rating of not less than “P-1” by Moody’s and “A-1+” by Standard & Poor’s;

Required Reserve Adjustment means, on any Business Day and in respect of an Agreed Currency:

(A-B) + C + D

where:

A                                      is the amount standing to the credit of the Reserve Ledger in respect of that Agreed Currency on that Business Day;

B                                        is the Required Reserve Amount in respect of that Agreed Currency as at that Business Day;

C                                        is the amount standing to the debit of the Loss Ledger in respect of that Agreed Currency on that Business Day; and

D                                        is the amount standing to the credit of the DPP Collections Ledger in respect of that Agreed Currency on that Business Day;

Required Reserve Amount means, on any Business Day and in respect of an Agreed Currency:

(A x B) + C + D +E

where,

A                                      is the Reserve Percentage in respect of such Agreed Currency as at the immediately preceding Calculation Date;

B                                        is (i)  (in the case of Securitised European Receivables) the aggregate of the Face Amounts of Securitised Receivables (including any Receivables which are to be purchased by the European Master Purchaser on such Business Day) denominated in that Agreed Currency on each Business Day less any Defaulted Receivables and Written-off Receivables denominated in that Agreed Currency less                         in that Agreed Currency, the sum of (a) Dilutions; (b) items C and E set out below; (c) Excess Concentrations; and (d) Unallocated Cash Proceeds and (ii)  (in the case of Securitised US Receivables) the US Net Pool Balance;

C                                        is in the case of each Agreed Currency (other than US Dollars) the sum of (i)  the Rebate Dilutions in respect of such Agreed Currency on that Business Day and (ii)  the product of (a)  the highest of the Rebate Dilution Monthly Accruals in respect of such Agreed Currency as at the twelve previous Calculation Dates and (b)  110  per cent.;

D                                       is, in the case of US Dollar the sum of (i)  the Rebate Dilutions on that Business Day and (ii)  the product of (a) the product of the highest of the Average Rebate Dilution Monthly Accruals as at the twelve previous Calculation Dates and 110 per cent; and (b) the Loss Horizon; and

E                                         is, in the case of each Agreed Currency the product of (a) the highest of the Discount Dilution Monthly Accruals in respect of such Agreed Currency as at the twelve previous Calculation Dates and (b) 110 per cent.;

Reserve Floor means, on any Calculation Date and in respect of an Agreed Currency, 8 times the largest Obligor Percentage of that Agreed Currency provided that if A x B is greater than C then 5 times the largest Obligor Percentage plus A x B;

where:

A                                      is the Expected Dilutions in respect of that Agreed Currency as at such Calculation Date;

B                                        is the Dilution Horizon Ratio in respect of that Agreed Currency as at such Calculation Date; and

C                                        is the sum of Obligor Percentages for the three largest Obligors in respect of that Agreed Currency;

Reserve Floor Percentage means, on any Calculation Date:

(a)                                  in respect of an Agreed Currency (other than US Dollars) 16 per cent.;

(b)                                 in respect of US Dollars, (x) as at the MTN Closing Date, 38 per cent.; provided that if the Current Default Ratio is less than or equal to 2 per cent. on such Calculation Date and the preceding 11 Calculation Dates then 36 per cent.; and (y) thereafter, such other amount as may be determined by the Master Servicer, subject to satisfaction of the Rating Condition;

Reserve Ledger means the ledger maintained by the Master Servicer which will, in respect of each Agreed Currency:

(a)                                  be adjusted as appropriate by all amounts denominated in such Agreed Currency which have been received by the European Receivables Warehouse Company or the relevant Master Purchaser on each Business Day as DPP Collections; and

(b)                                 be adjusted as appropriate with an amount equal to the aggregate of the Purchase Price of all Receivables denominated in such Agreed Currency paid by the European Receivables Warehouse Company and the European Master Purchaser or the US Master Purchaser on each Business Day less, in each case, the Initial Purchase Price element of such Receivables as at such Business Day;

Reserve Percentage means, on any Calculation Date:

(a)                                  in respect of each Agreed Currency (other than US Dollars), the sum of:

(i)                                     (x) the Reserve Floor Percentage; (y) the Reserve Floor and (z) the sum of the Default Reserve Percentage and the Dilution Reserve Percentage;

(ii)                                  the Discount Percentage, and

(iii)                               the Liquidation Servicer Reserve Percentage; and

(b)                                 in respect of US Dollars, the sum of:

(i)                                     (x) the Reserve Floor Percentage; (y) the Reserve Floor and (z) the sum of the Default Reserve Percentage and the Dilution Reserve Percentage;

(ii)                                  the Discount Percentage;

(iii)                               the Maximum Right of Set-Off Limit; and

(iv)                              the Liquidation Servicer Reserve Percentage;

provided that if a Buhrmann Financial Performance Cross Default occurs, the rate of the Reserve Percentage for each Agreed Currency shall be increased by 10 per cent. until such time as each Rating Agency has confirmed that the Rating Condition has been satisfied;

Scheduled Termination Date means, with respect to the US Master Purchaser, the day 15 years after 28 September 2001 being the date that the US Master Purchaser is scheduled to cease as a company in accordance with the Certificate;

Screen Rate Determination with respect to Floating Rate Notes has the meaning specified in the applicable Supplement;

Securities Act means the United States Securities Act of 1933, as amended;

Securitisation Availability Period means the US Securitisation Availability Period and/or the European Securitisation Availability Period, as the context requires;

Securitisation Company means the Jersey Company and any other subsidiary of Rheingold Securitisation Holdings Limited and an affiliate of the CP Issuer, incorporated as a special purpose company for the purpose of acquiring JFV Notes under the CP Programme;

Securitisation CP Funded Facility means the European Securitisation CP Funded Facility and/or the US Dollar Securitisation CP Funded Facility, as the context requires;

Securitisation CP Funded Facility Amount means the aggregate of the Euro Securitisation CP Funded Facility Amount, the Sterling Securitisation CP Funded Facility Amount and the US Dollar Securitisation CP Funded Facility Amount;

Securitisation Facility means the European Securitisation Facility and/or the US Securitisation Facility, as the context requires;

Securitised Dutch Receivable means a Receivable which has been purchased by the European Receivables Warehouse Company pursuant to a Dutch Master Receivables Purchase Agreement and which (i) remains outstanding and (ii) has not been repurchased by the European Receivables Warehouse Company pursuant to Clause 11.1(b) of the Onward Dutch Master Receivables Purchase Agreement or by the relevant Originator pursuant to Clause 11.1(b) of the Dutch Master Receivables Purchase Agreement;

Securitised English Receivable means a Receivable which has been purchased by the European Receivables Warehouse Company pursuant to an English Receivables Sale Contract and which (i) remains outstanding and (ii) has not been repurchased by the European Receivables Warehouse Company pursuant to Clause 5.1(b) of the European Receivables Warehouse Company English Warranty and Indemnity Deed or by the relevant Originator pursuant to Clause 5.1(b) of the English Originator Warranty and Indemnity Deed;

Securitised European Receivable means a Securitised Dutch Receivable and/or a Securitised English Receivable, as the context requires;

Securitised Receivable means a Securitised European Receivable and/or a Securitised US Receivable, as the context requires;

Securitised US Receivable means a Receivable which has been contributed to the US Master Purchaser pursuant to the US Contribution Agreement and which (i) remains outstanding and (ii) has not been repurchased by the relevant US Originator pursuant to Clause 11.1(b) of the US Contribution Agreement;

Security means either or both of the assignments of all amounts standing to the credit of the Accounts pursuant to the Jersey Company Operating Account Security Assignment Agreement and the CP Issuer Transaction Account Security Assignment Agreement;

Security Agent means Deutsche Trustee Company Limited;

Security Interest means the property interest created by any mortgage, charge, hypothecation, pledge, lien, assignment by way of security, retention of title, flawed asset, blocked-deposit or other deposit arrangement, or any other encumbrance or security interest whatsoever created or arising under any relevant law (including, without limitation the Jersey Security Law) pursuant to the Uniform Commercial Code or any other agreement or arrangement having the effect of or performing the economic function of conferring security howsoever created or arising;

Senior Credit Facility means the credit facility dated 26 October 1999 between the Parent, Buhrmann US and a syndicate of financial institutions;

Series means an Tranche of MTNs together with any further Tranche or Tranches of MTNs which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective MTN Issue Dates, Interest Commencement Dates and/or Issue Prices, as the context requires;

Servicing Agreement means the servicing agreement dated 27 September 2000, as amended and restated on 28 September 2001 and on or before the MTN Closing Date, relating to the Securitised Receivables between the European Receivables Warehouse Company, the Master Purchasers, the

Master Servicer, the Parent, the MTN Issuer, the Security Agent, each Sub-Servicer and the Liquidation Servicer;

Specified Denomination with respect to any Series of MTNs has the meaning specified in the applicable Supplement;

Specified Period with respect to any Series of MTNs has the meaning specified in the applicable Supplement;

Specified Time with respect to any Series of MTNs has the meaning specified in the applicable Supplement;

Stabilising Manager with respect to any Series of MTNs has the meaning specified in the applicable Supplement;

Standard & Poor’s or S&P means Standard and Poor’s Ratings Group, a division of the McGraw-Hill Companies, Inc. or its successor;

Sterling, sterling or £ means the lawful currency of the United Kingdom;

Sterling Securitisation CP Funded Facility means the facility granted to the European Master Purchaser by the Initial Buhrmann Note Purchaser in the European Master Purchaser Funding Deed to enable the European Master Purchaser to raise funds by issuing Buhrmann European Notes denominated in sterling and for the Initial Buhrmann Note Purchaser to subscribe for Buhrmann European Notes denominated in sterling in accordance with Clause 2 of the European Master Purchaser Funding Deed;

Sterling Securitisation CP Funded Facility Amount means at any time the amount equal to the Jersey Company Sterling Liquidity Facility Limit at that time (or such greater or lesser amount to which the Sterling Securitisation CP Funded Facility may be increased or reduced as a result of the operation of Clause 2.3 of the European Master Purchaser Funding Deed or as agreed between the European Master Purchaser and the Jersey Company from time to time);

Stock Exchange means the Luxembourg Stock Exchange or any other stock exchange on which any MTNs may from time to time be listed or admitted to trading, and references to the relevant Stock Exchange shall, in relation to any MTNs, be references to the stock exchange or stock exchanges on which the MTNs are from time to time, or are intended to be, listed or admitted to trading;

Stop Funding Event means a European Stop Funding Events and/or a US Stop Funding Events, as the context requires;

Subordinated Buhrmann European Note means any note issued by the European Master Purchaser pursuant to the European Master Purchaser Funding Deed which are subordinated to the Buhrmann European Notes and denominated in euro or Sterling;

Subordinated Buhrmann European Note Availability Period means (i) in relation to the Initial Subordinated Buhrmann European Note Purchaser such amount as may be determined from time to time by the Cash Manager and the Master Servicer and (ii) in relation to any other Subordinated Buhrmann European Note Purchaser such amount as may be specified in the relevant Subordinated Buhrmann European Note Purchaser Accession Letter;

Subordinated Buhrmann European Note Certificate means in respect of any Subordinated Buhrmann European Note, a certificate in the form set out in Schedule 2 of the European Master Purchaser Funding Deed issued by the European Master Purchaser to the person registered as the Subordinated Buhrmann European Noteholder in the Register;

Subordinated Buhrmann European Note Conditions means the terms and conditions of the Subordinated Buhrmann European Notes, in the form set out in Schedule 4 to the European Master Purchaser Funding Deed and a reference to a particular numbered Subordinated Buhrmann European Note Condition shall be construed accordingly;

Subordinated Buhrmann European Note Discount means, in relation to each Subordinated Buhrmann European Note, the amount which is equal to the difference between the Face Value of such Subordinated Buhrmann European Note and its Subscription Price as specified in the relevant Subordinated Buhrmann European Note Issue Notice relating to that Subordinated Buhrmann European Note;

Subordinated Buhrmann European Note Discount Rate means, in respect of a Subordinated Buhrmann European Note, the Buhrmann Interest Rate;

Subordinated Buhrmann European Note Facility means the uncommitted note issuance Facility granted to the European Master Purchaser to enable the European Master Purchaser to raise funds by issuing Subordinated Buhrmann European Notes to one or more Subordinated Buhrmann European Note Purchasers;

Subordinated Buhrmann European Note Facility Amount means (i) in relation to the Initial Subordinated Buhrmann European Note Purchaser such amount as may be determined from time to time by the Cash Manager and the Master Servicer and (ii) in relation to any other Subordinated Buhrmann European Note Purchaser such amount as may be specified in the relevant Subordinated Buhrmann European Note Purchaser Accession Letter;

Subordinated Buhrmann European Note Issue Date means the date of issue of a Buhrmann European Note;

Subordinated Buhrmann European Note Issue Notice means a notice, substantially in the form set out in Schedule 1 to the European Master Purchaser Funding Deed, issued by the European Master Purchaser in respect of the proposed issue of a Subordinated Buhrmann European Note;

Subordinated Buhrmann European Note Purchaser means the Initial Subordinated Buhrmann European Note Purchaser and any other Subordinated Buhrmann European Note Purchaser, as the context may require;

Subordinated Buhrmann European Noteholder means, in respect of any Subordinated Buhrmann European Note at any time, any Subordinated Buhrmann European Note Purchaser or any other person whose name is entered in the Register as the holder of such Subordinated Buhrmann European Note;

Subscription Price means (a) in respect of each Buhrmann Note, the amount in the relevant Agreed Currency at which such Buhrmann Note was subscribed, as set out in the Buhrmann Note Issue Notice delivered in respect of such Buhrmann Note and (b) in respect of each Subordinated Buhrmann European Note, the amount in the relevant Agreed Currency at which such Subordinated Buhrmann European Note was subscribed, as set out in the Subordinated Buhrmann European Note Issue Notice delivered in respect of such Subordinated Buhrmann European Note;

Sub-Servicer means each Initial English Sub-Servicer, each Initial Dutch Sub-Servicer, each Initial US Sub-Servicer, and each Additional Sub-Servicer;

Successor means, with respect to the US Master Purchaser, the trustee in bankruptcy or other successor in interest of a Member following the event of bankruptcy, liquidation or consolidation or merger of the Member, in accordance with the LLC Agreement;

Supplement means the pricing supplement issued in relation to each Tranche of MTNs (substantially in the form of Annex C to the MTN Procedures Memorandum) as a supplement to the MTN Offering

Circular and giving details of that Tranche and, in relation to any particular Tranche of MTNs, applicable Supplement means the Supplement applicable to that Tranche;

Surplus Discount means, on any Calculation Date and in respect of each Receivable denominated in an Agreed Currency (a Relevant Receivable):

where:

A                                      is the amount standing to the credit of the Discount Ledger on that Monthly Settlement Date in respect of that Agreed Currency attributable to or as provision for the payment in full of the relevant Master Purchaser Senior Expenses required to be paid or provided for on such Monthly Settlement Date;

B                                        is the aggregate of the Face Amounts of all Securitised Receivables denominated in that Agreed Currency in respect of which the relevant Master Purchaser received payment from an Obligor during the preceding Calculation Period; and

C                                        is the Face Amount of the Relevant Receivable;

Talons means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the definitive MTNs, such talons being in the form or substantially in the form set out in Part V of the Second Schedule of the MTN Trust Deed or in such other form as may be agreed between the MTN Issuer, the MTN Agent, the MTN Trustee and the relevant MTN Dealer(s) and includes any replacements for Talons issued pursuant to MTN Condition 14;

TARGET means Trans-European Automated Real-time Gross settlement Express Transfer system;

TARGET Day means a day on which the TARGET system is open for settlement of payments in euro;

Tax means any and all sales, use, gross receipts, general corporation, franchise, income, mortgage, profits, withholding, intangibles, property (tangible and intangible), privilege, license, value added, ad valorem, capital, severance, production, excise, stamp and other taxes, duties and other similar governmental charges and assessments imposed by or on behalf of any government or taxing authority (including interest, fines or penalties thereon and additions thereto), all present and future income and other taxes, duties, levies, assessments, imposts, deductions, charges and withholdings whatsoever together with interest thereon, additions to tax or duty and penalties and surcharges and fines with respect thereto, if any, and any payments made on or in respect thereof, and Taxes and Taxation shall be construed accordingly;

Tax Credit means the refund of Tax or credit against Tax which has been effectively obtained by the relevant Master Purchaser, the European Receivables Warehouse Company, the Security Agent or the Jersey Company on its overall net income by reason of an Additional Payment made (i) by the relevant Originator to the European Receivables Warehouse Company in accordance with Clause 4.4 of the English Originator Warranty and Indemnity Deed or Clause 7.4 of the Dutch Master Receivables Purchase Agreement, (ii) by the European Receivables Warehouse Company to the European Master Purchaser in accordance with Clause 4.4 of the European Receivables Warehouse Company English Warranty and Indemnity Deed or Clause 7.4 of the Onward Dutch Master Receivables Purchase Agreement or (iii) by the relevant Originator to the US Master Purchaser in accordance with Clause 7.5 of the US Contribution Agreement, in each case in relation to the relevant Receivable;

Term means, (A) in relation to any Jersey Company Overdraft Advance the term for which such Jersey Company Overdraft Advance is borrowed as specified in the Jersey Company Notice of Drawdown relating thereto; or (B) in relation to any Jersey Company Advance under the Jersey Company Liquidity

Facility Agreement the term for which such Jersey Company Advance is borrowed as specified in the relevant Jersey Company Notice of Drawdown related thereto;

Total Available Jersey Company Liquidity Commitments means, in relation to the Jersey Company Liquidity Banks, the aggregate for the time being of their respective Available Jersey Company Liquidity Commitments in respect of each Agreed Currency;

Total Euro Commitments means the aggregate of the Jersey Company Liquidity Commitments denominated in euro of the Jersey Company Liquidity Banks under the Jersey Company Liquidity Facility Agreement in the initial amount as of the date hereof of euro 55 million or such other amount as may be agreed from time to time;

Total Sterling Commitments means the aggregate of the Jersey Company Liquidity Commitments denominated in sterling of the Jersey Company Liquidity Banks under the Jersey Company Liquidity Facility Agreement in the initial amount as of the date hereof of £120 million or such other amount as may be agreed from time to time;

Total US Dollar Commitments means the aggregate of the Jersey Company Liquidity Commitments denominated in US dollars of the Jersey Company Liquidity Banks under the Jersey Company Liquidity Facility Agreement in the initial amount as of the date hereof US$125 million or such other amount as may be agreed from time to time;

Tranche means all MTNs which are identical in all respects (including as to listing);

Transaction Documents means this Deed, the Jersey Company Documents, the European Master Receivables Purchase Agreements, the Onward European Master Receivables Purchase Agreements, the US Contribution Agreement, the English Originator Notice of Intention to Make Offers to Sell, the English Originator Warranty and Indemnity Deed, the European Receivables Warehouse Company English Warranty and Indemnity Deed, the English Standard Terms and Conditions, the US Master Purchaser Funding Agreement, the European Master Purchaser Funding Deed, the Servicing Agreement, the European Receivables Warehouse Company Security Documents, the European Master Purchaser Security Documents, the US Master Purchaser Security Agreement, the Cash Management Agreement, the English Collection Account Deed, the Dutch Collection Account Agreements, the US Collection Account Agreement, the US Lock Box and Assigned Account Agreement, the Eligible US Collection Account Letter of Credit, the Dutch Collection Claims Pledge Agreements, the European Master Purchaser Corporate Administration Agreement, the European Receivables Warehouse Company Corporate Administration Agreement, the MTN Transaction Documents and any other agreement or document executed pursuant to or in connection with them;

Transaction Parties means the Parent, Buhrmann US, the Master Servicer, the US Master Purchaser, the European Master Purchaser, the Dutch Originators, the English Originators, the US Originators, the European Receivables Warehouse Company, Europcenter, the Security Agent, the MTN Trustee, the MTN Security Trustee, MTN Agent, the Cash Manager, the European Master Purchaser Account Bank, the European Receivables Warehouse Company Account Bank, the MTN Issuer Account Bank, the US Master Purchaser Account Bank, the Luxembourg MTN Paying Agent, the Jersey Company Liquidity Agent, the Jersey Company Overdraft Bank, the Jersey Company L/C Bank, the Jersey Company Cash Administrator, the Jersey Company Account Bank, the Jersey Company, the CP Issuer, the MTN Issuer, the Jersey Company Security Trustee, the MTN Issuer Corporate Administrator and the Liquidation Servicer;

Transfer means, with respect to the US Master Purchaser, the assignment, giving, hypothecating, pledging, granting of a security interest in or otherwise transferring or disposing of any or all of a Member’s interest (or any interest therein) pursuant to the LLC Agreement;

Trust means, in relation to the MTN Issuer, the Silver Funding Charitable Trust;

Trust Corporation means a corporation entitled by rules made under the Public Note Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

Unallocated Cash Proceeds means, on any Business Day, the Unallocated Euro Cash Proceeds, the Unallocated Sterling Cash Proceeds or the Unallocated US Dollar Cash Proceeds, as the context may require;

Unallocated Euro Cash Proceeds means, on any Business Day, all moneys standing to the credit of each Dutch Collection Account that have not been determined by the Master Servicer under Clause 2.2 of each Dutch Collection Account Agreement to constitute proceeds of Securitised Dutch Receivables or proceeds of Non-Securitised Dutch Receivables;

Unallocated Sterling Cash Proceeds means, on any Business Day, all moneys standing to the credit of the English Collection Accounts on such Business Day that have not been determined by the Master Servicer under Section 3.4 of the English Collection Account Deed to constitute proceeds of Securitised English Receivables or proceeds of Non-Securitised English Receivables;

Unallocated US Dollar Cash Proceeds means, on any Business Day, all moneys standing to the credit of the US Collection Accounts on such Business Day that have not been determined by the Master Servicer under Section 2.2 of the US Collection Account Agreement to constitute proceeds of Securitised US Receivables or proceeds of Non-Securitised US Receivables;

Unapplied US Dollar Cash Proceeds means, on any Business Day, in respect of US Dollars, the sum, without duplication, of (x) all moneys standing to the credit of the US Collection Account on such Business Day that have not been determined by the Master Servicer under Section 2.2 of the US Collection Account Agreement to constitute proceeds of Securitised US Receivables or proceeds of Non-Securitised US Receivables, and (y) the amount credited to the US Collection Account on such Business Day;

Uniform Commercial Code means, unless otherwise specified, the Uniform Commercial Code in effect in the State of New York;

United States means the United States of America (including the States thereof and the District of Columbia) and, where applicable, its territories, its possessions and other areas subject to its jurisdiction;

US Asset Liability Test will be satisfied in respect of US Dollars if:

A – C is equal to or greater than B

where:

A                                      is (i) the US Net Pool Balance plus (ii) any additional cash contributions made by any member of the US Master Purchaser that have been transferred to the US Master Purchaser Transaction Account to be used as US Master Purchaser Available Funds;

B                                        is the sum of the Discounted Value of Buhrmann US Notes then outstanding at the end of such Business Day; and

C                                        is the Required Reserve Amount denominated in US Dollars;

US Asset Test means (A) the US Net Pool Balance minus (B) the product of (x) the US Net Pool Balance and (y) the Discount Percentage in respect of US dollars minus (C) the Required Reserve Amount;

US Average Default Ratio means the average of the Default Ratio in respect of US Dollars on the most recent Calculation Date (or on such Business Day if such Business Day is a Calculation Date) and the preceding two Calculation Dates;

US Average Delinquency Ratio means the average of the Delinquency Ratio in respect of US Dollars on the most recent Calculation Date (or on such Business Day if such Business Day is a Calculation Date) and the preceding two Calculation Dates;

US Average Dilution Ratio means the average of the Dilution Ratio in respect of US Dollars on the most recent Calculation Date (or on such Business Day if such Business Day is a Calculation Date) and the preceding two Calculation Dates;

US Closing Date means 28 September 2001;

US Collection Account means each of account No. 232-776-5, No. 232-808-6 and No. 209-708-7, each in the name of the US Master Purchaser with the US Collection Account Bank;

US Collection Account Agreement means the collection account agreement dated as of 28 September 2001, as amended and restated on or before the MTN Closing Date, between the US Master Purchaser, the Initial US Originators, the Master Servicer, the US Collection Account Bank and the Security Agent;

US Collection Account Bank means Harris Trust and Savings Bank and/or such other banks appointed from time to time in replacement thereof or in addition thereto with the consent of the Security Agent and the Buhrmann US Note Purchasers and which enter into an agreement on substantially similar terms as the US Collection Account Agreement;

US Collection Account Protection Notice means the notice provided for in Section 1 of the US Lock Box and Assigned Account Agreement;

US Contribution Agreement means the agreement in respect of US Receivables dated as of 28 September 2001, as amended and restated on or before the MTN Closing Date, and entered into between the US Master Purchaser, the Security Agent, the Parent and the Initial US Originators;

US dollars, US Dollars, $ or US$ means the lawful currency of the United States;

US Dollar CP Funded Liquidity Facility Limit means an amount equal to the US Dollar Securitisation CP Funded Facility Amount;

US Dollar Securitisation CP Funded Facility means the facility granted to the US Master Purchaser by the Initial Buhrmann Note Purchaser in the US Master Purchaser Funding Agreement to enable the US Master Purchaser to raise funds by issuing Buhrmann US Notes to the Initial Buhrmann Note Purchaser and for the Initial Buhrmann Note Purchaser to subscribe for Buhrmann US Notes in accordance with Clause 2 of the US Master Purchaser Funding Agreement;

US Dollar Securitisation CP Funded Facility Amount means US$125 million (or such greater or lesser amount to which the US dollar denominated portion of the US Dollar Securitisation CP Funded Facility may be increased or reduced as a result of the operation of Clause 2.3 of the US Master Purchaser Funding Agreement);

US Eligibility Criteria means the eligibility criteria set out in Schedule 1 of the US Contribution Agreement in relation to the US Receivables;

US Funding Rate means, at any time, a rate per annum equal to (1) the sum of the amounts specified in Clauses (a) through (k) of the definition of Estimated Fund Costs denominated in US dollars divided by (2) the aggregate Face Amount of all Securitised US Receivables at such time;

US Lock Box and Assigned Account Agreement means the lock box and assigned account agreement dated as of 28 September 2001 between the US Collection Account Bank, the US Master Purchaser, the Master Servicer and the Security Agent, relating to the lock box accounts identified on a schedule attached to such agreement;

US Master Purchaser means Buhrmann Silver US LLC;

US Master Purchaser Account Bank means Deutsche Bank AG, New York;

US Master Purchaser Accounts means the US Master Purchaser Transaction Account, the US Master Purchaser Investment Accounts and the US Master Purchaser MTN Principal Reserve Account;

US Master Purchaser Available Funds means in respect of any Business Day:

(a)                                  all moneys transferred or otherwise credited to the US Master Purchaser Transaction Account from the US Collection Account as at the opening of business on that Business Day;

(b)                                 all amounts drawn under any Eligible US Collection Account Letters of Credit following a Buhrmann Termination Event; and

(c)                                  the proceeds of any Buhrmann US Notes issued on that Business Day or issued on any preceding Business Day and not fully utilised and any additional cash capital contribution made (or deemed to be made) by any member to the US Master Purchaser;

US Master Purchaser Collateral has the meaning specified in Clause 3 of the US Master Purchaser Security Agreement;

US Master Purchaser Deposit Accounts means the US Master Purchaser Transaction Account and the US Master Purchaser MTN Principal Reserve Account;

US Master Purchaser Enforcement Notice means in respect of the Buhrmann US Notes, a notice served by the Security Agent on the US Master Purchaser pursuant to Buhrmann US Note Condition 10;

US Master Purchaser Event of Default means the occurrence of any of the events set out in Buhrmann US Note Condition 10;

US Master Purchaser Funding Agreement means the agreement dated as of 28 September 2001, as amended and restated on or before the MTN Closing Date, relating to the issue by the US Master Purchaser of Buhrmann US Notes from time to time between the US Master Purchaser, the Buhrmann US Note Purchasers, the Security Agent, the Master Servicer and the Parent;

US Master Purchaser Guaranteed Obligations has the meaning specified in Clause 2.2 of the European Master Purchaser Deed of Charge;

US Master Purchaser Indemnities means all amounts due and payable by the US Master Purchaser from time to time under Clause 7.1, 7.2, 9.2, 11.1(w) or 13 of the US Master Purchaser Funding Agreement, Clause 11.1, 11.8 or 11.10 of the Cash Management Agreement, Clause 2.10, 14.1, 14.2, 14.3 or 14.4 of the US Master Purchaser Security Agreement, Clause 17.2 or 23 of the Servicing Agreement,  and any other indemnity or similar payments due and payable by the US Master Purchaser under the Transaction Documents;

US Master Purchaser Investment Accounts means the US Master Purchaser Transaction Investment Account and the US Master Purchaser MTN Principal Reserve Investment Account;

US Master Purchaser MTN Principal Reserve Account means the account of the US Master Purchaser (account number 00-414-967) with the US Master Purchaser Account Bank;

US Master Purchaser MTN Principal Reserve Amount means with respect to any Accumulation Period and with respect to any MTN denominated in US dollars that is specified in the applicable Supplement to be redeemable on the related MTN Expected Maturity Date, and amount equal to a third of the nominal amount of any such MTN;

US Master Purchaser MTN Principal Reserve Investment Account means the account of the US Master Purchaser (account number 00-631-998) with the US Master Purchaser Account Bank;

US Master Purchaser Post-Enforcement Priority of Payments means the order of priorities of payments set out in Clause 8.3 of the US Master Purchaser Security Agreement;

US Master Purchaser Pre-Enforcement Priority of Payments means the order of priorities set out in Clause 7.3 of the US Master Purchaser Security Agreement;

US Master Purchaser Priority of Payments means the US Master Purchaser Pre-Enforcement Priority of Payments and/or the US Master Purchaser Post-Enforcement Priority of Payments, as the context requires;

US Master Purchaser Secured Obligations means the aggregate of all moneys and other liabilities for the time being due or owing by the US Master Purchaser:

(a)                                  to the Security Agent, the Liquidation Servicer, any Receiver, any Manager, the US Master Purchaser Secured Parties and the Buhrmann US Noteholders under or pursuant to the US Master Purchaser Security Agreement and the Buhrmann US Notes;

(b)                                 to the Cash Manager (in its capacity as cash manager for the US Master Purchaser) under the Cash Management Agreement; and

(c)                                   to any Buhrmann US Note Purchaser under the US Master Purchaser Funding Agreement and the US Master Purchaser Security Agreement;

US Master Purchaser Secured Parties means each of:

(a)                                  the Security Agent;

(b)                                 the Cash Manager (in its capacity as cash manager for the US Master Purchaser);

(c)                                  the Buhrmann US Noteholders;

(d)                                 each Buhrmann US Note Purchaser;

(e)                                  with respect to the obligations of the US Master Purchaser under Clause 2 of the US Master Purchaser Security Agreement, the European Master Purchaser Secured Creditors (other than the Subordinated Buhrmann European Note Purchasers and the Subordinated Buhrmann European Noteholders);

(f)                                    the Liquidation Servicer; and

(g)                                  such other persons who may from time to time be acceded as a beneficiary of the US Master Purchaser Security Agreement;

US Master Purchaser Security Agreement means the guarantee and security agreement dated as of 28 September 2001, as amended and restated on or before the MTN Closing Date, between the US Master Purchaser, the Buhrmann US Note Purchasers, the Master Servicer, the Cash Manager, the US Master Purchaser Account Bank and the Security Agent;

US Master Purchaser Senior Expenses means the amounts set out in paragraphs (a) to (d) of the US Master Purchaser Pre-Enforcement Priority of Payments;

US Master Purchaser Transaction Account means the account of the US Master Purchaser (account number 00-415-003) with the US Master Purchaser Account Bank;

US Master Purchaser Transaction Investment Account means the account of the US Master Purchaser (account number 00-631-916) with the US Master Purchaser Account Bank;

US Net Pool Balance means, at any time, an amount equal to:

A-B-C-D-E

where:

A                                      is the aggregate of the Face Amounts of all Securitised US Receivables that are Eligible US Receivables at such time;

B                                        is the amount of Excess Concentrations at such time;

C                                        is the sum of Unapplied US Dollar Cash Proceeds and the aggregate amount of Dilutions at such time;

D                                       is, the product of (a) the highest of the Discount Dilution Monthly Accruals in US Dollars as at the twelve previous Calculation Dates and (b) 110 per cent.; and

E                                         is, in the case of US Dollars the sum of (i) the Rebate Dilutions on that Business Day and (ii) the product of (a) the product of the highest of the Average Rebate Dilution Monthly Accruals as at the twelve previous Calculation Dates and 110 per cent. and (b) the Loss Horizon;

US Originators means the Initial US Originator and any Additional US Originators from time to time;

US Receivable means a US dollar denominated Receivable in respect of a contract entered into between a US Originator and an Obligor;

US Registrar means, in respect of the Buhrmann US Notes, the US Master Purchaser or any successor thereto appointed in accordance with Clause 19 of the Servicing Agreement and in accordance with the Buhrmann US Note Conditions;

US Securitisation Availability Period means the US Securitisation CP Availability Period and/or, the US Securitisation MTN Availability Period, as the context requires;

US Securitisation CP Availability Period means the period from and including the US Closing Date to, but excluding, the earlier of (i) the Jersey Company Liquidity Termination Date, (ii) the occurrence of an Early US Amortisation Event, (iii) the occurrence of a US Master Purchaser Event of Default (which, if capable of remedy, remains unremedied) and (iv) the occurrence of a Buhrmann Termination Event;

US Securitisation Facility means the committed note issuance facility granted to the US Master Purchaser to enable the US Master Purchaser to raise funds by issuing Buhrmann US Notes to one or more Buhrmann US Note Purchasers;

US Securitisation MTN Availability Period means the period from and including the MTN Closing Date to, but excluding, the earlier of (i) the occurrence of an Early US Amortisation Event, (ii) the occurrence of a US Master Purchaser Event of Default (which, if capable of remedy, remains unremedied) and (iii) the occurrence of a Buhrmann Termination Event;

US Stop Funding Event means the occurrence of any of the following on any Business Day:

(a)                                  the US Master Purchaser has insufficient availability under the US Securitisation Facility to pay the Initial Purchase Price in respect of any US Receivable;

(b)                                 a Buhrmann Termination Event has occurred;

(c)                                  on the immediately preceding Calculation Date (or on such Business Day if such Business Day is a Calculation Date) the US Average Default Ratio exceeds 9 per cent.;

(d)                                 on the immediately preceding Calculation Date (or on such Business Day if such Business Day is a Calculation Date) the US Average Delinquency Ratio exceeds 10 per cent.;

(e)                                  on the immediately preceding Calculation Date (or on such Business Day if such Business Day is a Calculation Date) the US Average Dilution Ratio exceeds 11 per cent.;

(f)                                    on the immediately preceding Calculation Date (or on such Business Day if such Business Day is a Calculation Date) the Average US Days Sales Outstanding exceeds 100 days;

(g)                                 the Maximum Right of Set-Off Limit is or would be exceeded on that Business Day;

(h)                                 the Security Agent certifies that any change in any relevant applicable law or regulation has impaired the ability of the Security Agent to enforce its rights under, or to perfect any material part of the security created by, the US Master Purchaser Security Agreement;

(i)                                     the Master Servicer’s Daily Report in respect of the immediately preceding Business Day has not been received by the Cash Manager on that Business Day;

(j)                                     after giving effect to the issue of Buhrmann US Notes to be issued on such Business Day and the application by the US Master Purchaser of the proceeds thereof, the US Asset Liability Test would not be satisfied; or

(k)                                  on the immediately preceding Monthly Determination Date (or on such Business Day if such Business Day is a Monthly Determination Date) the undrawn portion of the MTN Issuer US Dollar Liquidity Facility Limit is less than 3.5 times the Estimated Funding Costs of the MTN Issuer denominated in US Dollars on that Monthly Determination Date, provided that for these purposes Cross Currency Notes will be deemed to be denominated in the Agreed Currency in which the Buhrmann Notes purchased with the proceeds thereof are denominated;

US Sub-Servicer means any of the Initial US Sub-Servicers and any Additional Sub-Servicer that accedes to all of the Transaction Documents to which the Initial US Sub-Servicers are party;

Utilised Commitments means, at any time, the aggregate at such time of all outstanding Jersey Company Advances made by one or more of the Jersey Company Liquidity Banks under the Jersey Company Liquidity Facility Agreement;

Value Date means (a) with respect to a Jersey Company Forward Contract, the business day specified in the Confirmation for delivery of the Currency being bought or sold; provided, however, that for the purposes of settlement, the business day so specified shall fall one or more business days after the Jersey Company Foreign Exchange Transaction Date and (b) with respect to a Jersey Company, the business day one business days after the day on which the parties enter into such Jersey Company pursuant to the Jersey Company Foreign Exchange Agreement;

Withdrawal Liability means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA; and

Written-off Receivable means a Securitised Receivable (other than a Securitised US Receivable) in respect of which all or part of its Face Amount remains unpaid for more than 90 days past its Due Date.

2.2                                 Any reference in any Transaction Document to:

administration, bankruptcy, liquidation, dissolution, receivership or winding-up of a person shall be construed so as to include any equivalent or analogous proceedings under the laws of the jurisdiction in which such person is incorporated (or, if not a company or corporation, domiciled) or any jurisdiction in which such person has its principal place of business;

an affiliate of any company or corporation means, in relation to any person, a subsidiary of that person, a holding company of that person or any other subsidiary of that holding company;

agreed form means, in relation to any documents, the draft of the document which has been agreed between the relevant parties thereto and initialled on their behalf for the purpose of identification;

Clause, Recital, Appendix or Schedule in any Transaction Document is, subject to any contrary indication, a reference to a Clause of, or a recital or appendix or schedule to, the relevant Transaction Document;

holding company means, in relation to a company or corporation, any other company or corporation in respect of which it is a subsidiary;

indebtedness shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

a person shall be construed as being insolvent if such person goes into administration, bankruptcy, liquidation, dissolution, receivership or winding-up or such person is unable to pay its debts as they fall due or such person’s liabilities exceed its assets;

month is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding Business Day; provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to months shall be construed accordingly);

person or Person means, in respect of the LLC Agreement, any individual, partnership, limited liability company, corporation, trustee, statutory business, trust or other legal entity, including any nation or state or any government, agency or instrumentality thereof or therein, and in all other cases shall be construed as a reference to any individual, firm, company, corporation, government, state or agency of a state or any association or partnership, limited liability company, trustee or statutory business trust (whether or not having separate legal personality) of two or more of the foregoing;

stamp duty shall be construed as a reference to any stamp, registration or other documentary Tax or other similar Taxes or duties (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying out any of the same);

a subsidiary of a company or corporation shall be construed as a reference to any company or corporation (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation; or (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or (c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and for these purposes a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body; and

Value Added Tax and VAT shall be construed as a reference to value added tax under the laws of any jurisdiction.

2.3                                 The headings in any Transaction Document shall not affect its interpretation.  References to Clauses, Schedules and Articles in any Transaction Document shall, unless its context otherwise requires, be construed as references to the Clauses of, Schedules to, and Articles of such document.

2.4                                 Unless the context otherwise requires, words denoting the singular number only shall include the plural number also and vice versa, words denoting one gender only shall include the other genders and words denoting persons only shall include firms, corporations and other organised entities, whether separate legal entities or otherwise, and vice versa.

2.5                                 Unless the context otherwise requires, any reference in any Transaction Document to:

(a)                                  any agreement or other document shall be construed as a reference to the relevant agreement or document as the same may have been, or may from time to time be, replaced, extended, amended, varied, novated, supplemented or superseded;

(b)                                 any statutory provision or legislative enactment shall be deemed also to refer to any re-enactment, modification or replacement thereof and any statutory instrument, order or regulation made thereunder or under any such re-enactment;

(c)                                  any party to a Transaction Document shall include references to its successors, permitted assigns and any person deriving title under or through it; references to the address of any person shall, where relevant, be deemed to be a reference to its address as current from time to time; and

(d)                                 a person shallinclude a reference to an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a governmental authority and any other entity of whatever nature, as the context requires.

2.6                                 Unless expressly agreed otherwise, interest rates and discount factors refer to a calculation in arrear on the basis of (a) actual days elapsed and 365 days per annum in respect of any calculation of an amount denominated in sterling, (b) actual days elapsed and 360 days per annum in respect of any calculation of an amount denominated in euros and (c) a year divided into twelve months of 30 days each in respect of any calculation of an amount denominated in US dollars.

2.7                                 It is understood and agreed by the parties hereto that there will not be any Securitised Receivables denominated in US dollars other than the Securitised US Receivables.  If for any reason there are any Securitised Receivables denominated in US dollars that are not Securitised US Receivables, such Securitised Receivables shall be disregarded for all purposes hereunder (including for purposes of any calculations made hereunder).

AGREEMENT

3.                                       The parties hereto acknowledge that the provisions contained in Clauses 4 to 17 (inclusive) shall, except where the context otherwise requires and save where there is an express provision to the contrary, have effect with regard to and apply in respect of, each Transaction Document (as the same shall be amended, varied or supplemented from time to time in accordance with the terms thereof) as though the same were set out therein in full mutatis mutandis.

Additional Originators

4.1                                 A member of the Buhrmann Group shall be entitled to become an Additional Originator and/or an Additional Sub-Servicer if:

(a)                                  its country of incorporation is an Eligible Originator Country;

(b)                                 each of the Security Agent and each relevant Buhrmann Note Purchaser confirms that:

(i)                                     it has received all the documents and/or evidence set out in Schedule 2 to the European Master Purchaser Funding Deed or the US Master Purchaser Funding Agreement, as the case may be, in form and substance satisfactory to it;

(ii)                                  in relation to a company wishing to become an Additional Dutch Originator, an Additional English Originator or an Additional US Originator, the relevant company has executed an Originator Accession Agreement in a form set out in the Appendix to this Deed;

(iii)                               in relation to a company wishing to become an Additional Jurisdiction Originator, the relevant company has executed a Further European Master Receivables Purchase Agreement, has acceded to the Servicing Agreement and provided security in respect of its collection account in form and content satisfactory to the Security Agent and which satisfies the Rating Condition;

(iv)                              the European Receivables Warehouse Company has executed an Onward Further European Master Receivables Purchase Agreement and entered into a European Receivables Warehouse Company Further Security Agreement;

(v)                                 the Rating Condition is satisfied; and

(vi)                              in the case of an Additional US Originator, such Additional US Originator has become a member of the US Master Purchaser in accordance with Section 9.6 of the LLC Agreement.

4.2                                 Delivery of an Originator Accession Agreement and/or entry into the relevant Transaction Documents constitutes confirmation by the relevant company in respect of which it is delivered that the representations and warranties referred to in Schedule 5 (Representations and Warranties) to the European Master Purchaser Funding Deed or Schedule 4 to the US Master Purchaser Funding Agreement, as the case may be, to be made by that company on the date of the Originator Accession Agreement  are correct, as if made by it with reference to the facts and circumstances then existing.

JURISDICTION

Submission to Jurisdiction

5.1                                 Subject to Clauses 5.3 and 5.6, each party agrees that the courts of England (except if otherwise set out in any of the Transaction Documents) shall have exclusive jurisdiction to settle any dispute (including, without limitation, claims for set-off and counterclaim) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by the Transaction Documents or otherwise arising in connection with the same and for such purposes irrevocably submit to the jurisdiction of the courts of England.

5.2                                 Without prejudice to any other mode of service:

(a)                                  unless expressly otherwise agreed in any of the Transaction Documents:

(i)                                     each of the Buhrmann Dutch Originators, the European Master Purchaser, the European Receivables Warehouse Company, the US Master Purchaser, the Master Servicer and the Parent appoint the following as their respective agent for service of process relating to any proceedings before the courts of England pursuant to Clause 5.1 and agrees to maintain the process agent in England notified to the Security Agent:

The M6 Paper Group Limited
Motorway House
Charter Way
Hurdsfield
Macclesfield
Cheshire
SG10 2NY

(ii)                                  the Initial Buhrmann Note Purchaser, the MTN Issuer and Deutsche Bank AG agree to accept service of process at the London Branch of Deutsche Bank AG (attention Legal Department from time to time);

(b)                                 each party agrees that any failure by a process agent to notify any party of the process shall not invalidate the proceedings concerned;

(c)                                  each party consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for service of process for the time being applying under this Deed.

5.3                                 It is expressly agreed and acknowledged that the provisions of Clauses 5.1 and 5.2 shall not apply in respect of the following Transaction Documents:

(a)                                  each Dutch Collection Account Agreement;

(b)                                 each European Receivables Warehouse Company Dutch Collection Claims Pledge Agreements;

(c)                                  the European Receivables Warehouse Company Dutch Law Pledge Agreement;

(d)                                 the European Master Purchaser Dutch Law Pledge Agreement;

(e)                                  each Power of Attorney executed by a Dutch Originator;

(f)                                    each Power of Attorney executed by the European Receivables Warehouse Company pursuant to the Onward Dutch Master Receivables Purchase Agreement;

(g)                                 the European Master Purchaser German Law Pledge Agreement;

(h)                                 the European Receivables Warehouse Company German Law Pledge Agreement;

(i)                                     the CP Commissioning Agreements;

(j)                                     the Jersey Company Liquidity Facility Agreement;

(k)                                  the Jersey Company Overdraft Facility Agreement;

(l)                                     the Jersey Company Cash Administration Agreement;

(m)                               the Jersey Company Operating Account Security Assignment Agreement;

(n)                                 the Jersey Company Foreign Exchange Agreement;

(o)                                 the Jersey Company Standby Letter of Credit Accession Notice;

(p)                                 the Dutch Master Receivables Purchase Agreement;

(q)                                 the Onward Dutch Master Receivables Purchase Agreement;

(r)                                    the US Contribution Agreement;

(s)                                  the US Master Purchaser Funding Agreement;

(t)                                    the US Master Purchaser Security Agreement;

(u)                                 the US Collection Account Agreement;

(v)                                 the US Lock Box and Assigned Account Agreement;

(w)                               the MTN Issuer Dutch Law Pledge Agreement;

(x)                                   the MTN Issuer German Law Pledge Agreement;

(y)                                 the MTN Issuer US Security Agreement; and

(z)                                   the MTN Issuer Administration Agreements.

5.4                                 Agent for service of process: Each party shall at all times maintain an agent for service of process and any other documents in proceedings in Luxembourg, Germany, The Netherlands, Jersey, and New York or any other proceedings in connection with this Deed.  Such agent for service for each jurisdiction to be notified to the Security Agent within 30 days after such party becomes a party to this Deed:

Each party irrevocably undertakes not to revoke the authority of such agents, except where any such agent refuses to act as agent for any party, ceases to exist or it or any of its directors, partners or officers is convicted of a crime of dishonesty in which circumstances a party may revoke the authority of its agent and appoint another person in that jurisdiction as its agent (provided that such person is willing to act as its agent) in which circumstances the party shall provide written notice to all other parties of its new agent’s identity and address together with evidence of their willingness to act.

5.5                                 Forum Conveniens and enforcement abroad: Each party:

(a)                                  waives any objection to the choice of or submission to the English courts on the grounds of inconvenient forum or otherwise as regards proceedings in connection with any Transaction Documents; and

(b)                                 agrees that a judgment, declaration or order (whether interim or final) of an English court in connection with any Transaction Documents is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

5.6                                 Non-exclusivity: Nothing in this Clause 5 limits the right of a party to bring proceedings against the relevant party in connection with any Transaction Documents:

(a)                                  in any other court of competent jurisdiction; or

(b)                                 concurrently in more than one jurisdiction.

FURTHER ASSURANCES

6.1                                 Each of the parties agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by law or as may be necessary or desirable to implement and/or give effect to each Transaction Document and the transactions contemplated thereby.

6.2                                 In addition, each member of the Buhrmann Group which is a party to this Deed agrees that it, any of its subsidiaries and its employees or directors will cooperate in all respects with the other parties hereto, and shall, in a timely manner, execute such further agreements, instruments, declarations, consents and other documents, provide such further information in relation to any member of the Buhrmann Group and/or the business and/or its operations, and take such further actions as the other parties may from time to time reasonably request in connection with:

(a)                                  the accession of any further Buhrmann European Note Purchaser to the European Master Purchaser Funding Deed or any further Buhrmann US Note Purchaser to the US Master Purchaser Funding Agreement and any course of action incidental thereto, including, without limitation, any action required in connection with the issue of any securities by any further Buhrmann Note Purchaser to fund the purchase from time to time of Buhrmann Notes and any action required in connection with the rating, listing or marketing of such securities;

(b)                                 the application by the European Receivables Warehouse Company for a Luxembourg tax ruling;

(c)                                  the application by the European Master Purchaser for a Dutch tax ruling;

(d)                                 the accession of any Additional Jurisdiction Originator and/or Additional Sub-Servicer; and

(e)                                  any amendments to the Transaction Documents, or the entering into of any additional Transaction Documents, in each case which are thought necessary or desirable by any of the other parties hereto in order to correct any manifest error in any of the Transaction Documents, to reflect accurately the commercial intentions of the parties as at the European Closing Date, the US Closing Date or the MTN Closing Date, as the case may be, or to remedy any defects in the Transaction Documents which become apparent as a result of the performance by the parties thereto of their obligations thereunder, including without limitation as a result of the operation of the computer systems of the European Receivables Warehouse Company, the European Master Purchaser, the US Master Purchaser and/or the Master Servicer.

NOTICES

7.1                                 Any notice to be given by one party to any other party under, or in connection with, any Transaction Document shall be in writing and signed by or on behalf of the party giving it.  Any such notice shall be served by sending it by fax to the number set out in Clause 7.2, or delivering it by hand, or sending it by pre-paid recorded delivery or registered post, to the address set out in Clause 7.2 and in each case marked for the attention of the relevant party (or as otherwise notified from time to time in accordance with the provisions of this Clause 7.1).  Any notice so served by hand, fax or post shall be deemed to have been duly given:

(a)                                  in the case of delivery by hand, when delivered;

(b)                                 in the case of fax, at the time of transmission;

(c)                                  in the case of pre-paid recorded delivery or registered post, at 10.00 a.m. on the second Business Day following the date of posting,

provided that in each case where delivery by hand or fax occurs after 6.00 p.m. on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9.00 a.m. on the next following Business Day.

References to time in this Clause are to local time in the country of the addressee.

All notices shall be copied to the Security Agent, the Master Servicer and the Rating Agencies.

7.2                                 The addresses and fax numbers of the parties for the purpose of Clause 7.1 are as follows:

Buhrmann N.V.	Address:	Hoogoorddreef 62 1101 BE Amsterdam P.O. Box 23456 1100 DZ Amsterdam The Netherlands

	Fax:	+ 31 20 651 10 17

	For the attention of:	Mr C. Bangma

Buhrmann US Inc.	Address:	C/o Hoogoorddreef 62 1101 BE Amsterdam P.O. Box 23456 1100 DZ Amsterdam The Netherlands

	Fax	+ 31 20 651 10 17

	For the attention of:	Mr C. Bangma

Buhrmann Silver US LLC	Address:	1 Environmental Way Broomfield, CO 80021-3416

	Fax:	+ 31 20 651 10 17

	For the attention of:	Mr C. Bangma

Buhrmann Stafdiensten B.V.	Address:	Hoogoorddreef 62 1101 BE Amsterdam Zuidoost The Netherlands

	Fax:	+ 31 20 651 10 17

	For the attention of:	Mr C. Bangma

Buhrmann Silver S.A.	Address:	398 Route D’Esch L-1471 Luxembourg

	Fax:	+352 49 48 48 2900

	For the attention of:	Mr. G. Becquer

With a copy to:

	Address:	Bodemstraat 11, bus 1 3830 Wellen Belgium

	Fax:	+32 11 37 60 44

	For the attention of:	Mr F. Maurissen

Bührmann-Ubbens B.V.	Address:	Pollaan 1 7202 BV Zutphen PO Box 33 7200 AA Zutphen The Netherlands

	Fax:	+31 20 569 0099

	For the attention of:	Ms M. van Goor

Buhrmann Europcenter N.V.	Address:	Bodemstraat 11, bus 1 3830 Wellen Belgium

	Fax:	+32 11 37 6044

	For the attention of:	Mr F Maurissen

Proost en Brandt B.V.	Address:	Stammerkamp 1 1112 VE Diemen PO Box 5 1110 AA Diemen The Netherlands

	Fax:	+31 20 569 0099

	For the attention of:	Mr M van Dijk

Robert Horne Group plc	Address:	Huntsman House Mansion Close Moulton Park Northampton NN3 6LA United Kingdom

	Fax:	+44 1604 4919 09

	For the attention of:	Mr T Balkham

The Howard Smith Paper Group Limited	Address:	Sovereign House Rhosili Road Brackmills Northampton NN4 7JE United Kingdom

	Fax:	+44 1604 44 3579

	For the attention of:	Mr D Murphy

The M6 Paper Group Limited	Address:	Motorway House Charter Way Hurdsfield Industrial Estate Macclesfield Cheshire SK10 2NY United Kingdom

	Fax:	+44 1625 6180 17

	For the attention of:	Mr G E Boon

Corporate Express Office Products, Inc.	Address:	1 Environmental Way Broomfield, Colorado 80021-3416 United States

	Fax:	303-664-3604

	For the attention of:	John T. Skinner

Corporate Express of Texas, Inc.	Address:	1 Environmental Way Broomfield, Colorado 80021-3416 United States

	Fax:	303-664-3604

	For the attention of:	John T. Skinner

Silver Securitisation B.V.	Address:	Herengracht 450 1017 CA Amsterdam The Netherlands

	Fax:	+31 20 620 8389

	For the attention of:	Managing Director

Deutsche Trustee Company Limited	Address:	Winchester House 1 Great Winchester Street London EC2N 2DB

	Fax:	44 20 7547 6732

	For the attention of:	The Managing Director

Deutsche Bank Aktiengesellschaft	Address:	Taunusanlage 12 60325 Frankfurt am Main Germany

	Fax:	+ 49 69 9103 9754

	Telex:	411177

	For the attention of:	Global Markets-European Securitisation Group

Deutsche Bank AG London	Address:	Winchester House 1 Great Winchester Street, London EC2N 2DB

	Fax:	44 20 7547 5782

	For the attention of:	Structured Products Group Manager

Deutsche Bank AG Amsterdam	Address:	Herengracht 450 1017 CA Amsterdam The Netherlands

	Fax:	31 20 620 8389

	Telex:	12029

	For the attention of:	Susanne Baltes

Deutsche Bank Luxembourg S.A.	Address:	2 Boulevard Konrad Adenauer L-115 Luxembourg

	Fax:	0352 47 31 36

	For the attention of:	Adriano Vinciotti

Deutsche Bank AG New York	Address:	31 West 52nd Street, New York, New York 10019

	Fax:	212-469-7210

	For the attention of:	Global Asset Securitization, New York

Rheingold No.11 Limited	Address:	Whiteley Chambers Don Street St. Helier Jersey Channel Islands

	Fax:	+ 44 1534 735328

	Telex:	4192144

	For the attention of:	Richard Thomas

Silver Funding Limited	Address:	Whiteley Chambers Don Street St. Helier Jersey Channel Islands

	Fax:	+ 44 1534 735328

	Telex:	4192144

	For the attention of:	Richard Thomas

Rheingold Securitisation Limited	Address:	Whiteley Chambers Don Street St. Helier Jersey Channel Islands

	Fax:	+ 44 1534 735328

	Telex:	4192144

	For the attention of:	Richard Thomas

Deutsche International Corporate Services Limited	Address:	P.O. Box 727 St. Paul’s Gate New Street St. Helier Jersey JE4 8ZB Channel Islands

	Fax:	+ 44 1534 889884

	Telex:	4192007 MG JAY G

	For the attention of:	Mark Rumbold

Deutsche International Trust Company N.V.	Address:	Herengracht 450 1017 CA, Amsterdam The Netherlands

	Fax:	31 20 620 8389

	For the attention of:	Jan Rouppe-Van-der-Voort

Barclays Bank PLC	Address:	Barclays Bank PLC PO Box 544 54 Lombard Street London EC3V 9EX

	For the attention of:	Tom Russell (International Corporate Team)

	Fax:	+ 44 20 7699 2180

Postbank N.V.	Address:	De Amsterdamse Poort Locatie code HG 02.02 P.O. Box 1800 1000 BV Amsterdam ZO The Netherlands

	Fax:	+31 20 652 20 30

	For the attention of:	M F Boumans

Fortis Bank Nederland	Address:	Montagne de Parc 3 B-1000 Brussels Belgium

	Fax:	+00 32 1 518 40 27

	For the attention of:	Mr N Keppens

ABN Amro Bank N.V.	Address:	Global Clients Amsterdam Gustav Mahlerlaan 10 Postbus 90 1000 AB Amsterdam The Netherlands

	Fax:	+31 20 628 77 55

	For the attention of:	Mr F.L.D. Nivard

Harris Bank and Trust Company	Address:	111 West Monroe Street Chicago, IL 60690 United States

Fax:

For the attention of:

A party may notify any of the other parties to any of the Transaction Documents including without limitation the Dutch Collection Account Banks of a change to its name, relevant addressee, address or fax number for the purposes of this Clause 7.2, provided that such notice shall only be effective on:

(a)                                  the date specified in the notice as the date on which the change is to take place; or

(b)                                 if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.

Waivers; Remedies Cumulative

8.1                                 No failure or delay by any party hereto in exercising any right, power or privilege under this Deed or any Transaction Document to which it is a party or available at law shall impair such right, power or remedy or operate as a waiver thereof.  The single or partial exercise of any right, power or remedy under this Deed or any Transaction Document to which it is a party or at law shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Deed or any Transaction Document to which it is a party or at law.

8.2                                 The rights of any party to any Transaction Document shall not be capable of being waived otherwise than by an express waiver in writing.

8.3                                 The rights, powers and remedies provided in this Deed and any Transaction Document to which it is a party are cumulative and may be exercised as often as they are considered appropriate and are in addition to any rights and remedies provided by law.

Modification and Waiver

9.                                       No amendment, modification or variation of any or all of the Transaction Documents shall be effective unless it is in writing and signed by or on behalf of each of the parties to the relevant Transaction Document to be so modified or varied.

Entire Agreement

10.                                 Each and every Transaction Document sets out the entire agreement and understanding between the parties in respect of the subject matter of the agreements contained therein.  It is agreed that:

(a)                                  no party has entered into any Transaction Document in reliance upon any representation, warranty or undertaking of any other party which is not expressly set out or referred to in any such Transaction Document;

(b)                                 except for breach of an express representation or warranty under any Transaction Document no party shall have any claim or remedy under any of the Transaction Documents in respect of misrepresentation (whether negligent or otherwise, and whether made prior to or at the time of execution of the Transaction Documents) or untrue statement made by any other party;

(c)                                  this Clause shall not exclude any liability for fraudulent misrepresentation.

Limited Recourse and Non Petition

11.1                           Limited Recourse:  Notwithstanding any other provision of this Deed and the other Transaction Documents, each Transaction Party agrees and acknowledges with the European Master Purchaser, the US Master Purchaser, the European Receivables Warehouse Company and the MTN Issuer that, save as otherwise provided for in any Transaction Document:

(a)                                  it will only have recourse in respect of any amount, claim or obligation due or owing to it by the US Master Purchaser, the European Receivables Warehouse Company and the MTN Issuer, as referred to in Clauses 7.3 and 8.3 of the US Master Purchaser Guarantee and Security Agreement, Clauses 7.3 and 8.3 of the European Master Purchaser Deed of Charge, Clauses 7.3 and 8.3 of the European Receivables Warehouse Company Deed of Charge and Clauses 7.2, 7.3, 8.3 and 8.4 of the MTN Issuer Deed of Charge (the Claims) only to the extent of available funds pursuant to Clauses 7.3 and 8.3 of the US Master Purchaser

Guarantee and Security Agreement, Clauses 7.3 and 8.3 of the European Master Purchaser Deed of Charge, Clauses 7.3 and 8.3 of the European Receivables Warehouse Company Deed of Charge and Clauses 7.2, 7.3, 8.3 and 8.4 of the MTN Issuer Deed of Charge, as applicable and subject to the provisos in such Clauses, which shall be applied by the Security Agent and the MTN Security Trustee, as the case may be, subject to and in accordance with the terms thereof and after all other prior ranking claims in respect thereof have been satisfied and discharged in full;

(b)                                 following the application of funds following enforcement of the security interests created under the US Master Purchaser Guarantee and Security Agreement, the European Master Purchaser Deed of Charge, the European Receivables Warehouse Company Deed of Charge and the MTN Issuer Deed of Charge, as applicable, subject to and in accordance with Clause 8.3 of the US Master Purchaser Guarantee and Security Agreement, Clause 8.3 of the European Master Purchaser Deed of Charge, Clauses 8.3 of the European Receivables Warehouse Company Deed of Charge and Clauses 8.3 and 8.4 of the MTN Issuer Deed of Charge, the European Master Purchaser, the US Master Purchaser, the European Receivables Warehouse Company and the MTN Issuer will have no assets available for payment of their obligations under this Deed, the US Master Purchaser Guarantee and Security Agreement, the European Master Purchaser Deed of Charge, the European Receivables Warehouse Company Deed of Charge and the MTN Issuer Deed of Charge and the other Transaction Documents other than as provided for pursuant to the US Master Purchaser Guarantee and Security Agreement, the European Master Purchaser Deed of Charge, the European Receivables Warehouse Company Deed of Charge and the MTN Issuer Deed of Charge, as applicable, and that their respective Claims will accordingly be extinguished to the extent of any shortfall; and

(c)                                  the respective obligations of the European Master Purchaser, the US Master Purchaser, the European Receivables Warehouse Company and the MTN Issuer under this Deed, the US Master Purchaser Guarantee and Security Agreement, the European Master Purchaser Deed of Charge, the European Receivables Warehouse Company Deed of Charge and the MTN Issuer Deed and the other Transaction Documents will not be obligations or responsibilities of, or guaranteed by, any other person or entity.

11.2                           Non Petition:  each Transaction Party (acting in any capacity whatsoever) hereby agrees and acknowledges with the European Master Purchaser, the US Master Purchaser, the European Receivables Warehouse Company, the MTN Issuer, the MTN Security Trustee and the Security Agent that it shall not:

(a)                                  take any corporate action or other steps or legal proceedings for the winding-up, dissolution or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of the European Master Purchaser, the European Receivables Warehouse Company, the US Master Purchaser and the MTN Issuer, as applicable or of their revenues and assets (other than as permitted by the US Master Purchaser Guarantee and Security Agreement, the European Master Purchaser Deed of Charge, the European Receivables Warehouse Company Deed of Charge and the MTN Issuer Deed) nor take any steps for the assets of the European Master Purchaser, the European Receivables Warehouse Company, the US Master Purchaser or the MTN Issuer to be declared en désastre; or

(b)                                 take any steps for the purpose of obtaining payment of any amounts payable to it under this Deed, the US Master Purchaser Guarantee and Security Agreement, the European Master Purchaser Deed of Charge, the European Receivables Warehouse Company Deed of Charge and the MTN Issuer Deed or any other Transaction Document and shall not take any steps to recover any debts whatsoever owing to it by the European Master Purchaser, the European Receivables Warehouse Company, the US Master Purchaser or the MTN Issuer (other than in accordance with the US Master Purchaser Guarantee and Security Agreement, the European Master Purchaser Deed of Charge, the European Receivables Warehouse Company Deed of Charge or the MTN Issuer Deed).

11.3                           Recourse Against Certain Parties:  No recourse under any obligation, covenant, or agreement of any European Receivables Warehouse Company Secured Creditor (acting in any capacity whatsoever), any European Master Purchaser Secured Creditor (acting in any capacity whatsoever, including as a Buhrmann European Noteholder), any US Master Purchaser Secured Party (acting in any capacity whatsoever, including as a Buhrmann US Noteholder) or any MTN Issuer Secured Creditor (acting in any capacity whatsoever, including as an MTN Noteholder) contained in any Transaction Document shall be had against any shareholder, officer or director of any European Receivables Warehouse Company Secured Creditor, any European Master Purchaser Secured Creditor, any US Master Purchaser Secured Party or any MTN Issuer Secured Creditor as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that each Transaction Document is a corporate obligation of each European Receivables Warehouse Company Secured Creditor, European Master Purchaser Secured Creditor, US Master Purchaser Secured Party or each MTN Issuer Secured Creditor and no personal liability shall attach to or be incurred by the shareholders, officers, agents, employees or directors of any European Receivables Warehouse Company Secured Creditor, European Master Purchaser Secured Creditor, US Master Purchaser Secured Party or any MTN Issuer Secured Creditor as such, or any of them, under or by reason of any of the obligations, covenants or agreements of any European Receivables Warehouse Company Secured Creditor, European Master Purchaser Secured Creditor, US Master Purchaser Secured Party or any MTN Issuer Secured Creditor contained in any Transaction Document, or implied therefore, and that any and all personal liability for breaches by such party of any such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent, employee or director is hereby expressly waived by the other parties as a condition of and consideration for the execution of this Deed.

Conditions Precedent

12.                                 Any amendment and restatement to the Transaction Documents shall not come into effect until each of the items set out in Schedule 2 have been satisfied or delivered to the Cash Manager and the Security Agent, each in such form and substance as is satisfactory to the Cash Manager.

Miscellaneous Provisions

Evidence of indebtedness

13.1                           In any proceeding, action or claim relating to any Transaction Document a statement as to any amount due which is certified as being correct by an officer of the Security Agent shall, unless otherwise provided in the Transaction Document or this Deed, or in the case of manifest error, be prima facie evidence that such amount is in fact due and payable.

Severability

13.2                           Any provision of any Transaction Document or this Deed which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, each of the parties hereto hereby waives any provision of law but only to the extent permitted by law which renders any provision of any Transaction Document prohibited or unenforceable in any respect.

Assignability

13.3                           Save as specifically provided in any Transaction Document, none of the rights or obligations of the parties to any Transaction Document may be assigned or transferred to any other person without the prior written consent of the Security Agent save that:

(a)                                  the European Master Purchaser or the US Master Purchaser may assign its rights and benefits under the European Master Purchaser Funding Deed or the US Master Purchaser Funding

Agreement, as the case may be, to the Security Agent pursuant to the European Master Purchaser Security Documents; and

(b)                                 the Security Agent may assign any or all of its rights or benefits under the European Master Purchaser Funding Deed to any successor or additional security agent appointed pursuant to the European Master Purchaser Security Documents or the US Master Purchaser Security Agreement, as the case may be.

No Set-Off

13.4                           Except as otherwise provided in the Transaction Documents, all payments required to be made under the Transaction Documents (including any Buhrmann Note) shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim, save as provided by mandatory provisions of law.

Acknowledgement of terms of any English Receivables Sale Contract

13.5                           The European Receivables Warehouse Company hereby acknowledges and agrees for the benefit of each English Originator that any English Receivables Sale Contract concluded upon the acceptance by it of each English Originator Offer to Sell in the manner contemplated by Clause 3.2 of the English Originator Notice of Intention to Make Offers to Sell shall be upon the basis that the English Standard Terms and Conditions are specifically and expressly incorporated into and form part of any such English Receivables Sale Contract.

13.6                           The European Master Purchaser hereby acknowledges and agrees for the benefit of the European Receivables Warehouse Company that any Onward Receivables Sale Contract concluded upon the acceptance by it of each European Receivables Warehouse Company Offer to Sell in the manner contemplated by Clause 3.2 of the European Receivables Warehouse Company Notice of Intention to Make Offers to Sell shall be upon the basis that the English Standard Terms and Conditions are specifically and expressly incorporated into and form part of any such Onward English Receivables Sale Contract.

Indemnity for Fees, Costs and Expenses

13.7                           Buhrmann US hereby agrees to indemnify each Originator for the total amount of all fees, costs and expenses incurred by it under any of the Transaction Documents.

Payments made by Europcenter

13.8                           Without prejudice to any other provision of any of the Transaction Documents, to the extent that any payment obligation is required to be made by a Buhrmann subsidiary, such payment obligation shall be deemed satisfied if paid in full and on time by Europcenter and Europcenter shall be entitled to be reimbursed by the relevant Buhrmann subsidiary to the extent such subsidiary has funds available and is permitted to make such payment under the Transaction Documents.  Nothing in this Clause shall prejudice any right or claim that any party to any of the Transaction Documents may have against the relevant Buhrmann subsidiary and the Buhrmann subsidiary shall remain liable and responsible for such payment.

Counterparts

14.                                 Each of the Transaction Documents, including this Master Definitions and Framework Deed, can be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

Governing Law

15.                                 This Deed shall be governed by, and construed in accordance with, the laws of England; provided that any definitions or provisions contained herein that are incorporated into any agreement, instrument or other document governed by the law of the State of New York or the law of the State of Delaware shall, as so incorporated, be governed by and construed in accordance with the law of the State of New York or the law of the State of Delware, respectively.

Contracts (Rights of Third Parties) Act 1999

16.                                 In relation to each Transaction Document, a person who is not a party to such Transaction Document shall, unless otherwise expressly provided in a Transaction Document, have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of the terms thereof.

Application of Trustee Acts

17.1                           Disapplication of Trustee Acts:  To the fullest extent permitted by law, none of Parts II, III, IV, or V of the Trustee Act 2000 in exercising any of the powers contained in Sections 15 or 22 of the Trustee Act 1925 shall apply to any trust constituted by the Transaction Documents or to the role of the Security Agent, the MTN Trustee or the MTN Security Trustee in relation to such trusts.

17.2                           Exercise of Rights and Powers:  Any exercise by the Security Agent of any rights or powers under the Transaction Documents that are the same as or similar to any rights or powers conferred on a trustee by the Trustee Act 2000 shall be construed solely as the exercise of the relevant rights or powers under the Transaction Documents and not as the exercise of the same or any similar rights or powers under the Trustee Act 2000.

17.3                           Securities:  For the avoidance of doubt, (a) the Security Agent, the MTN Trustee and the MTN Security Trustee may retain or invest in securities payable to bearer without appointing a person to act as a custodian and (b) the application of sections 22 or 23 of the Trustee Act 2000 is inconsistent with the terms of the Transaction Documents.

17.4                           Exclusion of Trustee Act 2000:  The disapplication of certain parts or sections of the Trustee Act 2000 as provided herein shall constitute an exclusion of the relevant parts of the Trustee Act 2000 for the purposes of that act.

In Witness Whereof this Deed has been executed and delivered by the parties hereto as a deed on the date above mentioned.

APPENDIX

Additional Originator Accession Agreement

To:                              Security Agent

From:                  Proposed Additional Originator

Master Definitions and Framework Deed (as amended and restated on 28 September 2001 and 18 July 2002) (the Master Definitions and Framework Deed)

We refer to Clause 4 of the Master Definitions and Framework Deed.

Name of Company incorporated in • with registered number • agrees to become an Additional relevant country Originator and to be bound by the terms of specify relevant Transaction Documents in accordance with Clause 4 of the Master Definitions and Framework Deed.

The address for notices of the proposed Additional relevant country Originator is •.

This Agreement is governed by English law.

By:

Authorised Signatory

SCHEDULE 1

Buhrmann Termination Events

The occurrence of any of the following events shall constitute a Buhrmann Termination Event:

(a)                                  Non-Payment:  the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer fails to pay any amount due under any of the Transaction Documents within three Business Days of its due date or demand (if so payable) or make material payments or deposits as required;

(b)                                 Master Servicer’s Report:  the Master Servicer fails to deliver the Master Servicer’s Monthly Report within five Business Days of the due date for delivery thereof (the Due Date) provided that a Buhrmann Termination Event shall not occur if the Master Servicer has provided within five Business Days of the Due Date a Master Servicer’s Daily Report as at any of the three Business Days immediately preceding the Due Date or the Business Day immediately following the Due Date;

(c)                                  Breach of Obligations:  the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer fails in any material respect to observe or perform any of its obligations under the Transaction Documents or under any undertaking or arrangement entered into in connection therewith other than an obligation of the type referred to in paragraphs (a) or (b) above or (s), (t) or (u) below and, in the case of a failure capable of being remedied, the Security Agent does not determine, within 14 days after the Originator or the Security Agent became aware of the failure, that it has been remedied to its satisfaction;

(d)                                 Misrepresentation:  any representation, warranty or statement which is made (or deemed or acknowledged to have been made) by the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer (other than a representation or warranty relating to a Dutch Receivable or an English Receivable which was made on the Purchase Date for such European Receivable or a representation or warranty relating to a US Receivable which was made on the US Contribution Date for such US Receivable), in the Transaction Documents or which is contained in any certificate, statement, legal opinion or notice provided under or in connection with the Transaction Documents proves to be incorrect in any material respect, or if repeated at any time with reference to the facts and circumstances subsisting at such time would not be accurate in all material respects unless, if curable, cured to the satisfaction of the Security Agent within 7 days of notification by the Security Agent to the relevant person;

(e)                                  Invalidity:  any material provision of any of the Transaction Documents is or becomes, for any reason, invalid or unenforceable and the European Master Purchaser, the US Master Purchaser, the Security Agent, any Buhrmann European Note Purchaser and/or any Buhrmann US Note Purchaser would be prejudiced by such provision being or becoming invalid or unenforceable;

(f)                                    Material Adverse Change and Cessation of Business:

(i)                                     any event or series of events (whether related or not) occurs which in the reasonable opinion of the Security Agent could reasonably be expected to have a Material Adverse Effect with respect to the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer;

(ii)                                  any of the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer changes or threatens to change the nature of its business, suspends or threatens to suspend a substantial part of the present business operations which it now conducts directly or indirectly, disposes of or threatens to dispose of a substantial part of its assets or has all or part of its assets expropriated or under threat of expropriation without the prior written consent of the Security Agent unless such event would not materially prejudice (x) the ability of any Originator to collect and sell Receivables, (y) the ability of the Master Servicer or any Sub-Servicer to perform its duties and/or (z) the ability of the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer (as the case may be) to observe or perform its obligations under the Transaction Documents;

(g)                                 Cross-default:

(i)                                     any indebtedness for borrowed money of any of the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer in excess of the lower of (A) the cross default amount specified in any document entered into by any of the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer relating to indebtedness for borrowed money having a maximum aggregate principal amount for borrowed money or facility limit (or the equivalent) of US$100 million or more and (B) US$50 million in aggregate becomes due before its stated maturity (and the same is not repaid, or the acceleration rescinded, within 5 Business Days following demand by the relevant creditor); or

(ii)                                  any other indebtedness of any of the Parent, any Originator, the European Receivables Warehouse Company, Master Servicer or any Sub-Servicer in excess of US$50 million in aggregate remains outstanding for 5 Business Days following demand by the relevant creditor; or

(iii)                               any Buhrmann Financial Performance Cross Default that is not waived within a reasonable time period after actual knowledge of such Buhrmann Financial Performance Cross Default is obtained by the relevant creditor or creditors;

(h)                                 Appointment of Receiver, Legal Process:  an encumbrancer takes possession of, or a trustee, administrative receiver, receiver or similar officer is appointed in respect of, all or any part of the property, business, undertaking or assets of any of the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer having an aggregate value in excess of US$50 million or distress or any form of execution is levied or enforced upon or sued out against any such property, business, undertakings, assets or revenues having an aggregate value in excess of US$50 million or any security interest which may for the time being affect any of its or their respective assets becomes enforceable, unless in any such case the Security Agent certifies that in its opinion such event will not materially prejudice the ability of the Parent, the relevant Originator, the European Receivables Warehouse Company, the Master Servicer or, as the case may be the relevant Sub-Servicer to observe or perform its obligations under the Transaction Documents and for this purpose, the Security Agent shall be entitled to assume if the Rating Condition is satisfied that such event is not materially prejudicial;

(i)                                     Insolvency:  the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer, the relevant Sub-Servicer is or becomes or is declared to be insolvent or is or becomes unable to pay its debts as they fall due or suspends or threatens to suspend making payments (whether of principal or interest) with respect to all or any class of its debts;

(j)                                     Composition:  the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer convenes a meeting of its creditors or proposes or makes any arrangement or composition with, or any assignment for the benefit of, or any moratorium with, or any suspension of payments to its creditors or any other corporate action is taken or any legal proceedings are commenced by the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer or any Sub-Servicer with a view to any such composition, arrangement, assignment or moratorium being made;

(k)                                  Winding Up, Administration:  a petition (other than a petition which is being disputed in good faith and on reasonable grounds by the Parent, the relevant Originator, the European Receivables Warehouse Company, the Master Servicer or the relevant Sub-Servicer) is presented or a meeting is convened for the purpose of considering a resolution or other preparatory steps are taken (whether out of court or otherwise) or legal proceedings are commenced for the winding-up, liquidation, dissolution, administration, reorganisation, rehabilitation, or controlled management of the Parent, any Originator, the European Receivables Warehouse Company, the Master Servicer and/or any Sub-Servicer;

(l)                                     Analogous Proceedings: an event analogous to any of the events specified in paragraphs (h), (i), (j) or (k) occurs under the laws of any relevant jurisdiction;

(m)                               Security Interest:  (i) any Originator, the European Receivables Warehouse Company or the Master Servicer creates or grants any security interest or permits any Encumbrance to arise over or in relation to (1) any Receivable; or (2) any proceeds of or sums received or payable in respect of a Receivable; (ii) any Originator creates or grants any security interest or permits any Encumbrance to arise over or in relation to over or in relation to the Collection Accounts; or (iii) the European Receivables Warehouse Company, either Master Purchaser or the Master Servicer creates or grants any security interest or permits any Encumbrance to arise over or in relation to any of the assets or any bank account of the European Receivables Warehouse Company or either Master Purchaser, except in each case as contemplated by the Transaction Documents;

(n)                                 Dispute:  any Originator or the European Receivables Warehouse Company disputes, in any manner the validity or efficacy of any sale and purchase or contribution of a Receivable under the relevant European Master Receivables Purchase Agreement, the relevant Onward European Master Receivables Purchase Agreement or the US Contribution Agreement, as the case may be;

(o)                                 Illegality:  it becomes impossible or unlawful for any Originator, the European Receivables Warehouse Company or the Master Servicer to continue its business and/or discharge its obligations as contemplated by the Transaction Documents;

(p)                                 The European Master Purchaser Security Documents:  for any reason the Security Agent certifies that in its opinion the European Master Purchaser Charged Property or the European Master Purchaser Security Documents is in danger of being taken under any process of law or the European Master Purchaser Charged Property is or may be in jeopardy in any respect considered by the Security Agent to be material;

(q)                                 The US Master Purchaser Security Agreement:  for any reason the Security Agent certifies that in its opinion the US Master Purchaser Collateral or the US Master Purchaser Security Agreement are in danger of being taken under any process of law or the US Master Purchaser Collateral is or may be in jeopardy in any respect considered by the Security Agent to be material or the Security Agent ceases to have a first priority perfected security interest in any of the US Master Purchaser Collateral;

(r)                                    The European Receivables Warehouse Company Security Documents:  for any reason the Security Agent certifies that in its opinion the European Receivables Warehouse Company Charged Property or any of the European Receivables Warehouse Company Security Documents is in danger of being taken under any process of law or the European Receivables Warehouse Company Charged Property is or may be in jeopardy in any respect considered by the Security Agent to be material;

(s)                                  Breach of Warranty Regarding the Receivables:  any Originator fails to repurchase or substitute a Receivable having become obliged to do so, in accordance with terms of the relevant European Master Receivables Purchase Agreement or, as the case may be, the US Contribution Agreement or the European Receivables Warehouse Company fails to repurchase or substitute a European Receivable having become obliged to do so, in accordance with the terms of the relevant Onward European Master Receivables Purchase Agreement;

(t)                                    Collection Account: any of the Originators or the Master Servicer fails to pay any sum received in respect of a relevant Receivable into the relevant Collection Account in accordance with the terms of, the Servicing Agreement within one Business Day of the specified date, or makes any transfers from or debits to any Collection Account otherwise than in accordance with the relevant Servicing Agreement;

(u)                                 Counterparty Files:  any Originator fails to deliver a Counterparty File within seven Business Days of its due date;

(v)                                 European Master Purchaser Event of Default, US Master Purchaser Event of Default or the European Receivables Warehouse Company Event of Default:  the occurrence of a European Master Purchaser Event of Default, a US Master Purchaser Event of Default or a European Receivables Warehouse Company Event of Default; or

(w)                               Stop Funding Events:  the occurrence of (i) any of the European Stop Funding Events set out in paragraphs (d), (e), (f) or (g) in the definition thereof with respect to the same Agreed Currency on two Calculation Dates in any period of 12 consecutive months or (ii) any of the US Stop Funding Events set out in paragraphs (c), (d), (e) or (f) in the definition thereof on two Calculation Dates in any period of 12 consecutive months.

SCHEDULE 2

Conditions Precedent

English Originators

(a)                                  Copies of the latest version of the Memorandum and Articles of Association of each English Originator together with its Certificate of Incorporation and any Certificate of Change of Name certified by the Company Secretary or a Director of the relevant English Originator to be a true and up to date copy of the original.

(b)                                 Copies of the resolutions, in form and substance satisfactory to the European Master Purchaser and the European Receivables Warehouse Company, of the Board of Directors of each English Originator authorising the delivery of the English Originator Notice of Intention to Make Offers to Sell and the making of the English Originator Offer to Sell to be made on or shortly after the MTN Closing Date and the execution, delivery and performance of the other Transaction Documents to be entered into by the English Originator, certified by the Company Secretary or a Director of each English Originator as of the MTN Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(c)                                  A certificate as to the incumbency and signature of the officers or other employees of the English Originators authorised to sign the Transaction Documents on behalf of the English Originators and any certificate or other document to be delivered pursuant thereto, certified by the Company Secretary or a Director of the English Originators together with evidence of the incumbency of such Company Secretary or Director.

(d)                                 A solvency certificate in respect of each English Originator in the form set out in Schedule 5 to the English Originator Warranty and Indemnity Deed.

(e)                                  A Power of Attorney executed by each English Originator in the form and substance satisfactory to the European Master Purchaser and the European Receivables Warehouse Company in relation to the English Receivables.

Dutch Originators

(a)                                  Copies of the latest version of the constitutional documents of each Dutch Originator certified by the Company Secretary or a Director of the relevant Dutch Originator to be a true and up to date copy of the original.

(b)                                 Officially certified up to date Commercial Register excerpts in respect of each Dutch Originator dated no earlier than 6 calendar months prior to the date hereof.

(c)                                  Copies of the resolutions, in form and substance satisfactory to the European Master Purchaser and the European Receivables Warehouse Company, of the Board of Directors of each Dutch Originator authorising the execution, delivery and performance of the Dutch Master Receivables Purchase Agreement and the other Transaction Documents to be entered into by the Dutch Originator, certified by the Company Secretary or a Director of each Dutch Originator as of the MTN Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(d)                                 A certificate as to the incumbency and signature of the officers or other employees of the Dutch Originators authorised to sign the Transaction Documents on behalf of the Dutch Originators and any certificate or other document to be delivered pursuant thereto, certified by the Company Secretary or a Director of the Dutch Originators together with evidence of the incumbency of such Company Secretary or Director.

(e)                                  A solvency certificate in respect of each Dutch Originator in the form set out in Schedule 3 to the Dutch Master Receivables Purchase Agreement.

(f)                                    A Power of Attorney executed by each Dutch Originator in the form and substance satisfactory to the European Master Purchaser and the European Receivables Warehouse Company in relation to the Dutch Receivables.

US Originators

(a)                                  Copies of the latest version of the Articles of Incorporation of each US Originator together with its Certificate of Incorporation and any Certificate of Change of Name certified by the Secretary of the relevant US Originator to be a true and up to date copy of the original.

(b)                                 Copies of the resolutions, in form and substance satisfactory to the US Master Purchaser, of the Board of Directors of each US Originator authorising the execution, delivery and performance of the Transaction Documents to be entered into by the US Originator, certified by the Secretary of each US Originator as of the MTN Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(c)                                  A certificate as to the incumbency and signature of the officers or other employees of the US Originators authorised to sign the Transaction Documents on behalf of the US Originators and any certificate or other document to be delivered pursuant thereto, certified by the Secretary of the US Originators together with evidence of the incumbency of such Secretary.

(d)                                 A solvency certificate in respect of each US Originator in the form set out in Schedule 3 to the US Contribution Agreement.

(e)                                  All financing statements and other documents required to be recorded or filed in order to perfect and protect the US Master Purchaser’s ownership interest in the US Receivables against all creditors of the US Master Purchaser have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings have been paid in full and the Security Agent has a first priority perfected security interest therein.

Silver Securitisation B.V.

(a)                                  Copies of the latest version of the constitutional documents certified by the Company Secretary or a Director to be a true and up to date copy of the original.

(b)                                 Officially certified up to date Commercial Register excerpts dated no earlier than 6 calendar months prior to the date hereof.

(c)                                  Copies of the resolutions of the Board of Directors authorising (i) the execution, delivery and performance of the Transaction Documents to be entered into by the European Master Purchaser and (ii) the borrowings contemplated under the European Master Purchaser Funding Deed, certified by the Company Secretary or a Director dated as of the MTN Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(d)                                 A certificate as to the incumbency and signature of the officers or other employees authorised to sign the Transaction Documents on behalf of the European Master Purchaser, and any certificate or other document to be delivered pursuant thereto, certified by the Company Secretary or a Director of the European Master Purchaser, together with evidence of the incumbency of such Company Secretary or Director.

(e)                                  A solvency certificate.

(f)                                    Duly completed mandates in respect of the European Master Purchaser Accounts.

Buhrmann Silver US LLC

(a)                                  Copies of the latest version of the LLC Agreement together with its Certificate of Formation and any amendment thereto certified by the Secretary or Managing Member, as appropriate, to be a true and up to date copy of the original.

 (b)                              Copies of the resolutions of the Board of Directors or the Managing Member, as appropriate, authorising (i) the execution, delivery and performance of the Transaction Documents to be entered into by the US Master Purchaser and (ii) the borrowings contemplated under the US Master Purchaser Funding Agreement, certified by the Secretary or the Managing Member, as appropriate, as of the MTN Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(c)                                  A certificate as to the incumbency and signature of the officers or other employees authorised to sign the Transaction Documents on behalf of the US Master Purchaser and any certificate or other document to be delivered pursuant thereto, certified by the Secretary or the Managing Member, as appropriate, of the US Master Purchaser together with evidence of the incumbency of such Secretary or person authorized to sign on behalf of the Manager, as applicable.

(d)                                 A solvency certificate.

(e)                                  Duly completed mandates in respect of the US Master Purchaser Accounts and the US Master Purchaser Collection Accounts, if required.

Buhrmann Silver S.A.

(a)                                  Copies of the latest version of the constitutional documents certified by the Company Secretary or a Director to be a true and up to date copy of the original.

(b)                                 Officially certified up to date Commercial Register excerpts dated no earlier than 6 calendar months prior to the date hereof.

(c)                                  Copies of the resolutions of the Board of Directors authorising the execution, delivery and performance of the Transaction Documents to be entered into by the European Receivables Warehouse Company, certified by the Company Secretary or a Director dated as of the MTN Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(d)                                 A certificate as to the incumbency and signature of the officers or other employees authorised to sign the Transaction Documents on behalf of the European Receivables Warehouse Company, and any certificate or other document to be delivered pursuant thereto, certified by the Company Secretary or a Director of the European Receivables Warehouse Company, together with evidence of the incumbency of such Company Secretary or Director.

(e)                                  A solvency certificate.

(f)                                    Duly completed mandates in respect of the European Receivables Warehouse Company Transaction Accounts, the Dutch Collection Accounts and the English Collection Accounts.

Buhrmann Stafdiensten B.V.

(a)                                  Copies of the latest version of the constitutional documents certified by the Company Secretary or a Director to be a true and up to date copy of the original.

(b)                                 Officially certified up to date Commercial Register excerpts dated no earlier than 6 calendar months prior to the date hereof.

(c)                                  Copies of the resolutions of the Board of Directors authorising the execution, delivery and performance of the Transaction Documents to be entered into by the Master Servicer, certified by the Company Secretary or a Director dated as of the MTN Closing Date which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(d)                                 A certificate as to the incumbency and signature of the officers or other employees authorised to sign the Transaction Documents on behalf of the Master Servicer and any certificate or other document to be delivered pursuant thereto, certified by the Company Secretary or a Director of the Master Servicer together with evidence of the incumbency of such Company Secretary or Director.

(e)                                  A solvency certificate.

Buhrmann N.V.

(a)                                  Copies of the latest version of the constitutional documents certified by the Company Secretary or a Director to be a true and up to date copy of the original.

(b)                                 Officially certified up to date Commercial Register excerpts dated no earlier than 6 calendar months prior to the date hereof.

(c)                                  Copies of the resolutions of the Board of Directors authorising the execution, delivery and performance of the Transaction Documents to be entered into by the Parent, certified by the Company Secretary or a Director of the Parent and dated as of the MTN Closing Date which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(d)                                 A certificate as to the incumbency and signature of the officers or other employees authorised to sign the Transaction Documents on behalf of the Parent and any certificate or other document to be delivered pursuant thereto, certified by the Company Secretary or a Director of the Parent together with evidence of the incumbency of such Company Secretary or Director.

(e)                                  A solvency certificate.

Rheingold No.11 Limited

(a)                                  Copies of the latest version of the constitutional documents certified by the Company Secretary or a Director to be a true and up to date copy of the original.

(b)                                 Copies of the resolutions of the Board of Directors authorising the execution, delivery and performance of the Jersey Company Documents to be entered into by the Initial Buhrmann Note Purchaser, certified by the Company Secretary or a Director and dated as of the MTN Closing Date which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(c)                                  A certificate as to the incumbency and signature of the officers or other employees authorised to sign the Jersey Company Documents on behalf of the Initial Buhrmann Note Purchaser and any certificate or other document to be delivered pursuant thereto, certified by the Company Secretary or a Director of the Initial Buhrmann Note Purchaser together with evidence of the incumbency of such Company Secretary or Director.

(d)                                 Copy of a duly executed US Internal Revenue Service Form W-8BEN.

Silver Funding Limited

(a)                                  Copies of the latest version of the constitutional documents certified by the Company Secretary or a Director to be a true and up to date copy of the original.

(b)                                 Copies of the resolutions of the Board of Directors authorising the execution, delivery and performance of the MTN Transaction Documents to be entered into by the MTN Issuer, certified by the Company Secretary or a Director and dated as of the MTN Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(c)                                  A certificate as to the incumbency and signature of the officers or other employees authorised to sign the MTN Transaction Documents on behalf of the MTN Issuer and any certificate or other document to be delivered pursuant thereto, certified by the Company Secretary or a Director of the MTN Issuer together with evidence of the incumbency of such Company Secretary or Director.

(d)                                 Copy of a duly executed US Internal Revenue Service Form W-8BEN.

Rheingold Securitisation Limited

(a)                                  Copies of the latest version of the constitutional documents certified by the Company Secretary or a Director to be a true and up to date copy of the original.

(b)                                 Copies of the resolutions of the Board of Directors authorising the execution, delivery and performance of the Jersey Company Documents to be entered into by the CP Issuer, certified by the Company Secretary or a Director and dated as of the MTN Closing Date which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(c)                                  A certificate as to the incumbency and signature of the officers or other employees authorised to sign the Transaction Documents on behalf of the CP Issuer and any certificate or other document to be delivered pursuant thereto, certified by the Company Secretary or a Director of the CP Issuer together with evidence of the incumbency of such Company Secretary or Director.

Legal Opinions

(a)                                  A legal opinion of Freshfields Bruckhaus Deringer dated the MTN Closing Date as to matters of English law as to sale of English Receivables, enforceability of the Transaction Documents governed by English law and other relevant matters.

(b)                                 Legal opinions of Freshfields Bruckhaus Deringer dated the MTN Closing Date as to matters of German law (i) as to the sale of the Dutch Receivables and the security created under the European Receivables Warehouse Company German Law Pledge Agreement, the European Master Purchaser German Law Pledge Agreement, the MTN Issuer German Law Pledge Agreement and other relevant matters; and (ii) as to the relevant Jersey Company Documents and other relevant matters.

(c)                                  A legal opinion of Freshfields Bruckhaus Deringer dated the MTN Closing Date as to matters of Dutch law as to due incorporation and corporate capacity of the Dutch Originators, due execution and authorisation of the Transaction Documents to which they are a party, the Dutch Collection Account Agreements, the European Receivables Warehouse Company Dutch Pledge Agreement, the European Receivables Warehouse Company Dutch Collection Claims Pledge Agreements, the European Master Purchaser Dutch Law Pledge Agreement, the MTN Issuer Dutch Law Pledge Agreement and other relevant matters.

(d)                                 Legal opinions of Freshfields Bruckhaus Deringer dated the MTN Closing Date as to matters of Dutch tax law (i) as to the sale of the Dutch Receivables and the security created under the European Receivables Warehouse Company Dutch Law Pledge Agreement, the European Master Purchaser Dutch Law Pledge Agreement, the MTN Issuer Dutch Law Pledge Agreement and other relevant matters; and (ii) as to the relevant Jersey Company Documents and other relevant matters.

(e)                                  A legal opinion of Freshfields Bruckhaus Deringer LLP dated the MTN Closing Date as to matter of New York law as to the transfer of the US Receivables and the security interest created under the US Master Purchaser Security Agreement and the MTN Issuer US Security Agreement, the enforceability of documents governed by New York law and other relevant matters.

(f)                                    A legal opinion of Freshfields Bruckhaus Deringer LLP dated the MTN Closing Date as to matter of New York law as to true sale of the US Receivables to the US Master Purchaser and other relevant matters.

(g)                                 A legal opinion of Linklaters dated the MTN Closing Date as to matters of New York tax law in respect of the US Originators and US Master Purchaser in relation to the Transaction Documents to which they are a party and other relevant matters.

(h)                                 A legal opinion of Linklaters dated the MTN Closing Date as to matters of English law in respect of the due incorporation and corporate capacity of the English Originators, due execution and authorisation of the Transaction Documents to which they are a party and other relevant matters.

(i)                                     A legal opinion of Linklaters as to matters of Delaware law in respect of the due incorporation and corporate capacity of the US Originators, due execution and authorisation of the Transaction Documents to which they are a party and other relevant matters.

(j)                                     A legal opinion of Ogier & Le Masurier dated the MTN Closing Date as to matters of Jersey law in respect of the due incorporation and corporate capacity of the Initial Buhrmann Note Purchaser, due execution and authorisation of the Transaction Documents to which it is a party and other relevant matters.

(k)                                  A legal opinion of Ogier & Le Masurier dated the MTN Closing Date as to matters of Jersey law in respect of the due incorporation and corporate capacity of the MTN Issuer, due execution and authorisation of the Transaction Documents to which it is a party and other relevant matters.

(l)                                     A legal opinion of Arendt & Medernach dated the MTN Closing Date as to matters of Luxembourg law in respect of the due incorporation and corporate capacity of the European Receivables Warehouse Company, due execution and authorisation of the Transaction Documents to which it is a party and other relevant matters.

(m)                               A legal opinion of Beghin & Feder dated the MTN Closing Date as to matters of Luxembourg tax law as to the sale of the Dutch Receivables to the European Receivables Warehouse Company and other relevant matters.

(n)                                 A legal opinion of Pilsbury Winthrop as to the compliance by the US Originators, the Parent and the US Master Purchaser with the terms of its existing financing documents.

(o)                                 A legal opinion of Richards Layton & Finger dated the MTN Closing Date as to matters of Delaware State law in respect of the due incorporation and corporate capacity of the US Master Purchaser.

(p)                                 A legal opinion of Richards Layton & Finger dated the MTN Closing Date as to matters of Delaware State law in respect of insolvency matters of the US Master Purchaser.

General

(a)                                  Due execution and delivery of each of the Transaction Documents by the respective parties thereto, and all documentation to be delivered therewith.

(b)                                 A letter dated the MTN Closing Date from each of the Rating Agencies confirming that the existing ratings of P-1 from Moody’s and A-1+ from Standard & Poor’s in respect of the commercial paper of the CP Issuer will remain in effect after giving effect to the transactions contemplated by the Transaction Documents.

(c)                                  A letter from the auditors relating to the computer systems and dated the MTN Closing Date.

(d)                                 Payment in full of all fees of counsel to the Security Agent, the Jersey Company Liquidity Agent, the Jersey Company Overdraft Bank, the Jersey Company L/C Bank, the Jersey Company Cash Administrator, the Jersey Company Account Bank, Master Purchaser Account Banks, the European Receivables Warehouse Company Account Bank, the MTN Issuer Account Bank or Cash Manager.

(e)                                  MTN Programme initial conditions precedent set out in the MTN Programme Agreement.

EXECUTED and DELIVERED	)	KEES BANGMA
as a DEED by BUHRMANN N.V.	)
a company incorporated in The	)
Netherlands, by KEES BANGMA, being	)
a person who, in accordance with the laws	)
of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED	)	KEES BANGMA
as a DEED by BUHRMANN US INC.	)
a company incorporated in Delaware,	)
by KEES BANGMA , being a person who,	)
in accordance with the laws of that	)
State, is acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)	KEES BANGMA
as a DEED by BUHRMANN	)
STAFDIENSTEN B.V. a company	)
incorporated in The Netherlands,	)
by KEES BANGMA, being	)
a person who, in accordance with the laws	)
of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED	)	KEES BANGMA
as a DEED by BUHRMANN SILVER	)
US LLC a company incorporated in	)
Delaware, by KEES BANGMA, being	)
a person who, in accordance with the laws	)
of that State, is acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)	NICHOLAS DIBLEY
as a DEED by SILVER	)
SECURITISATION S.A.	)	FRANK WEIDEMANN
a company incorporated in The Netherlands	)
by NICHOLAS DIBLEY and	)
FRANK WEIDEMANN, being	)
a person who, in accordance with the laws	)
of that territory, is acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)	KEES BANGMA
as a DEED by BUHRMANN SILVER	)
S.A. a company incorporated in	)
Luxembourg, by KEES BANGMA , being	)
a person who, in accordance with the laws	)
of that territory, is acting under the authority	)
of the company	)

EXECUTED and DELIVERED as a	)	KEES BANGMA
DEED by BUHRMANN	)
EUROPCENTER N.V.	)
a company incorporated in Belgium,	)
by KEES BANGMA, being	)
a person who, in accordance with the	)
laws of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED as a	)	KEES BANGMA
DEED by KEES BANGMA	)
for and on behalf of Corporate Express	)
Office Products, Inc., as managing	)
member of BUHRMANN SILVER US	)
LLC a limited liability company formed	)
under the law of the State of Delaware	)

EXECUTED and DELIVERED as a DEED	)	KEES BANGMA
by BUHRMANN FINED B.V.,	)
a company incorporated in The Netherlands	)
by KEES BANGMA, being a person who,	)
in accordance with the laws of that territory,	)
is acting under the authority of the company	)

EXECUTED and DELIVERED	)	KEES BANGMA
as a DEED by BÜHRMANN-UBBENS	)
B.V. a company incorporated in the	)
Netherlands, by KEES BANGMA, being	)
a person who, in accordance with the laws	)
of that territory, is acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)	KEES BANGMA
as a DEED by PROOST EN BRANDT	)
B.V. a company incorporated in the	)
Netherlands, by KEES BANGMA, being	)
a person who, in accordance with the laws,	)
of that territory is acting under the authority	)
of the company	)

EXECUTED and DELIVERED as a	)	KEES BANGMA
DEED by KEES BANGMA	)
(as duly authorised attorney under a Power	)
of Attorney dated 15 July 2002)
for and on behalf of ROBERT HORNE	)
PAPER GROUP PLC	)

EXECUTED and DELIVERED as a	)	KEES BANGMA
DEED by KEES BANGMA	)
(as duly authorised attorney under a Power	)
of Attorney dated 15 July 2002)
for and on behalf of THE HOWARD	)
SMITH PAPER GROUP LIMITED	)

EXECUTED and DELIVERED as a	)	KEES BANGMA
DEED by KEES BANGMA	)
(as duly authorised attorney under a Power	)
of Attorney dated 15 July 2002)
and the Secretary for and on behalf of	)
THE M6 PAPER GROUP LIMITED	)

EXECUTED and DELIVERED as a	)	KEES BANGMA
DEED by KEES BANGMA	)
(as duly authorised attorney under a Power	)
of Attorney dated 12 July 2002)
and the Secretary for and on behalf of	)
CORPORATE EXPRESS OFFICE	)
PRODUCTS, INC.	)

EXECUTED and DELIVERED as a	)	KEES BANGMA
DEED by KEES BANGMA	)
(as duly authorised attorney under a Power	)
of Attorney dated 12 July 2002)
and the Secretary for and on behalf of	)
CORPORATE EXPRESS OF	)
TEXAS, INC.	)

EXECUTED and DELIVERED as a	)	L.S
DEED under the common seal of	)
DEUTSCHE TRUSTEE COMPANY	)
LIMITED in the presence of:	)
Director: RAFE MORTON	)
Associate Director: SUZIE SMITH	)

EXECUTED and DELIVERED	)	JAMIE PRATT
as a DEED by	)
DEUTSCHE BANK	)
AKTIENGESELLSCHAFT a company	)
incorporated in Germany by	)
JAMIE PRATT, being a	)
person who, in accordance with the laws of	)
that territory, is acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)	NICHOLAS DIBLEY
as a DEED by	)
DEUTSCHE BANK	)	FRANK WEIDEMANN
Amsterdam Branch by	)
NICHOLAS DIBLEY and	)
FRANK WEIDEMANN	)
person who is acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)	RAFE MORTON
as a DEED by	)
DEUTSCHE BANK AG LONDON	)	SUZIE SMITH
by RAFE MORTON	)
and SUZIE SMITH, being	)
persons who are acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)	RAFE MORTON
as a DEED by	)
DEUTSCHE BANK LUXEMBOURG	)	SUZIE SMITH
S.A. a company incorporated in	)
Luxembourg, by RAFE MORTON and	)
SUZIE SMITH ,being a	)
person who, in accordance with the laws	)
of that territory, is acting under the authority	)
of the company	)

EXECUTED and DELIVERED as a	)	NICHOLAS KERSHAW
DEED by RHEINGOLD NO.11)
LIMITED a company incorporated in	)
Jersey by NICHOLAS KERSHAW, being	)
a person who, in accordance with the laws	)
of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED as a	)	NICHOLAS KERSHAW
DEED by SILVER FUNDING	)
LIMITED a company incorporated in	)
Jersey by NICHOLAS KERSHAW, being	)
a person who, in accordance with the laws	)
of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED as a	)	NICHOLAS KERSHAW
DEED by RHEINGOLD	)
SECURITISATION LIMITED	)
a company incorporated in Jersey	)
by NICHOLAS KERSHAW, being	)
a person who, in accordance with the	)
laws of that territory, is acting under the	)
authority of the company	)

EXECUTED and DELIVERED as a	)	PHILIP GODLEY
DEED by DEUTSCHE	)
INTERNATIONAL CORPORATE	)	MARK RUMBOLD
SERVICES LIMITED a company	)
incorporated in Jersey by PHILIP GODLEY	)
MARK RUMBOLD, being	)
a person who, in accordance with the laws	)
of that territory, is acting under the authority	)
of the company	)

EXECUTED and DELIVERED	)
as a DEED by	)
PRICEWATERHOUSECOOPERS	)
by PETER BUCKLE, being	)
persons who are acting under the authority	)
of the limited liability partnership	)	PETER BUCKLE

For the purposes of Article 63, sub-paragraph 2 of Council Regulation (EC) No. 44/2001 of 22 December 2000 on Jurisdiction and the Recognition and Enforcement of Judgements in Civil and Commercial Matters, the undersigned hereby expressly and specifically accept the jurisdiction of the competent courts of England.

Buhrmann Silver S.A.

By	KEES BANGMA

Deutsche Bank Luxembourg S.A.

By	RAFE MORTON

CONTENTS

CLAUSE

1.	interpretation

2.	definitions

3.	AGREEMENT

4.	ADDITIONAL ORIGINATORS

5.	JURISDICTION

6.	FURTHER ASSURANCES

7.	NOTICES

8.	WAIVERS; REMEDIES CUMULATIVE

9.	MODIFICATION AND WAIVER

10.	ENTIRE AGREEMENT

11.	LIMITED RECOURSE AND NON PETITION

12.	CONDITIONS PRECEDENT

13.	MISCELLANEOUS PROVISIONS

14.	COUNTERPARTS

15.	GOVERNING LAW

16.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

17.	APPLICATION OF TRUSTEE ACTS

APPENDIX

Additional Originator Accession Agreement

SCHEDULE 1

Buhrmann Termination Events

SCHEDULE 2

Conditions Precedent